                                                                   EXHIBIT 10(a)

                                                                [CONFORMED COPY]

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                               CASE CORPORATION
                CASE CANADA CORPORATION/CORPORATION CASE CANADA
                       THE FOREIGN SUBSIDIARY BORROWERS

                           --------------------------

                                 $1,100,000,000
                    REVOLVING CREDIT AND GUARANTEE AGREEMENT

                          Dated as of August 23, 1996



                           --------------------------


                               THE CO-AGENTS AND
                          LEAD MANAGERS NAMED HEREIN,

                           THE CHASE MANHATTAN BANK,
                        as General Administrative Agent

                                      and

                           THE BANK OF NOVA SCOTIA,
                       as Canadian Administrative Agent

================================================================================

                               TABLE OF CONTENTS

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SECTION 1.   DEFINITIONS.....................................................  1

     1.1     Defined Terms...................................................  1
     1.2     Other Definitional Provisions................................... 34

SECTION 2.   AMOUNT AND TERMS OF U.S. REVOLVING CREDIT COMMITMENTS........... 34

     2.1     U.S. Revolving Credit Commitments............................... 34
     2.2     Repayment of U.S. Revolving Credit Loans; Evidence of Debt...... 35
     2.3     Procedure for U.S. Revolving Credit Borrowing................... 36
     2.4     Termination or Reduction of U.S. Revolving Credit Commitments... 36
     2.5     Borrowings of U.S. Revolving Credit Loans and Refunding of
              Loans........................................................... 7

SECTION 3.   AMOUNT AND TERMS OF SWING LINE COMMITMENTS...................... 40

     3.1     Swing Line Commitments.......................................... 40
     3.2     Procedure for Swing Line Borrowings; Interest Rate.............. 40
     3.3     Repayment of Swing Line Loans; Evidence of Debt................. 40
     3.4     Refunding of Swing Line Borrowings.............................. 41
     3.5     Participating Interests......................................... 42
     3.6     No Swing Line Loans After Notice of Default..................... 43

SECTION 4.   AMOUNT AND TERMS OF CAF ADVANCES................................ 43

     4.1     CAF Advances.................................................... 43
     4.2     Procedure for CAF Advance Borrowing............................. 43
     4.3     CAF Advance Payments............................................ 46
     4.4     Evidence of Debt................................................ 47
     4.5     Certain Restrictions............................................ 47

SECTION 5.   AMOUNT AND TERMS OF THE CANADIAN COMMITMENTS.................... 47

     5.1     Canadian Revolving Credit Commitments........................... 47
     5.2     Repayment of Canadian Revolving Credit Loans; Evidence of Debt.. 48
     5.3     Procedure for Canadian Revolving Credit Borrowing............... 49
     5.4     Termination or Reduction of Canadian Revolving
              Credit Commitments............................................. 49

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SECTION 6.   AMOUNT AND TERMS OF CANADIAN
             ACCEPTANCE FACILITY............................................. 50

     6.1     Acceptance Commitments.......................................... 50
     6.2     Creation of Acceptances......................................... 50
     6.3     Discount of Acceptances......................................... 51
     6.4     Stamping Fees................................................... 52
     6.5     Acceptance Reimbursement Obligations............................ 52
     6.6     Converting Canadian Revolving Credit Loans
              to Acceptances and Acceptances to
              Canadian Revolving Credit Loans................................ 54
     6.7     Acceptances to be Supplemented by Canadian
              Revolving Credit Loans in order to
              be Created Ratably............................................. 54
     6.8     Special Provisions Relating to Acceptance Notes................. 55

SECTION 7.   AMOUNT AND TERMS OF MULTICURRENCY
             COMMITMENT...................................................... 56

     7.1     Multicurrency Commitments....................................... 56
     7.2     Repayment of Multicurrency Loans;
               Evidence of Debt.............................................. 56
     7.3     Procedure for Multicurrency Borrowing........................... 57
     7.4     Termination or Reduction of Multicurrency
              Commitments.................................................... 57

SECTION 8.   ALTERNATE CURRENCY FACILITIES................................... 58


     8.1     Terms of Alternate Currency Facilities.......................... 58
     8.2     Reporting of Alternate Currency Outstandings.................... 59

SECTION 9.   GENERAL PROVISIONS APPLICABLE TO LOANS.......................... 60

     9.1     Interest Rates and Payment Dates................................ 60
     9.2     Conversion and Continuation Options............................. 61
     9.3     Minimum Amounts of Tranches..................................... 62
     9.4     Optional and Mandatory Prepayments.............................. 62
     9.5     Facility Fees; Other Fees....................................... 65
     9.6     Computation of Interest and Fees................................ 66
     9.7     Inability to Determine Interest Rate............................ 67
     9.8     Pro Rata Treatment and Payments................................. 68
     9.9     Illegality...................................................... 70
     9.10    Requirements of Law............................................. 71
     9.11    Taxes........................................................... 72
     9.12    Indemnity....................................................... 74


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
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     9.13    Change of Lending Office........................................ 75
     9.14    Substitution of Lender.......................................... 75
     9.15    Use of Proceeds................................................. 76

SECTION 10.  REPRESENTATIONS AND WARRANTIES.................................. 76

     10.1    Financial Condition............................................. 76
     10.2    No Change....................................................... 77
     10.3    Corporate Existence; Compliance with Law........................ 77
     10.4    Corporate Power; Authorization;
              Enforceable Obligations........................................ 77
     10.5    No Legal Bar.................................................... 77
     10.6    No Material Litigation.......................................... 78
     10.7    No Default...................................................... 78
     10.8    Taxes........................................................... 78
     10.9    Federal Regulations............................................. 78
     10.10   ERISA........................................................... 78
     10.11   Investment Company Act; Other Regulations....................... 79
     10.12   Environmental Matters........................................... 79

SECTION 11.  CONDITIONS PRECEDENT............................................ 80

     11.1    Conditions to Effectiveness of this Agreement................... 80
     11.2    Conditions to Each Extension of Credit.......................... 81

SECTION 12.  AFFIRMATIVE COVENANTS........................................... 82

     12.1    Financial Statements............................................ 82
     12.2    Certificates; Other Information................................. 83
     12.3    Payment of Obligations.......................................... 83
     12.4    Conduct of Business and Maintenance of Existence................ 84
     12.5    Maintenance of Property; Insurance.............................. 84
     12.6    Inspection of Property; Books and
              Records; Discussions........................................... 84
     12.7    Notices......................................................... 84
     12.8    Environmental Laws.............................................. 85
     12.9    Foreign Subsidiary Opinions..................................... 85

SECTION 13.  NEGATIVE COVENANTS.............................................. 85


     13.1    Financial Condition Covenants................................... 85
     13.2    Restrictions on Secured Funded Debt............................. 86
     13.3    Limitation on Sales and Leasebacks.............................. 88
     13.4    Restrictions on Funded Debt of Certain
              Restricted Subsidiaries........................................ 89


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                                                                           ----
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      13.5  Ownership of Case Credit......................................  89
      13.6  Limitation on Fundamental Changes.............................  89

SECTION 14.  GUARANTEE....................................................  90

      14.1  Guarantee.....................................................  90
      14.2  Right of Set-off..............................................  90
      14.3  No Subrogation................................................  91
      14.4  Amendments, etc. with respect to the Obligations;
              Waiver of Rights............................................  91
      14.5  Guarantee Absolute and Unconditional..........................  92
      14.6  Reinstatement.................................................  93
      14.7  Payments......................................................  93

SECTION 15.  EVENTS OF DEFAULT............................................  93

SECTION 16.  THE ADMINISTRATIVE AGENTS; THE CO-AGENTS
             AND LEAD MANAGERS; THE SWING LINE LENDERS....................  96

      16.1   Appointment..................................................  96
      16.2   Delegation of Duties.........................................  97
      16.3   Exculpatory Provisions.......................................  97
      16.4   Reliance by Administrative Agent.............................  97
      16.5   Notice of Default............................................  98
      16.6   Non-Reliance on Administrative Agents and Other Lender.......  98
      16.7   Indemnification..............................................  99
      16.8   Administrative Agents in their Individual Capacity...........  99
      16.9   Successor Administrative Agents..............................  99
      16.10  The Co-Agents and Lead Managers.............................. 100
      16.11  Swing Line Lenders........................................... 100

SECTION 17.  MISCELLANEOUS................................................ 100

      17.1   Amendments and Waivers....................................... 100
      17.2   Notices...................................................... 102
      17.3   No Waiver; Cumulative Remedies............................... 104
      17.4   Survival of Representations and Warranties................... 104
      17.5   Payment of Expenses and Taxes................................ 104
      17.6   Successors and Assigns; Participations and Assignments....... 105
      17.7   Adjustments; Set-Off......................................... 109
      17.8   Loan Conversion/Participations............................... 109
      17.9   Counterparts................................................. 111
      17.10  Severability................................................. 111

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      17.11  Integration.................................................. 111
      17.12  GOVERNING LAW................................................ 111
      17.13  Submission To Jurisdiction; Waivers.......................... 112
      17.14  Acknowledgements............................................. 112
      17.15  WAIVERS OF JURY TRIAL........................................ 113
      17.16  Power of Attorney............................................ 113
      17.17  Existing Credit Agreement.................................... 113
      17.18  Judgment..................................................... 113

ANNEXES:

    A        Refunding Mechanics

SCHEDULES:

    I        Commitments; Addresses
    II       Foreign Subsidiary Borrowers
    III      Administrative Schedule
    10.4     Consents

EXHIBITS:

    A        Form of U.S. Revolving Credit Note
    B        Form of Canadian Revolving Credit Note
    C        Form of Draft
    D        Form of Power of Attorney
    E        Form of Acceptance Note
    F        Form of CAF Advance Request
    G        Form of CAF Advance Offer
    H        Form of CAF Advance Confirmation
    I        Form of Joinder Agreement
    J        Form of Alternate Currency Facility Addendum
    K        Form of Assignment and Acceptance
    L        Form of Opinion of Richard S. Brennan, Esq.
    M        Form of Opinion of Fraser & Beatty
    N        Form of Opinion of Mayer, Brown & Platt
    O        Matters to be Covered by Foreign Subsidiary Opinion

          REVOLVING CREDIT AND GUARANTEE AGREEMENT, dated as of August 23, 1996, among CASE CORPORATION, a Delaware corporation (the "U.S. Borrower"), CASE CANADA CORPORATION/CORPORATION CASE CANADA, a company organized under the laws of the province of Ontario, Canada (the "Canadian Borrower"), each FOREIGN SUBSIDIARY BORROWER (as hereinafter defined) (together with the U.S. Borrower and the Canadian Borrower, the "Borrowers"), the Co-Agents named on the signature pages hereof (the "Co-Agents"), the Lead Managers named on the signature pages hereof (the "Lead Managers"), the several banks and other financial institutions from time to time parties hereto (the "Lenders") and THE BANK OF NOVA SCOTIA, a Canadian chartered bank (as hereinafter defined, the "Canadian Administrative Agent") and THE CHASE MANHATTAN BANK, a New York banking corporation (as hereinafter defined, the "General Administrative Agent"), as administrative agents for the Lenders hereunder.


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, the U.S. Borrower and the Canadian Borrower are parties to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of September 15, 1995, as amended (the "Existing Credit Agreement") with the several banks and other financial institutions party thereto (the "Existing Lenders"), the Co-Agents named therein and Royal Bank of Canada and The Chase Manhattan Bank (f/k/a Chemical Bank), as the administrative agents for the Existing Lenders; and

          WHEREAS, in accordance with subsection 17.17, the Existing Credit Agreement shall terminate on the Effective Date (as hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


          SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR Loans": U.S. Revolving Credit Loans or Swing Line Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

          "Acceptance Note":  as defined in subsection 6.8(b).

          "Acceptance Purchase Price": in respect of an Acceptance of a specified maturity, the result (rounded to the nearest whole cent, and with one-half cent being rounded up) obtained by dividing the face amount of such Acceptance by the sum of (a) one and (b) the product of (i) the Reference Discount Rate for Acceptances of the same maturity expressed as a decimal and (ii) a fraction, the numerator of which is the term to maturity of such Acceptance and the denominator of which is equal to 365.

          "Acceptance Reimbursement Obligations": the obligation of the Canadian Borrower to the Canadian Lenders (a) to reimburse the Canadian Lenders for maturing Acceptances pursuant to subsection 6.5 and (b) to make payments in respect of the Acceptance Notes in accordance with the terms thereof.

          "Acceptance Tranches": the collective reference to Acceptances all of which were created on the same date and have the same maturity date.

          "Acceptances": a Draft drawn by the Canadian Borrower and accepted by a Canadian Lender which is (a) denominated in Canadian Dollars, (b) for a term of not less than 30 days nor more than 180 days and which matures prior to the Revolving Credit Termination Date and (c) issuable and payable only in Canada; provided that (i) to the extent the context shall require, each Acceptance Note shall be deemed to be an Acceptance and (ii) each Existing Acceptance shall be deemed to be an Acceptance outstanding under this Agreement to the extent provided in Annex A.

          "Acceptances to be Converted":  as defined in subsection 17.8(a).

          "Additional Amounts":  as defined in subsection 9.11(a).

          "Adjusted Aggregate Committed Outstandings": with respect to each Lender, the Aggregate Committed Outstandings of such Lender, plus the amount of any participating interests purchased by such Lender pursuant to subsection 17.8, minus the amount of any participating interests sold by such Lender pursuant to subsection 17.8.

          "Adjusted Consolidated Net Worth": as at any date of determination thereof, Consolidated Net Worth; provided, that any unusual non-cash charges incurred by the U.S. Borrower and its Consolidated Subsidiaries after June 30, 1996 shall not reduce Adjusted Consolidated Net Worth whether or not such charges would otherwise be deducted in accordance with GAAP.

          "Administrative Agents": the collective reference to the General Administrative Agent and the Canadian Administrative Agent.

          "Administrative Schedule": Schedule III, which contains interest rate definitions and administrative information in respect of each Available Foreign Currency.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities or other equity interests having ordinary voting power for the election of directors or other governing bodies of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Alternate Currency Outstandings": as at any date of determination with respect to any U.S. Lender, an amount in the applicable Alternate Currencies equal to the aggregate unpaid principal amount of such U.S. Lender's Alternate Currency Loans.

          "Aggregate Available Canadian Revolving Credit Commitments": as at any date of determination with respect to all Canadian Lenders, an amount in Canadian Dollars equal to the Available Canadian Revolving Credit Commitments of all Canadian Lenders on such date.

          "Aggregate Available Multicurrency Commitments": as at any date of determination with respect to all Multicurrency Lenders, an amount in U.S. Dollars equal to the Available Multicurrency Commitments of all Multicurrency Lenders on such date.

          "Aggregate Available U.S. Revolving Credit Commitments": as at any date of determination with respect to all U.S. Lenders, an amount in U.S. Dollars equal to the Available U.S. Revolving Credit Commitments of all U.S. Lenders on such date.

          "Aggregate Canadian Revolving Credit Outstandings": as at any date of determination with respect to any Canadian Lender, an amount in Canadian Dollars equal to the sum of the following, without duplication: (a) the aggregate unpaid principal amount of such Canadian Lender's Canadian Revolving Credit Loans on such date, (b) the aggregate undiscounted face amount of all outstanding Acceptances of such Canadian Lender on such date and (c) the aggregate unpaid principal amount of such Canadian Lender's Acceptance Notes on such date.

          "Aggregate Committed Outstandings": as at any date of determination with respect to any Lender, an amount in U.S. Dollars equal to the sum of
     (a) the Aggregate U.S. Revolving Credit Outstandings of such Lender, (b) the U.S. Dollar Equivalent of the aggregate unpaid principal amount of the Canadian Revolving Credit Loans of such Lender and such Lender's Counterpart Lender, (c) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Lender and (d) the U.S. Dollar Equivalent of the Aggregate Alternate Currency Outstandings of such Lender.

          "Aggregate Multicurrency Outstandings": as at any date of determination with respect to any U.S. Lender, an amount in the applicable Available Foreign Currencies equal to the aggregate unpaid principal amount of such U.S. Lender's Multicurrency Loans.

          "Aggregate Total Outstandings": as at any date of determination with respect to any Lender, an amount in U.S. Dollars equal to the sum of (a) the Aggregate U.S. Outstandings of such Lender, (b) the U.S. Dollar Equivalent of the Aggregate Canadian Revolving Credit Outstandings of such Lender and such Lender's Counterpart Lender, (c) the U.S. Dollar Equivalent of the Aggregate Multicurrency

     Outstandings of such Lender and (d) the U.S. Dollar Equivalent of the Aggregate Alternate Currency Outstandings of such Lender.

          "Aggregate U.S. Outstandings": as at any date of determination with respect to any U.S. Lender, an amount in U.S. Dollars equal to the sum of
     (a) the Aggregate U.S. Revolving Credit Outstandings of such Lender on such date and (b) the aggregate unpaid principal amount of such U.S. Lender's CAF Advances on such date.

          "Aggregate U.S. Revolving Credit Commitments": the aggregate amount of the U.S. Revolving Credit Commitments of all the Lenders.

          "Aggregate U.S. Revolving Credit Outstandings": as at any date of determination with respect to any U.S. Lender, an amount in U.S. Dollars equal to the sum of (a) the aggregate unpaid principal amount of such U.S. Lender's U.S. Revolving Credit Loans on such date and (b) such U.S. Lender's Swing Line Participation Percentage of the aggregate unpaid principal amount of all Swing Line Loans on such date.

          "Agreement": this Revolving Credit and Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Agreement Currency":  as defined in subsection 17.18(b).

          "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of:

               (a)  the U.S. Prime Rate in effect on such day;

               (b)  the Base CD Rate in effect on such day plus 1%; and

               (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

          For purposes of this definition, the following terms have the following meanings:

               "Base CD Rate": the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate.

               "CD Assessment Rate": for any day as applied to any calculation of the Base CD Rate, the annual assessment rate (rounded upwards, if necessary, to the next 1/100 of 1%) in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

               "CD Reserve Percentage": for any day as applied to any calculation of the Base CD Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

               "Federal Funds Effective Rate": for any day, the weighted average of the rates per annum on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the General Administrative Agent from three federal funds brokers of recognized standing selected by it.

               "Three-Month Secondary CD Rate": for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate is not so reported, the average (rounded upwards to the nearest 1/100 of 1%) of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day or next preceding Business Day by the General Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

               "U.S. Prime Rate": the rate of interest per annum publicly announced from time to time by the General Administrative Agent as its prime rate in effect at its principal office in New York City. The U.S. Prime Rate is not intended to be the lowest rate of interest charged by the General Administrative Agent in connection with extensions of credit to debtors.

     If for any reason the General Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Base CD Rate for any reason, including the inability or failure of the General Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c) above, or both, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the U.S. Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the U.S. Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Alternate Currency": Australian Dollars, Italian Lira, Belgian Francs, Spanish Pesetas and any other available and freely convertible non-U.S. Dollar currency selected by an Alternate Currency Borrower and approved by the General Administrative Agent.

          "Alternate Currency Borrower": each Subsidiary of the U.S. Borrower organized under the laws of a jurisdiction outside the United States that the U.S. Borrower designates as an "Alternate Currency Borrower" in an Alternate Currency Facility Addendum, it being understood that no Subsidiary of Case Credit shall be an Alternate Currency Borrower.

          "Alternate Currency Facility": any Qualified Credit Facility that the U.S. Borrower designates as an "Alternate Currency Facility" pursuant to an Alternate Currency Facility Addendum.

          "Alternate Currency Facility Addendum": an Alternate Currency Facility Addendum received by the General Administrative Agent, substantially in the form of Exhibit J, and conforming to the requirements of Section 8.

          "Alternate Currency Facility Agent": with respect to each Alternate Currency Facility, the Alternate Currency Lender acting as agent for the Alternate Currency Lenders parties thereto (and, in the case of any Alternate Currency Facility to which only one Lender is a party, such Lender).

          "Alternate Currency Facility Maximum Borrowing Amount": as defined in subsection 8.1(b).

          "Alternate Currency Lender": any Lender (or, if applicable, any affiliate, branch or agency thereof) party to an Alternate Currency Facility.

          "Alternate Currency Lender Maximum Borrowing Amount": as defined in subsection 8.1(b).

          "Alternate Currency Loan": any loan made pursuant to an Alternate Currency Facility.

          "Applicable Margin": for each Type of Loan the rate per annum, determined from time to time based upon the Ratings in effect by two then nationally recognized rating agencies selected by the U.S. Borrower (at least one of which shall be Moody's or S&P), set forth under the relevant column heading below opposite such Ratings:

                                       Applicable Margin
          Ratings                       (in percentages)
          -------              -----------------------------------
                                 Multicurrency
                                   Loans and        ABR Loans and
       S&P/Moody's*            Eurodollar Loans   Prime Rate Loans
       ------------            -----------------  -----------------

       A/A2                          0.155%             0.00%
       A-/A3                         0.170%             0.00%
       BBB+/Baa1                     0.200%             0.00%
       BBB/Baa2                      0.250%             0.00%
       BBB-/Baa3                     0.275%             0.00%
       BB+/Ba1                       0.425%             0.00%
       BB/Ba2 (or lower)             0.575%             0.00%

     ; provided that in the event that the Ratings of such then nationally recognized rating agencies do not coincide, the Applicable Margin set forth opposite the higher of such Ratings will apply; provided, further that, if at any time an event occurs which results in there being no Ratings or only one Rating in effect, not later than 30 days after the date on which such event occurs (if only one Rating or no Rating remains in effect), a new Applicable Margin will be determined in a manner to be mutually agreed upon by the General Administrative Agent and the U.S. Borrower and consented to by the Lenders, and until such new Applicable Margin shall be so agreed upon, the Applicable Margin will be deemed to be the Applicable Margin in effect immediately prior to the date on which such event occurs.

          "Assignee":  as defined in subsection 17.6(c).

          "Attributable Debt": as to any particular lease under which either the U.S. Borrower or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (excluding any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such determination date (such discount to be determined as set forth in the Indenture). The net total obligations of the lessee for


---------------
* With respect to any nationally recognized rating agency other than Moody's and S&P, such rating agency's Ratings which the U.S. Borrower and the General Administrative Agent agree are the equivalent of the Ratings of S&P and Moody's set forth in this column.

     rental payments under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation). If any lease is terminable by the lessee upon the payment of a penalty and under the terms of the lease the termination right is not exercisable until after the determination date and the amount of such penalty discounted to the determination date as provided above is less than the net amount of rentals payable after the time as of which such termination could occur (the "termination time") discounted to the determination date as provided above, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the termination time in calculating the Attributable Debt for such lease. If any lease is terminable by the lessee upon the payment of a penalty and such termination right is exercisable on the determination date and the amount of the net rentals payable under such lease after the determination date discounted to the determination date as provided above is greater than the amount of such penalty, the "Attributable Debt" for such lease as of such determination date shall be equal to the amount of such penalty.

          "Available Canadian Revolving Credit Commitment": as at any date of determination with respect to any Canadian Lender (after giving effect to the making and payment of any U.S. Revolving Credit Loans required to be made on such date pursuant to subsection 2.5), an amount in Canadian Dollars equal to the excess, if any, of (a) the amount of such Canadian Lender's Canadian Revolving Credit Commitment in effect on such date over
     (b) the sum of (i) the Aggregate Canadian Revolving Credit Outstandings of such Canadian Lender on such date, (ii) the Canadian Dollar Equivalent of the Aggregate U.S. Revolving Credit Outstandings of such Canadian Lender's Counterpart Lender on such date, (iii) the Canadian Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Canadian Lender's Counterpart Lender on such date and (iv) the Canadian Dollar Equivalent of the Aggregate Alternate Currency Outstandings of such Canadian Lender's Counterpart Lender on such date.

          "Available Foreign Currencies": Deutsche Marks, Pounds Sterling, French Francs, and any other available and freely-convertible non-U.S. Dollar currency selected by the U.S. Borrower and approved by the General Administrative Agent and the Majority Multicurrency Lenders in the manner described in subsection 17.1(b).

          "Available Multicurrency Commitment": as at any date of determination with respect to any Multicurrency Lender (after giving effect to the making and payment of any U.S. Revolving Credit Loans required to be made on such date pursuant to subsection 2.5), an amount in U.S. Dollars equal to the lesser of (a) the excess, if any, of (i) the amount of such Multicurrency Lender's Multicurrency Commitment in effect on such date over (ii) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Multicurrency Lender on such date and (b) the excess, if any, of (i) the amount of such U.S. Lender's U.S. Revolving Credit Commitment in effect on such date over (ii) the Aggregate Committed Outstandings of such U.S. Lender on such date.

          "Available Swing Line Participation Commitment": as at any date of determination with respect to any U.S. Lender, an amount in U.S. Dollars equal to the excess, if any, of (a) the amount of such U.S. Lender's U.S. Revolving Credit Commitment in effect on such date, over (b) the sum of (i) the aggregate unpaid principal amount of such U.S. Lender's U.S. Revolving Credit Loans on such date, (ii) the U.S. Dollar Equivalent of the Aggregate Canadian Revolving Credit Outstandings of the Counterpart Lender of such U.S. Lender on such date, (iii) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such U.S. Lender on such date and (iv) the U.S. Dollar Equivalent of the Aggregate Alternate Currency Outstandings of such U.S. Lender on such date.

          "Available U.S. Revolving Credit Commitment": as at any date of determination with respect to any U.S. Lender (after giving effect to the making and payment of any U.S. Revolving Credit Loans required to be made on such date pursuant to subsection 2.5), an amount in U.S. Dollars equal to the excess, if any, of (a) the amount of such U.S. Lender's U.S. Revolving Credit Commitment in effect on such date over (b) the Aggregate Committed Outstandings of such U.S. Lender on such date.

          "Bank Act (Canada)": the Bank Act (Canada), as amended from time to time.

          "Bank of America": Bank of America National Trust and Savings Association.

          "Benefitted Lender":  as defined in subsection 17.7.

          "Board": the Board of Governors of the Federal Reserve System (or any successor thereto).

          "Borrowers":  as defined in the preamble hereto.

          "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 3.2, 4.2, 5.3 or 7.3 as a date on which a Borrower requests the Lenders to make Loans hereunder or, with respect to a Request for Acceptances, the date with respect to which the Canadian Borrower has requested the Canadian Lenders to accept Drafts or, with respect to Alternate Currency Loans, the date on which an Alternate Currency Borrower requests Alternate Currency Lenders to make Alternate Currency Loans to such Alternate Currency Borrower pursuant to the Alternate Currency Facility to which such Alternate Currency Borrower and Alternate Currency Lenders are parties.

          "Business":  as defined in subsection 10.12(a).

          "Business Day": (a) when such term is used in respect of a day on which a Loan in an Available Foreign Currency or Alternate Currency is to be made, a payment is to be made in respect of such Loan, an Exchange Rate is to be set in respect of such Available Foreign Currency or Alternate Currency or any other dealing in such Available Foreign Currency or Alternate Currency is to be carried out pursuant to this Agreement, such term shall mean a London Banking Day which is also a day on which banks are open for general banking business in the city which is the principal financial center of the country of issuance of such Available Foreign Currency or Alternate Currency, (b) when such term is used in respect of a day on which a Loan in Canadian Dollars is to be made or an Acceptance is to be created, a payment is to be made in respect of such Loan or Acceptance, an Exchange Rate is to be set in respect of Canadian Dollars or any other dealing in Canadian Dollars is to be carried out pursuant to this Agreement, such term shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Calgary, Alberta or Toronto, Ontario are authorized or required by law to close, (c) when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a LIBO Rate CAF Advance, such day shall be a London Banking Day and (d) when such term is used in any context in this Agreement (including as described in the foregoing clauses (a), (b) and (c)), such term shall mean a day which, in addition to complying with any applicable requirements set forth in the foregoing clauses (a), (b) and
     (c), is a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "CAF Advance":  each CAF Advance made pursuant to subsection 4.1.

          "CAF Advance Availability Period": the period from and including the Effective Date to and including the date which is 7 days prior to the Revolving Credit Termination Date.

          "CAF Advance Confirmation": each confirmation by the U.S. Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit H and shall be delivered to the General Administrative Agent by facsimile transmission.

          "CAF Advance Interest Payment Date": as to each CAF Advance, each interest payment date specified by the U.S. Borrower for such CAF Advance in the related CAF Advance Request.

          "CAF Advance Maturity Date": as to any CAF Advance, the date specified by the U.S. Borrower pursuant to paragraph 4.2(d)(ii) in its acceptance of the related CAF Advance Offer.

          "CAF Advance Offer": each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit G and shall be delivered to the General Administrative Agent by telephone, immediately confirmed by facsimile transmission.

          "CAF Advance Request": each request by the U.S. Borrower for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit F and shall be delivered to the General Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

          "Canadian Administrative Agent": The Bank of Nova Scotia, together with its affiliates, as administrative agent for the Canadian Lenders under this Agreement and the other Loan Documents, and any successor thereto appointed pursuant to subsection 16.9.

          "Canadian Borrower": as defined in the preamble hereto.

          "Canadian Dollars" and "C$": dollars in the lawful currency of Canada.

          "Canadian Dollar Equivalent": with respect to an amount denominated in any currency other than Canadian Dollars, the equivalent in Canadian Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent.

          "Canadian Lenders": the Lenders listed in Part B of Schedule I hereto.

          "Canadian Reference Lenders": the collective reference to the Schedule I Canadian Reference Lenders and the Schedule II Canadian Reference Lenders.

          "Canadian Revolving Credit Commitment": as to any Canadian Lender at any time, its obligation to make Canadian Revolving Credit Loans to, and/or create Acceptances and discount on behalf of (or, in lieu thereof, to make loans pursuant to the Acceptance Notes to), the Canadian Borrower, in an aggregate amount not to exceed at any one time outstanding the Canadian Dollar Equivalent of the U.S. Dollar amount set forth opposite such Canadian Lender's name in Schedule I under the heading "Canadian Revolving Credit Commitment", as such amount may be reduced from time to time as provided in subsection 5.4 and the other applicable provisions hereof.

          "Canadian Revolving Credit Commitment Percentage": as to any Canadian Lender at any time, the percentage which such Canadian Lender's Canadian Revolving Credit Commitment then constitutes of the aggregate Canadian Revolving Credit Commitments (or, if the Canadian Revolving Credit Commitments have terminated or expired, the percentage which (a) the Aggregate Canadian Revolving Credit Outstandings of such Canadian Lender at such time constitutes of (b) the Aggregate Canadian Revolving Credit Outstandings of all Canadian Lenders at such time).

          "Canadian Revolving Credit Loan": as defined in subsection 5.1.

          "Canadian Revolving Credit Note": as defined in subsection 5.2(e).

          "Capital Lease Obligations": of the U.S. Borrower or any Restricted Subsidiary, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real property, the term of which extends beyond 12 months, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles (including Statement No. 13 of Financial Accounting Standards Board) and, for the purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles (including such Statement No. 13).

          "Case Credit": Case Credit Corporation, a Delaware corporation.

          "CDC": Consolidated Diesel Company, a North Carolina general partnership.

          "CDOR Rate": that annual rate of interest equal to the average "BA 1 Month" interest rates for Canadian Dollar denominated bankers' acceptances displayed and identified as such on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 A.M. Toronto, Ontario local time on any particular day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Administrative Agent after 10:00 A.M. Toronto, Ontario local time to reflect any error in a posted rate of interest or in the posted average annual rate of interest). If such rates are not available on the Reuters Screen CDOR Page on any particular day, then the CDOR Rate on that day shall be calculated as the arithmetic mean of the 30 day rates applicable to Canadian Dollar denominated banker's acceptances quoted by four major Canadian Schedule I chartered banks as of 10:00 A.M. Toronto, Ontario local time on such day, or if such day is not a Business Day, then on the immediately preceding Business Day. The four major Canadian Schedule I chartered banks shall, unless the Canadian Borrower and the Canadian Administrative Agent otherwise agree, be The Toronto-Dominion Bank, The Bank of Nova Scotia, Royal Bank of Canada and Canadian Imperial Bank of Commerce.

          "Chase": The Chase Manhattan Bank, a New York banking corporation.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Commitments": the collective reference to the U.S. Revolving Credit Commitments, the Canadian Revolving Credit Commitments and the Multicurrency Commitments.

          "Committed Outstandings Percentage": on any date with respect to any Lender, the percentage which the Adjusted Aggregate Committed Outstandings of such Lender constitutes of the Adjusted Aggregate Committed Outstandings of all Lenders.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the U.S. Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the U.S. Borrower and which is treated as a single employer under Section 414 of the Code.

          "Consolidated Industrial Tangible Assets": at any date, the total assets appearing on the most recent industrial consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries (other than Credit Subsidiaries) as at the end of the fiscal quarter of the U.S. Borrower ending not more than 135 days prior to such date, prepared in accordance with GAAP, less Intangible Assets.

          "Consolidated Net Tangible Assets": at any date, the total assets appearing on the most recent consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries as at the end of the fiscal quarter of the U.S. Borrower ending not more than 135 days prior to such date, prepared in accordance with GAAP less (a) all current liabilities (due within one year) as shown on such balance sheet, (b) applicable reserves, (c) investments in and advances to Unrestricted Subsidiaries that are consolidated on the consolidated balance sheet of the U.S. Borrower and its Subsidiaries, and (d) Intangible Assets and liabilities relating thereto.

          "Consolidated Net Worth": as at any date of determination with respect to the U.S. Borrower, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the U.S. Borrower as at such date, plus any amounts included on such consolidated balance sheet in respect of any preferred stock of the U.S. Borrower and any Preferred Securities outstanding from time to time (except to the extent that any such preferred stock is mandatorily redeemable at the option of the holder thereof or upon the happening of any contingency on or prior to the Revolving Credit Termination Date).

          "Consolidated Subsidiary": (a) with respect to the U.S. Borrower, any Subsidiary of the U.S. Borrower which in accordance with GAAP would be consolidated in the financial statements of the U.S. Borrower, with Case Credit and its Subsidiaries consolidated in the financial statements of the U.S. Borrower on an equity basis and (b) with respect to the Canadian Borrower, any Subsidiary of the Canadian Borrower which in accordance with generally accepted Canadian accounting principles in effect on the date hereof would be consolidated in the financial statements of the Canadian Borrower.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Conversion Date": any date on which either (a) an Event of Default under Section 15(f) has occurred or (b) the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Section 15.

          "Conversion Sharing Percentage": on any date with respect to any Lender and any Loans or Acceptances, as the case may be, of such Lender outstanding in any currency other than U.S. Dollars, the percentage of such Loans or Acceptances, as the case may be, such that, after giving effect to the conversion of such Loans or Acceptances, as the case may be, to U.S. Dollars and the purchase and sale by such Lender of participating interests as contemplated by subsection 17.8, the Committed Outstandings Percentage of such Lender will equal such Lender's U.S. Revolving Credit Commitment Percentage on such date (calculated immediately prior to giving effect to any termination or expiration of the U.S. Revolving Credit Commitments on the Conversion Date).

          "Converted Acceptances: as defined in subsection 17.8(a).

          "Converted Loans: as defined in subsection 17.8(a).

          "Counterpart Lender": (a) as to any U.S. Lender, the Canadian Lender (if any) set forth opposite such U.S. Lender's name in Schedule I under the heading "Counterpart Lender" and (b) as to any Canadian Lender, the U.S. Lender set forth opposite such Canadian Lender's name in Schedule I under the heading "Counterpart Lender".

          "Credit Card Program": the private label credit card program sponsored by Case Credit that is funded and serviced by NationsBank of Delaware, N.A., pursuant to which Case Credit provides full recourse via a letter of credit issued for the benefit of, or otherwise guarantees, NationsBank of Delaware, N.A. for unpaid amounts owing by the cardholders thereunder.

          "Credit Subsidiary": Case Credit and its Subsidiaries and any other Subsidiary (which shall include, without limitation, any Securitization Subsidiary) the principal business of which consists of financing or assisting in financing (a) the U.S. Borrower's dealers or distributors or
     (b) the acquisition or disposition of products, directly or indirectly, by dealers, distributors or retail customers; provided, however, that Credit Subsidiaries shall not include Case Wholesale Receivables Inc. and its successors or assigns and any other Securitization Subsidiary that is a direct or indirect Subsidiary of the U.S. Borrower and not of Case Credit Corporation.

          "CSI": Chase Securities Inc.

          "Debt": as at any date of determination with respect to the U.S. Borrower and its Consolidated Subsidiaries, an amount equal to the excess of (a) the sum (without duplication) of (i) all Indebtedness (other than Indebtedness referred to in clauses (e) through (h) of the definition thereof) of the U.S. Borrower and its Consolidated Subsidiaries which in accordance with GAAP would be included as a liability on a consolidated balance sheet (excluding the notes thereto) of the U.S. Borrower and its Consolidated Subsidiaries as at such date, including, without limitation, the Aggregate Total Outstandings of all Lenders, and the aggregate principal amount of all Senior Notes, in each case, as at such date, (ii) all Guarantee Obligations of the U.S. Borrower and its Consolidated Subsidiaries in respect of Indebtedness (other than Indebtedness referred to in clauses (e) through (h) of the definition thereof) as at such date and (iii) all obligations of the U.S. Borrower or any of its Subsidiaries incurred in connection with any securitization or other asset-backed financing of Receivables as at such date to the extent such obligations are excluded from the definition of Permitted Securitization Obligations as at such date by operation of the proviso to the definition thereof, over (b) to the extent included in clause (a) above, the sum (without duplication) of (i) all Indebtedness of Case Credit and its Subsidiaries as at such date, (ii) all Guarantee Obligations of the U.S. Borrower or any of its Subsidiaries in respect of Indebtedness of HFI and CDC, (iii) Guarantee Obligations of the U.S. Borrower or any of its Subsidiaries (other than Case Credit and its Subsidiaries) in respect of Indebtedness of Case Credit and its Subsidiaries, (iv) Permitted Securitization Obligations as at such date and
     (v) all Guarantee Obligations of the U.S. Borrower or any of its Subsidiaries in respect of Indebtedness of Affiliates of the U.S. Borrower (other than HFI and CDC) to the extent such Guarantee Obligations do not exceed an aggregate principal amount of $100,000,000 on such date of determination.

          "Default": any of the events specified in Section 15 prior to the satisfaction of any requirement for the giving of notice, the lapse of time, or both, or any other condition.

          "Dollars", "U.S. Dollars" and "$": dollars in lawful currency of the United States of America.

          "Draft": a draft substantially in the form of Exhibit C or in such other form as the Canadian Administrative Agent may from time to time reasonably request (or to the extent the context shall require, an Acceptance Note, delivered in lieu of a draft), as the same may be amended, supplemented or otherwise modified from time to time.

          "Effective Date": the date on which the conditions precedent set forth in subsection 11.1 shall be satisfied.

          "Environmental Laws": any and all foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Liabilities": at any time, all reserve requirements in effect at such time (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurocurrency Rate": with respect to each Interest Period pertaining to a Multicurrency Loan, the Eurocurrency Rate determined for such Interest Period and the Available Foreign Currency in which such Multicurrency Loan is denominated in the manner set forth in the Administrative Schedule.

          "Eurodollar Loans": U.S. Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the General Administrative Agent by each of the U.S. Reference Lenders as the rate at which such U.S. Reference Lender is offered Dollar deposits at or about 10:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period,

               (a) in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Eurodollar Loans then are being conducted,

               (b) for delivery on the first day of such Interest Period,

               (c) for the number of days contained therein, and

               (d) in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Event of Default": any of the events specified in Section 15, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Exchange Rate": with respect to any non-U.S. Dollar currency on any date, the rate at which such currency may be exchanged into U.S. Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M., London time, on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such non-U.S. Dollar currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the General Administrative Agent and the U.S. Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the General Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such non-U.S. Dollar currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of U.S. Dollars with such non-U.S. Dollar currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the General Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

          "Excluded Credit Card Guarantee Obligations": as at any date of determination, 93% of the outstanding amount of obligations of cardholders under the Credit Card Program with respect to which there is recourse to Case Credit pursuant to the Credit Card Program.

          "Existing Acceptances": as defined in Part C of Annex A.

          "Existing Canadian Lenders": as defined in Part B of Annex A.

          "Existing Canadian Revolving Credit Loans": as defined in Part B of Annex A.

          "Existing Credit Agreement": as defined in the recitals hereto.

          "Existing Lenders": as defined in the recitals hereto.

          "Existing U.S. Lenders": as defined in Part A of Annex A.

          "Existing U.S. Revolving Credit Loans": as defined in Part A of Annex
     A.

          "Extension of Credit": as to any Lender, the making of a Loan by such Lender or the acceptance of a Draft or an Acceptance Note by such Lender. It is expressly understood and agreed that the following do not constitute Extensions of Credit for purposes of this Agreement: (a) the conversions and continuations of U.S. Revolving Credit Loans as or to Eurodollar Loans or ABR Loans pursuant to subsection 9.2, (b) the substitution of maturing Acceptances with new Acceptances, (c) the conversion of Acceptances to Canadian Revolving Credit Loans, (d) the conversion of Canadian Revolving Credit Loans to Acceptances, (e) the continuation of Multicurrency Loans for additional Interest Periods and (f) the continuation of Alternate Currency Loans for additional interest periods.

          "Facility Fee Rate": the rate per annum, determined from time to time based upon the Ratings in effect by two then nationally recognized rating agencies selected by the U.S. Borrower (at least one of which shall be Moody's or S&P), set forth under the column heading below opposite such
     Ratings:

           Ratings                  Facility Fee Rate
           -------
          S&P/Moody's*              (in percentages)
          -----------               -----------------
          A/A2 (or higher)               0.070%
          A-/A3                          0.080%
          BBB+/Baa1                      0.100%
          BBB/Baa2                       0.125%
          BBB-/Baa3                      0.175%
          BB+/Ba1                        0.250%
          BB/Ba2 (or lower)              0.300%

     ; provided that, in the event that the Ratings of such then nationally recognized rating agencies do not coincide, the Facility Fee Rate set forth opposite the higher of such Ratings will apply; provided, further, that if at any time an event occurs which results in there being no Ratings or only one Rating in effect, not later than 30 days after the date on which such event occurs (if only one Rating or no Rating remains in effect), a new Facility Fee Rate will be determined in a manner to be mutually agreed upon by the General Administrative Agent and the U.S. Borrower and consented to by the Lenders, and until such new Facility Fee Rate shall be so agreed upon, the Facility Fee Rate will be deemed to be the Facility Fee Rate in effect immediately prior to the date on which such event occurs.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Fixed Rate CAF Advance": any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

          "Fixed Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the LIBO Rate plus (or minus) a margin).

          "Foreign Subsidiary Borrower": each Subsidiary of the U.S. Borrower organized under the laws of a jurisdiction outside the United States listed as a Foreign Subsidiary Borrower in Schedule II as amended from time to time in accordance with subsection 17.1(b)(i), it being understood that no Subsidiary of Case Credit shall be a Foreign Subsidiary Borrower.


---------------
* With respect to any nationally recognized rating agency other than Moody's and S&P, such rating agency's Ratings which the U.S. Borrower and the General Administrative Agents agree are the equivalent of the Ratings of S&P and Moody's set forth in this column.

     "Foreign Subsidiary Opinion": with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agents and the Lenders concluding that such Foreign Subsidiary Borrower and the Loan Documents to which it is a party substantially comply with the matters listed on Exhibit O, with such assumptions, qualifications and deviations therefrom as the General Administrative Agent shall approve (such approval not to be unreasonably withheld).

     "Funded Debt": (a) any indebtedness of the U.S. Borrower or a Restricted Subsidiary maturing more than 12 months after the time of computation thereof,
(b) guarantees of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (c) in the case of any Restricted Subsidiary, all preferred stock of such Restricted Subsidiary, and (d) all Capital Lease Obligations.

     "Funding Commitment Percentage": as at any date of determination (after giving effect to the making and payment of any Loans made on such date pursuant to subsection 2.5), with respect to any U.S. Lender, that percentage which the Available U.S. Revolving Credit Commitment of such U.S. Lender then constitutes of the Aggregate Available U.S. Revolving Credit Commitments.

     "GAAP": generally accepted accounting principles in the United States of America in effect on the date hereof.

     "General Administrative Agent": Chase, together with its affiliates, as arranger of the Commitments and as administrative agent for the U.S. Lenders under this Agreement and the other Loan Documents, and any successor thereto appointed pursuant to subsection 16.9.

     "Governmental Authority": any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee Obligation": as to any Person (the "guaranteeing person"), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
(i) endorsements of instruments for deposit or collection in the ordinary course of business, (ii) obligations in respect of trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices or (iii) Excluded Credit Card Guarantee Obligations. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the U.S. Borrower in good faith.

     "HFI":  Hay & Forage Industries, a Kansas general partnership.

     "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),
(b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all net liabilities of such Person in respect of Interest Rate Agreements, (g) all Guarantee Obligations in respect of Indebtedness referred to in clauses (a) through (f) (or any of them) of this definition and (h) if such Person is the U.S. Borrower or any of its Subsidiaries, all obligations of the U.S. Borrower or any such Subsidiary incurred in connection with any securitization or other asset-backed financing of Receivables to the extent such obligations are excluded from the definition of Permitted Securitization Obligations by operation of the proviso to the definition thereof.

     "Indenture": the Indenture, dated as of July 31, 1995, between the U.S. Borrower and The Bank of New York, as Trustee.

     "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent":  pertaining to a condition of Insolvency.

     "Intangible Assets": at any date, the value (net of any applicable reserves), as shown on or reflected in the most recent consolidated balance sheet of the U.S. Borrower and its Restricted Subsidiaries as at the end of the fiscal quarter of the U.S. Borrower ending not more than 135 days prior to such date, prepared in accordance with GAAP, of: (a) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (b) organizational and development costs; (c) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (d) unamortized debt discount and expense, less unamortized premium.

     "Interest Payment Date": (a) as to any ABR Loan and any Prime Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan or Multicurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan or Multicurrency Loan having an Interest Period longer than three months, (i) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Money Market Rate Swing Line Loan, the last day of the interest period with respect thereto selected by the U.S. Borrower and the relevant Swing Line Lender.

     "Interest Period": with respect to any Eurodollar Loan or Multicurrency
Loan:

     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or Multicurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Multicurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the General Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period pertaining to a Eurodollar Loan or Multicurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                    (ii) any Interest Period applicable to a Eurodollar Loan or Multicurrency Loan that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;

                    (iii) any Interest Period pertaining to a Eurodollar Loan or Multicurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                    (iv) each Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan or Multicurrency Loan during an Interest Period for such Eurodollar Loan or Multicurrency Loan.

          "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the U.S. Borrower or any Subsidiary thereof is a party or a beneficiary.

          "Judgment Currency":  as defined in subsection 17.18(b)

          "Lenders":  as defined in the preamble hereto.

          "LIBO Rate": in respect of any LIBO Rate CAF Advance, the London interbank offered rate for deposits in Dollars for the period commencing on the date of such CAF Advance and ending on the CAF Advance Maturity Date with respect thereto which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such period.

          "LIBO Rate CAF Advance": any CAF Advance made pursuant to a LIBO Rate CAF Advance Request.

          "LIBO Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the LIBO Rate plus (or minus) a margin.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan Documents": the collective reference to this Agreement, any Notes, the Drafts, the Acceptances, the Acceptance Notes and any documents or instruments evidencing or governing any Alternate Currency Facility.

          "Loans": the collective reference to the Revolving Credit Loans, the Swing Line Loans, the CAF Advances, the Multicurrency Loans and the Alternate Currency Loans.

          "Loans to be Converted":  as defined in subsection 17.8(a).

          "London Banking Day": any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

          "Majority Canadian Lenders": at any time, Canadian Lenders the Canadian Revolving Credit Commitment Percentages of which aggregate at least 51%.

          "Majority Lenders": (a) at any time prior to the termination of the Revolving Credit Commitments, the Majority U.S. Lenders; and (b) at any time after the termination of the Revolving Credit Commitments, Lenders whose Aggregate Total Outstandings aggregate at least 51% of the Aggregate Total Outstandings of all Lenders; provided that for purposes of this definition the Aggregate Total Outstandings of each Lender shall be adjusted up or down so as to give effect to any participations purchased or sold pursuant to subsection 17.8.

          "Majority Multicurrency Lenders": at any time, Multicurrency Lenders the Multicurrency Commitment Percentages of which aggregate at least 51%.

          "Majority U.S. Lenders": at any time, U.S. Lenders the U.S. Revolving Credit Commitment Percentages of which aggregate at least 51%.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the U.S. Borrower and its Consolidated Subsidiaries taken as a whole or (b) the ability of the U.S. Borrower to perform its obligations under this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agents or the Lenders hereunder or thereunder.

          "Material Subsidiary": any Subsidiary of the U.S. Borrower, the assets or revenues (excluding inter-company receivables and revenues that would be eliminated upon consolidation in accordance with GAAP) of which are, at the time of determination, equal to or greater than ten percent of the assets or revenues (excluding inter-company receivables and revenues that would be eliminated upon consolidation in accordance with GAAP), respectively, of the U.S. Borrower at such time.

          "Money Market Rate":  as defined in subsection 3.2(b).

          "Money Market Rate Swing Line Loan":  as defined in subsection 3.2(b).

          "Moody's":  Moody's Investors Service, Inc. or any successor thereto.

          "Multicurrency Commitment": as to any Multicurrency Lender at any time, its obligation to make Multicurrency Loans to Foreign Subsidiary Borrowers in an aggregate amount in Available Foreign Currencies of which the U.S. Dollar Equivalent does not exceed at any time outstanding the amount set forth opposite such Multicurrency Lender's name in Schedule I under the heading "Multicurrency Commitment", as such amount may be reduced from time to time as provided in subsection 7.4 and the other applicable provisions hereof.

          "Multicurrency Commitment Percentage": as to any Multicurrency Lender at any time, the percentage which such Multicurrency Lender's Multicurrency Commitment then constitutes of the aggregate Multicurrency Commitments (or, if the Multicurrency Commitments have terminated or expired, the percentage which (a) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of such Multicurrency Lender at such time constitutes of (b) the U.S. Dollar Equivalent of the Aggregate Multicurrency Outstandings of all Multicurrency Lenders at such time).

          "Multicurrency Lender": each Lender having an amount greater than zero set forth opposite such Lender's name in Schedule I under the heading "Multicurrency Commitment."

          "Multicurrency Loans":  as defined in subsection 7.1.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Non-Canadian Lender": each U.S. Lender which is not a U.S. Common Lender.

          "Non-Excluded Taxes":  as defined in subsection 9.11(a).

          "Non-Multicurrency Lender": each U.S. Lender which is not a Multicurrency Lender.

          "Notes": the collective reference to the U.S. Revolving Credit Notes and the Canadian Revolving Credit Notes.

          "Notice of Alternate Currency Outstandings": with respect to each Alternate Currency Facility Agent, a notice from such Alternate Currency Facility Agent containing the information, delivered to the Person, in the manner and by the time, specified for a Notice of Alternate Currency Outstandings in the Administrative Schedule.

          "Notice of Multicurrency Loan Borrowing": with respect to a Multicurrency Loan, a notice from the Foreign Subsidiary Borrower in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time, specified for a Notice of Multicurrency Loan Borrowing in respect of the currency of such Loan in the Administrative Schedule.

          "Notice of Multicurrency Loan Continuation": with respect to a Multicurrency Loan, a notice from the Foreign Subsidiary Borrower in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time, specified for a Notice of Multicurrency Loan Continuation in respect of the currency of such Loan in the Administrative Schedule.

          "Obligations": collectively, the unpaid principal of and interest on the Loans and all other obligations and liabilities (including, with respect to Case Canada, Acceptance Reimbursement Obligations) of (a) Case Canada under this Agreement and the other Loan Documents, (b) each Foreign Subsidiary Borrower under this Agreement and the other Loan Documents and
     (c) each Alternate Currency Borrower under any Alternate Currency Facility to which it is a party and under this Loan Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the U.S. Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Acceptances, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agents or to the Lenders that are required to be paid by any Borrower pursuant to the terms of this Agreement or any other Loan Document).

          "Participants":  as defined in subsection 17.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Securitization Obligations": obligations of the U.S. Borrower or any of its Subsidiaries incurred in connection with any securitization or other asset-backed financing of Receivables; provided that, if (a) there is recourse to the U.S. Borrower or any of its Subsidiaries (other than a Special Purpose Subsidiary) for failures to pay or otherwise perform any such obligations, (b) such failures arise as a result of credit defaults by the debtors in respect of such Receivables and
     (c) such recourse is not limited to the Receivables and the Receivables Related Assets (or undivided or beneficial interests in such Receivables and Receivables Related Assets) which are the subject of such securitization or other asset-backed financing, then such obligations shall not be considered "Permitted Securitization Obligations" within the meaning of this definition to the extent that, in accordance with GAAP, such obligations would be required to be included as a liability on a consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the U.S. Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Powers of Attorney":  as defined in subsection 6.2(b).

          "Preferred Securities": any preferred securities issued by a financing entity (i.e. partnership, trust, limited liability company, etc.) used exclusively to raise capital for the U.S. Borrower having the following structural characteristics: (a) the financing entity lends the proceeds from the issuance of preferred securities to the U.S. Borrower in exchange for subordinated debt securities (which debt securities are subordinated to all Indebtedness of the U.S. Borrower of the types described in clauses (a) and (b) of the definition of Indebtedness set forth in subsection 1.1,(b) the subordinated debt securities issued by the U.S. Borrower and corresponding preferred securities issued by the financing entity have a maturity of at least ten years, (c) interest payments on the subordinated debt securities may be deferred at the U.S. Borrower's discretion, and (d) neither the subordinated debt securities nor the corresponding preferred securities shall contain cross-default or cross-acceleration provisions to Indebtedness of the U.S. Borrower of the types described in clauses (a) and
     (b) of the definition of Indebtedness set forth in subsection 1.1.

          "Prime Rate": at any day, the greater on such day of (a) the rate per annum designated by the Canadian Administrative Agent from time to time (and in effect on such day) as its reference rate for Canadian Dollar commercial loans made in Canada and (b) 1% above the CDOR Rate from time to time (and in effect on such day), as advised by the Canadian Administrative Agent to the Canadian Borrower from time to time pursuant hereto. The Prime Rate is not intended to be the lowest rate of interest charged by the Canadian Administrative Agent in connection with extensions of credit in Canadian Dollars to debtors.

          "Prime Rate Loans": all Canadian Revolving Credit Loans, which shall bear interest at a rate based upon the Prime Rate.

          "Principal Property": any manufacturing plant or foundry located in the United States of America and owned and operated by the U.S. Borrower or any Restricted Subsidiary on or after the date hereof, and any manufacturing equipment owned by the U.S. Borrower or any Restricted Subsidiary on or after the date hereof in such manufacturing plant. "Manufacturing Equipment" means manufacturing equipment in such manufacturing plant directly used in the production of the U.S. Borrower's products and parts and components thereof, and shall not include office equipment, rolling stock and other equipment not directly used in the production of the U.S. Borrower's products.

          "Properties":  as defined in subsection 10.12(a).

          "Qualified Credit Facility": a credit facility (a) providing for one or more Alternate Currency Lenders to make loans denominated in an Alternate Currency to an Alternate Currency Borrower, (b) providing for such loans to bear interest at a rate or rates determined by the U.S. Borrower and such Alternate Currency Lender or Alternate Currency Lenders and (c) otherwise conforming to the requirements of Section 8.

          "Quotation Day": in respect of the determination of the Eurocurrency Rate for any Interest Period for Multicurrency Loans in any Available Foreign Currency, the day on which quotations would ordinarily be given by prime banks in the London interbank market (or, if such Available Foreign Currency is Sterling, in the Paris interbank market) for deposits in such Available Foreign Currency for delivery on the first day of such Interest Period; provided, that if quotations would ordinarily be given on more than one date, the Quotation Day for such Interest Period shall be the last of such dates. On the date hereof, the Quotation Day in respect of any Interest Period for any Available Foreign Currency is customarily the last London Banking Day prior to the beginning of such Interest Period which is
     (a) at least two London Banking Days prior to the beginning of such Interest Period and (b) a day on which banks are open for general banking business in the city which is the principal financial center of the country of issue of such Available Foreign Currency (and, in the case of Sterling, in Paris).

          "Ratings": the actual or implied senior long-term unsecured non-credit-enhanced debt ratings of the U.S. Borrower in effect from time to time by Moody's, S&P or any other then nationally recognized rating agency.

          "Receivable": any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the U.S. Borrower or any of its Subsidiaries of property or services, and monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

          "Receivables Related Assets": in connection with any securitization or other asset-backed financing of, or other sale, transfer or disposition of, Receivables, the collective reference to: (i) any rights arising under the documentation governing or relating to such Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables), (ii) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with such securitization or asset-backed financing and (iv) any warranty, indemnity, dilution and other intercompany claim arising out of the documentation evidencing such securitization or asset-backed financing.

     "Reference Discount Rate": on any date with respect to each Draft requested to be accepted by a Canadian Lender, (a) if such Canadian Lender is a Schedule I Canadian Lender, the arithmetic average of the discount rates (expressed as a percentage calculated on the basis of a year of 365 days) quoted by the Toronto offices of each of the Schedule I Canadian Reference Lenders, at 10:00 A.M. (Toronto time) on the Borrowing Date as the discount rate at which each such
Schedule I Canadian Reference Lender would, in the normal course of its business, purchase on such date Acceptances having an aggregate face amount and term to maturity as designated by the Canadian Borrower pursuant to Section 6.2 and (b) if such Canadian Lender is a Schedule II Canadian Lender, the arithmetic average of the discount rates (expressed as a percentage calculated on the basis of a year of 365 days) quoted by the Toronto offices of each of the Schedule II Canadian Reference Lenders, at 10:00 A.M. (Toronto time) on the Borrowing Date as the discount rate at which each such Schedule II Canadian Reference Lender would, in the normal course of its business, purchase on such date Acceptances having an aggregate face amount and term to maturity as designated by the Canadian Borrower pursuant to subsection 6.2. The Canadian Administrative Agent shall advise the Canadian Borrower and the Canadian Lenders, either in writing or verbally, by 11:00 A.M. (Toronto time) on the Borrowing Date as to the applicable Reference Discount Rate and corresponding Acceptance Purchase Price in respect of Acceptances having the maturities selected by the Canadian Borrower for such Borrowing Date.

     "Refunded Swing Line Loans":  as defined in subsection 3.4.

     "Register":  as defined in subsection 17.6(d).

     "Regulation U": Regulation U of the Board as in effect from time to time.

     "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice period is waived under any of subsections .11 through .23 of PBGC Reg. (S) 4043 or any successor regulation thereto.

     "Requested Acceptances":  as defined in subsection 2.5(a).

     "Requested Alternate Currency Loans": as defined in subsection 2.5(c).

     "Requested Canadian Revolving Credit Loans": as defined in subsection
2.5(a).

     "Requested Multicurrency Loans":  as defined in subsection 2.5(b).

     "Request for Acceptances":  as defined in subsection 6.2(a).

     "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, guideline or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

     "Responsible Officer": with respect to a Borrower, the President or any Vice President of such Borrower or, with respect to financial matters, the Chief Financial Officer, the Treasurer, the Controller, any Assistant Treasurer or any Assistant Controller of such Borrower.

     "Restricted Subsidiary": each Subsidiary other than Unrestricted Subsidiaries.

     "Revolving Credit Commitment Period": the period from and including the Effective Date to but not including the Revolving Credit Termination Date, or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

     "Revolving Credit Commitments": the collective reference to the U.S. Revolving Credit Commitments and the Canadian Revolving Credit Commitments.

     "Revolving Credit Loans": the collective reference to the U.S. Revolving Credit Loans and the Canadian Revolving Credit Loans; each, individually, a "Revolving Credit Loan".

     "Revolving Credit Termination Date": the date which is five years after the Effective Date.

     "Schedule I Canadian Lender": each Canadian Lender listed on Schedule I to the Bank Act (Canada).

     "Schedule I Canadian Reference Lenders": Royal Bank of Canada and Canadian Imperial Bank of Commerce.

     "Schedule II Canadian Lender": each Canadian Lender which is not a Schedule I Canadian Lender.

     "Schedule II Canadian Reference Lenders": Bank of America Canada and Citibank Canada.

     "Secured Funded Debt": Funded Debt which is secured by any pledge of, or mortgage, security interest or other lien on any Principal Property (whether owned on the date hereof or hereafter acquired or created) of the U.S. Borrower or of a Restricted Subsidiary.

     "Securities Act":  the Securities Act of 1933, as amended.

     "Securitization Subsidiary": a Subsidiary of the U.S. Borrower (a) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (b) as to which no portion of the indebtedness or any other obligations of which (i) is guaranteed by the U.S. Borrower or any Restricted Subsidiary, or (ii) subjects any property or assets of the U.S. Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

     "Securitization Transaction": any transaction or series of transactions that have been or may be entered into by the U.S. Borrower or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the U.S. Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary or (b) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the U.S. Borrower or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold or in respect of which security interests are granted in connection with securitization transactions involving such assets.

     "Senior Notes": the collective reference to (a) the series of 7 1/4% Notes Due 2005 of the U.S. Borrower issued under the Indenture and (b) the series of 7 1/4% Notes Due 2016 of the U.S. Borrower issued under the Indenture.

     "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "S&P":  Standard & Poor's Ratings Group or any successor thereto.

     "Special Purpose Subsidiary": any wholly-owned Subsidiary of the U.S. Borrower (other than the Canadian Borrower) which (i) is formed for the purpose of effecting any securitization or other asset-backed financing of Receivables and engaging in other activities reasonably related thereto and (ii) is structured as a

"bankruptcy-remote subsidiary" in accordance with customary practices in the asset-backed securitization market.

     "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the U.S. Borrower. As used in Section 10 (other than subsection 10.1), the term "Subsidiary" as relating to the U.S. Borrower shall not include Masstock (Zambia) Limited, a Zambian corporation.

     "Swing Line Commitment": as to each Swing Line Lender, in its capacity as a Swing Line Lender, its obligation to make Swing Line Loans to the U.S. Borrower in an aggregate principal amount not to exceed, at any one time outstanding, the difference between (a) U.S.$75,000,000 and (b) the outstanding principal amount of all Swing Line Loans of the other Swing Line Lender.

     "Swing Line Lenders": the collective reference to Chase and Bank of America, in their respective capacities as providers of the Swing Line Loans; each, individually, a "Swing Line Lender".

     "Swing Line Loans" and "Swing Line Loan": as defined in subsection 3.1.

     "Swing Line Participation Percentage": as at any date of determination with respect to any U.S. Lender, that percentage which the Available Swing Line Participation Commitment of such U.S. Lender then constitutes of the sum of the Available Swing Line Participation Commitments of all U.S. Lenders.

     "Tax Act":  the Income Tax Act (Canada), as amended from time to time.

     "Tranche": the collective reference to Eurodollar Loans or Multicurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "Transferee":  as defined in subsection 17.6(f).

     "Type": as to any U.S. Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan.

     "Unrestricted Subsidiary": each Securitization Subsidiary, Subsidiaries of each of the foregoing, and other Subsidiaries designated as Unrestricted Subsidiaries from time to time by the Board of Directors of the U.S. Borrower; provided, however, that the Board of Directors of the U.S. Borrower (a) shall not designate as an Unrestricted Subsidiary any Subsidiary of the U.S. Borrower that has a material interest in any Principal Property, (b) shall not continue the designation of any Subsidiary of the U.S. Borrower as an Unrestricted Subsidiary at any time that such Subsidiary has a material interest in any Principal Property, and (c) shall not, nor shall it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Principal Property to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary shall in connection therewith be redesignated as a Restricted Subsidiary and any Lien arising in connection with any Indebtedness of such Unrestricted Subsidiary so redesignated does not extend to such Principal Property (unless the existence of such Lien would otherwise be permitted under this Agreement)).

          "U.S. Borrower": as defined in the preamble hereto.

          "U.S. Common Lender": each U.S. Lender which has a Counterpart Lender.

          "U.S. Dollar Equivalent": with respect to an amount denominated in any currency other than U.S. Dollars, the equivalent in U.S. Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent. In making any determination of the U.S. Dollar Equivalent for purposes of calculating the amount of Loans to be borrowed from, or the face amount of Acceptances to be created by, the respective Lenders on any Borrowing Date, the General Administrative Agent or the Canadian Administrative Agent, as the case may be, shall use the relevant Exchange Rate in effect on the date on which the interest rate for such Loans or the Acceptance Purchase Price for such Acceptances, as the case may be, is determined pursuant to the provisions of this Agreement and the other Loan Documents.

          "U.S. Lenders": the Lenders listed in Part A of Schedule I hereto.

          "U.S. Reference Lenders": Chase, Morgan Guaranty Trust Company of New York and Credit Suisse.

          "U.S. Revolving Credit Commitment": as to any U.S. Lender at any time, its obligation to make U.S. Revolving Credit Loans to, and/or participate in Swing Line Loans made to, the U.S. Borrower in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount set forth opposite such U.S. Lender's name in Schedule I under the heading "U.S. Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to subsection 2.4 and the other applicable provisions hereof.

          "U.S. Revolving Credit Commitment Percentage": as to any U.S. Lender at any time, the percentage which such U.S. Lender's U.S. Revolving Credit Commitment then constitutes of the aggregate U.S. Revolving Credit Commitments (or, if the U.S. Revolving Credit Commitments have terminated or expired, the percentage which (i) the Aggregate U.S. Revolving Credit Outstandings of such U.S. Lender at such time then constitutes of (ii) the Aggregate U.S. Revolving Credit Outstandings of all U.S. Lenders at such time).

          "U.S. Revolving Credit Lender": each U.S. Lender having an amount greater than zero set forth under the heading "U.S. Revolving Credit Commitment" opposite its name on Schedule I.

          "U.S. Revolving Credit Loan": as defined in subsection 2.1.

          "U.S. Revolving Credit Note": as defined in subsection 2.2(e).

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the U.S. Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


          SECTION 2.  AMOUNT AND TERMS OF U.S. REVOLVING CREDIT COMMITMENTS

          2.1 U.S. Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each U.S. Lender severally agrees to make revolving credit loans (each, a "U.S. Revolving Credit Loan") in U.S. Dollars to the U.S. Borrower from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto (i) the Available U.S. Revolving Credit Commitment of each U.S. Lender is greater than or equal to zero and (ii) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S. Revolving Credit Commitments. During the Revolving Credit Commitment Period the U.S. Borrower may use the U.S. Revolving Credit Commitments by borrowing, prepaying the U.S. Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The U.S. Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the U.S. Borrower and notified to the General Administrative Agent in accordance with subsections 2.3 and 9.2, provided that no U.S. Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

          2.2 Repayment of U.S. Revolving Credit Loans; Evidence of Debt. (a) The U.S. Borrower hereby unconditionally promises to pay to the General Administrative Agent for the account of each U.S. Lender the then unpaid principal amount of each U.S. Revolving Credit Loan of such U.S. Lender (whether made before or after the termination or expiration of the U.S. Revolving Credit Commitments) on the Revolving Credit Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The U.S. Borrower hereby further agrees to pay interest on the unpaid principal amount of the U.S. Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 9.1.

          (b) Each U.S. Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the U.S. Borrower to such U.S. Lender resulting from each U.S. Revolving Credit Loan of such U.S. Lender from time to time, including the amounts of principal and interest payable thereon and paid to such U.S. Lender from time to time under this Agreement.

          (c) The General Administrative Agent (together with the Canadian Administrative Agent) shall maintain the Register pursuant to subsection 17.6(d), and a subaccount therein for each U.S. Lender, in which shall be recorded (i) the amount of each U.S. Revolving Credit Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the U.S. Borrower to each U.S. Lender hereunder in respect of the U.S. Revolving Credit Loans and (iii) both the amount of any sum received by the General Administrative Agent hereunder from the U.S. Borrower in respect of the U.S. Revolving Credit Loans and each U.S. Lender's share thereof.

          (d) The entries made in the Register and the accounts of each U.S. Lender maintained pursuant to subsection 2.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the U.S. Borrower therein recorded; provided, however, that the failure of any U.S. Lender or the Administrative Agents to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the U.S. Borrower to repay (with applicable interest) the U.S. Revolving Credit Loans made to the U.S. Borrower by such U.S. Lender in accordance with the terms of this Agreement.

          (e) The U.S. Borrower agrees that, upon the request to the General Administrative Agent by any U.S. Lender, the U.S. Borrower will execute and deliver to such U.S. Lender a promissory note of the U.S. Borrower evidencing the Revolving Credit Loans of such U.S. Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (each, a "U.S. Revolving Credit Note"); provided, that the delivery of such U.S. Revolving Credit Notes shall not be a condition precedent to the Effective Date.

          2.3 Procedure for U.S. Revolving Credit Borrowing. The U.S. Borrower may borrow under the U.S. Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the U.S. Borrower shall give the General Administrative Agent irrevocable notice (which notice must be received by the General Administrative Agent prior to 11:00 a.m., New York City time, at least (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested U.S. Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing under the U.S. Revolving Credit Commitments (other than a borrowing under subsection 2.5) shall be in an amount equal to (A) in the case of ABR Loans, except any ABR Loan made pursuant to subsection 3.4, $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Aggregate Available U.S. Revolving Credit Commitments are less than $10,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $20,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the U.S. Borrower, the General Administrative Agent shall promptly notify each U.S. Lender and the Canadian Administrative Agent thereof. Not later than 12:00 Noon, New York City time, on each requested Borrowing Date each U.S. Lender shall make an amount equal to its Funding Commitment Percentage of the principal amount of the U.S. Revolving Credit Loans requested to be made on such Borrowing Date available to the General Administrative Agent at its office specified in subsection 17.2 in U.S. Dollars and in immediately available funds. Except as otherwise provided in subsection 2.5 or 3.4 or in Annex A with respect to U.S. Revolving Credit Loans to be made on the Effective Date, the General Administrative Agent shall on such date credit the account of the U.S. Borrower on the books of such office with the aggregate of the amounts made available to the General Administrative Agent by the U.S. Lenders and in like funds as received by the General Administrative Agent.

          2.4 Termination or Reduction of U.S. Revolving Credit Commitments. The U.S. Borrower shall have the right, upon not less than three Business Days' notice to the General Administrative Agent, to terminate the U.S. Revolving Credit Commitments or, from time to time, to reduce the amount of the U.S. Revolving Credit Commitments; provided that no such termination or reduction shall be permitted (a) unless the Canadian Borrower elects to reduce or terminate the Canadian Revolving Credit Commitments of the Canadian Lenders by an amount equal to the Canadian Dollar Equivalent of the amount of such termination or reduction of the aggregate U.S. Revolving Credit Commitments of all U.S. Common Lenders or (b) if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Available U.S. Revolving Credit Commitment of any U.S. Lender would not be greater than or equal to zero. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the U.S. Revolving Credit Commitments then in effect.

          2.5 Borrowings of U.S. Revolving Credit Loans and Refunding of Loans.
(a) If on any Borrowing Date on which the Canadian Borrower has requested the Canadian Lenders to make Canadian Revolving Credit Loans (the "Requested Canadian Revolving Credit Loans") or to create Acceptances (the "Requested Acceptances"), (i) the sum of (A) the aggregate principal amount of the Requested Canadian Revolving Credit Loans and (B) the aggregate undiscounted face amount of the Requested Acceptances exceeds the Aggregate Available Canadian Revolving Credit Commitments on such Borrowing Date (before giving effect to the making and payment of any Loans required to be made pursuant to this subsection 2.5 on such Borrowing Date) and (ii) the U.S. Dollar Equivalent of the amount of such excess is less than or equal to the aggregate Available U.S. Revolving Credit Commitments of all Non-Canadian Lenders (before giving effect to the making and payment of any Loans pursuant to this subsection 2.5 on such Borrowing Date), each Non-Canadian Lender shall make a U.S. Revolving Credit Loan to the U.S. Borrower on such Borrowing Date, and the proceeds of such U.S. Revolving Credit Loans shall be simultaneously applied to repay outstanding U.S. Revolving Credit Loans, Multicurrency Loans and/or Alternate Currency Loans of the U.S. Common Lenders (as directed by the U.S. Borrower) in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from the Canadian Lenders of the Requested Canadian Revolving Credit Loans or the creation by the Canadian Lenders of the Requested Acceptances, the Committed Outstandings Percentage of each U.S. Lender will equal (as nearly as possible) its U.S. Revolving Credit Commitment Percentage. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such U.S. Revolving Credit Loans shall be made available by each Non-Canadian Lender to the General Administrative Agent at its office specified in subsection 17.2 in U.S. Dollars and in immediately available funds and the General Administrative Agent shall apply the proceeds of such U.S. Revolving Credit Loans toward repayment of outstanding U.S. Revolving Credit Loans, Multicurrency Loans and/or Alternate Currency Loans of the U.S. Common Lenders (as directed by the U.S. Borrower) and (y) concurrently with the repayment of such Loans on such Borrowing Date, (I) the Canadian Lenders shall, in accordance with the applicable provisions hereof, make the Requested Canadian Revolving Credit Loans (or create the Requested Acceptances) in an aggregate amount equal to the amount so requested by the Canadian Borrower (but not in any event greater than the Aggregate Available Canadian Revolving Credit Commitments after giving effect to the making of such repayment of any Loans on such Borrowing Date) and (II) the relevant Borrower shall pay to the General Administrative Agent for the account of the Lenders whose Loans to such Borrower are repaid on such Borrowing Date pursuant to this subsection 2.5 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection
9.12 in connection with such repayment.

          (b) If on any Borrowing Date on which a Foreign Subsidiary Borrower has requested the Multicurrency Lenders to make Multicurrency Loans (the "Requested Multicurrency Loans"), (i) the aggregate principal amount of the Requested Multicurrency Loans exceeds the Aggregate Available Multicurrency Commitments on such Borrowing Date (before giving effect to the making and payment of any Loans required to be made pursuant to this subsection 2.5 on such Borrowing Date) and (ii) the U.S. Dollar Equivalent of the amount of such excess is less than or equal to the aggregate Available U.S. Revolving Credit

Commitments of all Non-Multicurrency Lenders (before giving effect to the making and payment of any Loans pursuant to this subsection 2.5 on such Borrowing
Date), each Non-Multicurrency Lender shall make a U.S. Revolving Credit Loan to the U.S. Borrower on such Borrowing Date, and the proceeds of such U.S. Revolving Credit Loans shall be simultaneously applied to repay outstanding U.S. Revolving Credit Loans, Canadian Revolving Credit Loans and/or Alternate Currency Loans of the Multicurrency Lenders or their Counterpart Lenders (as directed by the U.S. Borrower) in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from the Multicurrency Lenders of the Requested Multicurrency Loans, the Committed Outstandings Percentage of each U.S. Lender will equal (as nearly as possible) its U.S. Revolving Credit Commitment Percentage. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such U.S. Revolving Credit Loans shall be made available by each Non-Multicurrency Lender to the General Administrative Agent at its office specified in subsection 17.2 in U.S. Dollars and in immediately available funds and the General Administrative Agent shall apply the proceeds of such U.S. Revolving Credit Loans toward repayment of outstanding U.S. Revolving Credit Loans, Canadian Revolving Credit Loans and/or Alternate Currency Loans of the Multicurrency Lenders or their Counterpart Lenders (as directed by the U.S. Borrower) and (y) concurrently with the repayment of such Loans on such Borrowing Date, (I) the Multicurrency Lenders shall, in accordance with the applicable provisions hereof, make the Requested Multicurrency Loans in an aggregate amount equal to the amount so requested by such Foreign Subsidiary Borrower (but not in any event greater than the Aggregate Available Multicurrency Commitments after giving effect to the making of such repayment of any Loans on such Borrowing Date) and (II) the relevant Borrower shall pay to the General Administrative Agent for the account of the Lenders whose Loans to such Borrower are repaid on such Borrowing Date pursuant to this subsection 2.5 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection 9.12 in connection with such repayment.

          (c) If on any Borrowing Date on which an Alternate Currency Borrower has requested Alternate Currency Lenders to make Alternate Currency Loans (the "Requested Alternate Currency Loans") under an Alternate Currency Facility to which such Alternate Currency Borrower and Alternate Currency Lenders are parties (i) the aggregate principal amount of the Requested Alternate Currency Loans exceeds the aggregate unused portions of the commitments of such Alternate Currency Lenders under such Alternate Currency Facility on such Borrowing Date (before giving effect to the making and payment of any U.S. Revolving Credit Loans required to be made pursuant to this subsection 2.5 on such Borrowing
Date), (ii) after giving effect to the Requested Alternate Currency Loans, the U.S. Dollar Equivalent of the aggregate outstanding principal amount of Alternate Currency Loans of such Alternate Currency Borrower will be less than or equal to the aggregate commitments of such Alternate Currency Lenders under such Alternate Currency Facility and (iii) the U.S. Dollar Equivalent of the amount of the excess described in clause (i) above is less than or equal to the Aggregate Available U.S. Revolving Credit Commitments of all U.S. Lenders other than such Alternate Currency Lenders (before giving effect to the making and payment of any U.S. Revolving Credit Loans pursuant to this subsection 2.5 on such Borrowing Date), each such other U.S. Lender shall make a U.S. Revolving Credit Loan to the U.S. Borrower on such Borrowing Date, and the proceeds of such U.S. Revolving Credit Loans shall be simultaneously applied to repay outstanding U.S. Revolving Credit Loans, Canadian Revolving Credit Loans, Multicurrency Loans and/or Alternate Currency Loans of such Alternate Currency Lenders or their Counterpart Lenders (as directed by the U.S. Borrower) in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from such Alternate Currency Lenders of the Requested Alternate Currency Loans, the Committed Outstandings Percentage of each U.S. Lender will equal (as nearly as possible) its U.S. Revolving Credit Commitment Percentage. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such U.S. Revolving Credit Loans shall be made available by each such other Lender to the General Administrative Agent at its office specified in subsection 17.2 in U.S. Dollars and in immediately available funds and the General Administrative Agent shall apply the proceeds of such U.S. Revolving Credit Loans toward repayment of outstanding U.S. Revolving Credit Loans, Canadian Revolving Credit Loans, Multicurrency Loans and/or Alternate Currency Loans of such Alternate Currency Lenders or their Counterpart Lenders (as directed by the U.S. Borrower) and (y) concurrently with the repayment of such Loans on such Borrowing Date, (I) such Alternate Currency Lenders shall, in accordance with the applicable provisions hereof, make the Requested Alternate Currency Loans in an aggregate amount equal to the amount so requested by such Foreign Subsidiary Borrower and (II) the relevant Borrower shall pay to the General Administrative Agent for the account of the Lenders whose Loans to such Borrower are repaid on such Borrowing Date pursuant to this subsection 2.5 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection 9.12 in connection with such repayment.

          (d) If any borrowing of U.S. Revolving Credit Loans is required pursuant to this subsection 2.5, the U.S. Borrower shall notify the General Administrative Agent in the manner provided for U.S. Revolving Credit Loans in subsection 2.3, except that the minimum borrowing amounts set forth in subsection 2.3 shall not be applicable to the extent that such minimum borrowing amounts exceed the amounts of U.S. Revolving Credit Loans required to be made pursuant to this subsection 2.5.

          SECTION 3.  AMOUNT AND TERMS OF SWING LINE
                      COMMITMENTS

          3.1 Swing Line Commitments. Subject to the terms and conditions hereof, each Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") in U.S. Dollars to the U.S. Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the difference between (a) $75,000,000 and (b) the outstanding principal amount of all Swing Line Loans of the other Swing Line Lender, so long as after giving effect thereto (i) the Available U.S. Revolving Credit Commitment of each U.S. Lender is greater than or equal to zero and (ii) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S. Revolving Credit Commitments. Amounts borrowed by the U.S. Borrower under this Section 3 may be repaid and, during the Revolving Credit Commitment Period, reborrowed.

          3.2 Procedure for Swing Line Borrowings; Interest Rate. (a) The U.S. Borrower shall give the Swing Line Lender from which it wishes to request a Swing Line Loan irrevocable notice (which notice must be received by such Swing Line Lender prior to 1:00 P.M., New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan, which shall be in an aggregate principal amount of not less than $1,000,000 or a whole multiple of $1,000,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by such Swing Line Lender to the U.S. Borrower at the office of such Swing Line Lender by crediting the account of the U.S. Borrower at such office with such proceeds in U.S. Dollars. Each Swing Line Lender shall send a copy of each request for a borrowing of Swing Line Loans from such Swing Line Lender to the other Swing Line Lender.

          (b) Unless otherwise agreed between the U.S. Borrower and the Swing Line Lender that makes a Swing Line Loan, such Swing Line Loan shall be an ABR Loan. Any such ABR Loan may not be converted into a Eurodollar Loan. If, however, the U.S. Borrower and a Swing Line Lender agree that a Swing Line Loan (a "Money Market Rate Swing Line Loan") shall bear interest at a fixed interest rate (a "Money Market Rate") for a fixed interest period of up to 7 days, such Money Market Rate Swing Line Loan shall bear interest for such interest period at such interest rate so agreed upon. If a Money Market Rate Swing Line Loan is not repaid on the last day of the interest period with respect thereto, it shall on such date be converted automatically to an ABR Loan. A Money Market Swing Line Loan shall not be optionally prepayable prior to the last day of the interest period with respect thereto except with the consent of the Swing Line Lender that made such Swing Line Loan.

          3.3 Repayment of Swing Line Loans; Evidence of Debt. (a) The U.S. Borrower hereby unconditionally promises to pay to each Swing Line Lender the then unpaid principal amount of each of its Swing Line Loans on the Revolving Credit Termination Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The U.S. Borrower hereby further agrees to pay interest on the unpaid principal amount of the Swing Line Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 9.1.

          (b) Each Swing Line Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the U.S. Borrower resulting from each Swing Line Loan made by it from time to time, including the amounts of principal and interest payable thereon and paid from time to time under this Agreement.

          (c) The General Administrative Agent (together with the Canadian Administrative Agent) shall maintain the Register pursuant to subsection 17.6(d), and a subaccount therein for each Swing Line Lender, in which shall be recorded (i) the amount of each Swing Line Loan made hereunder, (ii) the amount of each U.S. Lender's participating interest in such Swing Line Loans, (iii) the amount of any principal or interest due and payable or to become due and payable from the U.S. Borrower hereunder in respect of the Swing Line Loans and (iv) both the amount of any sum received by the General Administrative Agent hereunder from the U.S. Borrower in respect of the Swing Line Loans, each U.S. Lender's participating interest therein (if any) and the amount thereof payable to each Swing Line Lender.

          (d) The entries made in the Register and the accounts of the Swing Line Lenders maintained pursuant to this subsection 3.3 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the U.S. Borrower therein recorded; provided, however, that the failure of any Swing Line Lender or the Administrative Agents to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the U.S. Borrower to repay (with applicable interest) the Swing Line Loans made to the U.S. Borrower by the Swing Line Lenders in accordance with the terms of this Agreement.

          3.4 Refunding of Swing Line Borrowings. (a) Each Swing Line Lender, at any time in its sole and absolute discretion may, and, at any time when its Swing Line Loans are outstanding for more than five Business Days, each Swing Line Lender shall, on behalf of the U.S. Borrower (which hereby irrevocably directs and authorizes such Swing Line Lender to act on its behalf), request each U.S. Lender, including Chase and Bank of America, to make a U.S. Revolving Credit Loan in an amount equal to such U.S. Lender's Swing Line Participation Percentage of the greater of (i) the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given and (ii) $10,000,000; provided that the provisions of this subsection shall not affect the U.S. Borrower's obligations to repay Swing Line Loans in accordance with the provisions of subsections 3.3 and 9.4(d) and (f). Unless the U.S. Revolving Credit Commitments shall have expired or terminated (in which event the procedures of subsection 3.5 shall apply), each U.S. Lender will make the proceeds of the U.S. Revolving Credit Loan made by it pursuant to the immediately preceding sentence available to the General Administrative Agent at the office of the General Administrative Agent specified in subsection 17.2 prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such U.S. Revolving Credit Loans shall be immediately made available by the General Administrative Agent to the Swing Line Lenders for application to the payment in full of the Refunded Swing Line Loans; any proceeds of such U.S. Revolving Credit Loans remaining after repayment of the Refunded Swing Line Loans in full shall be made available to the U.S. Borrower by the General Administrative Agent crediting the account of the U.S. Borrower at its office specified in subsection 17.2.

          3.5 Participating Interests. (a) If the U.S. Revolving Credit Commitments shall expire or terminate at any time while Swing Line Loans are outstanding, each U.S. Lender shall, at the option of the Swing Line Lenders in their sole discretion, either (i) notwithstanding the expiration or termination of the U.S. Revolving Credit Commitments, make a U.S. Revolving Credit Loan or
(ii) purchase an undivided participating interest in the Swing Line Loans of each Swing Line Lender, in either case in an amount equal to such U.S. Lender's Swing Line Participation Percentage (determined on the date of, and immediately prior to, expiration or termination of the U.S. Revolving Credit Commitments) of the aggregate principal amount of such Swing Line Loans. Each U.S. Lender will make the proceeds of any U.S. Revolving Credit Loan made by it pursuant to the immediately preceding sentence available to the General Administrative Agent for the account of the Swing Line Lenders at the office of the General Administrative Agent specified in subsection 17.2 prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the U.S. Revolving Credit Commitments expire or terminate. The proceeds of such U.S. Revolving Credit Loans shall be immediately applied to repay the Swing Line Loans outstanding on the date of termination or expiration of the U.S. Revolving Credit Commitments. In the event that any of the U.S. Lenders purchase undivided participating interests pursuant to the first sentence of this subsection 3.5(a), each U.S. Lender shall immediately transfer to each Swing Line Lender, in immediately available funds, the amount of its participation in the Swing Line Loans of such Swing Line Lender and upon receipt thereof each Swing Line Lender will deliver to any such U.S. Lender that so requests a confirmation of such U.S. Lender's undivided participating interest in the Swing Line Loans of such Swing Line Lender dated the date of receipt of such funds and in such amount.

          (b) Whenever, at any time after either Swing Line Lender has received payment from any U.S. Lender in respect of such U.S. Lender's participating interest in a Swing Line Loan of such Swing Line Lender, such Swing Line Lender receives any payment on account thereof, such Swing Line Lender will distribute to such U.S. Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such U.S. Lender's participating interest was outstanding and funded); provided, however, that in the event that any such payment received by such Swing Line Lender is required to be returned, such U.S. Lender will return to such Swing Line Lender any portion thereof previously distributed by such Swing Line Lender to it.

          3.6 No Swing Line Loans After Notice of Default. Each Swing Line Lender agrees that it will not make any Swing Line Loans to the U.S. Borrower from and after the date on which it receives a written notice from the U.S. Borrower or any Lender referring to this Agreement and stating that a Default or an Event of Default has occurred and is continuing hereunder until the date on which such Default or Event of Default is no longer continuing.


          SECTION 4.  AMOUNT AND TERMS OF CAF ADVANCES

          4.1 CAF Advances. Subject to the terms and conditions of this Agreement, the U.S. Borrower may borrow CAF Advances in U.S. Dollars from time to time on any Business Day during the CAF Advance Availability Period. CAF Advances may be borrowed in amounts such that the Aggregate Total Outstandings of all Lenders at any time shall not exceed the Aggregate U.S. Revolving Credit Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the U.S. Borrower from time to time may borrow, repay and reborrow CAF Advances.

          4.2 Procedure for CAF Advance Borrowing. (a) The U.S. Borrower shall request CAF Advances by delivering a CAF Advance Request to the General Administrative Agent, not later than 12:00 Noon, New York City time, four Business Days prior to the proposed Borrowing Date (in the case of a LIBO Rate CAF Advance Request), and not later than 10:00 A.M., New York City time one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 7 days nor more than 360 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) one, two, three, six, nine or twelve months after the Borrowing Date therefor, in the case of a LIBO CAF Advance and
(iii) not later than the Revolving Credit Termination Date, in the case of any CAF Advance. The General Administrative Agent shall notify each Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the General Administrative Agent.

          (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the General Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable LIBO Rate plus (or minus) a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the General Administrative Agent, before 10:30 A.M., New York City time, on the day that is three Business Days before the proposed Borrowing Date, setting forth:

               (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Lender would be willing to make (which amounts may, subject to subsection 4.1, exceed such Lender's U.S. Revolving Credit Commitment); and

               (ii) the margin above or below the applicable LIBO Rate at which such Lender is willing to make each such CAF Advance.

The General Administrative Agent shall advise the U.S. Borrower before 11:00 A.M., New York City time, on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the General Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the U.S. Borrower of the contents of its CAF Advance Offer before 10:15 A.M., New York City time, on the date which is three Business Days before the proposed Borrowing Date.

          (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the General Administrative Agent of the contents of such CAF Advance Request, each

Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the General Administrative Agent before 9:30 A.M., New York City time, on the proposed Borrowing Date, setting forth:

               (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Lender would be willing to make (which amounts may, subject to subsection 4.1, exceed such Lender's U.S. Revolving Credit Commitment); and

               (ii) the rate of interest at which such Lender is willing to make each such CAF Advance.

The General Administrative Agent shall advise the U.S. Borrower before 10:00 A.M., New York City time, on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the General Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the U.S. Borrower of the contents of its CAF Advance Offer before 9:15 A.M., New York City time, on the proposed Borrowing Date.

          (d) Before 11:30 A.M., New York City time, three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M., New York City time, on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the U.S. Borrower, in its absolute discretion, shall:

               (i) cancel such CAF Advance Request by giving the General Administrative Agent telephone notice to that effect, or

               (ii) by giving telephone notice to the General Administrative Agent (immediately confirmed by delivery to the General Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 4.2(e), accept one or more of the offers made by any Lender or Lenders pursuant to subsection 4.2(b) or subsection 4.2(c), as the case may be, and (B) reject any remaining offers made by Lenders pursuant to subsection 4.2(b) or subsection 4.2(c), as the case may be.

          (e) The U.S. Borrower's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

               (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

               (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

               (iii) the U.S. Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

               (iv) if the U.S. Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Lenders submit offers for any CAF Advance Maturity Date at identical pricing and the U.S. Borrower accepts any of such offers but does not wish to (or, by reason of the limitations set forth in subsection 4.1, cannot) borrow the total amount offered by such Lenders with such identical pricing, the U.S. Borrower shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (with appropriate rounding, in the sole discretion of the U.S. Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Lenders that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the U.S. Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Lender would be less than $5,000,000 principal amount, the number of such Lenders shall be reduced by the General Administrative Agent by lot until the CAF Advances to be made by each such remaining Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (f) If the U.S. Borrower notifies the General Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 4.2(d)(i), the General Administrative Agent shall give prompt telephone notice thereof to the Lenders.

          (g) If the Borrower accepts pursuant to subsection 4.2(d)(ii) one or more of the offers made by any Lender or Lenders, the General Administrative Agent promptly shall notify each Lender which has made such an offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each CAF Advance Maturity Date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Before 12:00 Noon, New York City time, on the Borrowing Date specified in the applicable CAF Advance Request, each Lender whose CAF Advance Offer has been accepted shall make available to the General Administrative Agent at its office set forth in subsection 17.2 the amount of CAF Advances to be made by such Lender, in immediately available funds. The General Administrative Agent will make such funds available to the U.S. Borrower as soon as practicable on such date at such office of the General Administrative Agent. As soon as practicable after each Borrowing Date, the General Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

          4.3 CAF Advance Payments. (a) The U.S. Borrower shall pay to the General Administrative Agent, for the account of each Lender which has made a CAF Advance, on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The U.S. Borrower shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Lender to which such CAF Advance is owed.

          (b) The U.S. Borrower shall pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date to applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

          (c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

          4.4 Evidence of Debt. (a) The U.S. Borrower unconditionally promises to pay to the General Administrative Agent, for the account of each Lender that makes a CAF Advance, on the CAF Advance Maturity Date with respect thereto, the principal amount of such CAF Advance. The U.S. Borrower further unconditionally promises to pay interest on each such CAF Advance for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and payable as specified in, subsection 4.3(b).

          (b) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the U.S. Borrower to such Lender resulting from each CAF Advance of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such CAF Advance.

          (c) The General Administrative Agent shall maintain the Register pursuant to subsection 17.6(d), and a record therein for each Lender, in which shall be recorded (i) the amount of each CAF Advance made by such Lender, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, and (ii) the amount of any sum received by the General Administrative Agent hereunder from the U.S. Borrower on account of such CAF Advance.

          (d) The entries made in the Register and the records of each Lender maintained pursuant to this subsection 4.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the General Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the CAF Advances made by such Lender in accordance with the terms of this Agreement.

          4.5 Certain Restrictions. A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.


          SECTION 5.  AMOUNT AND TERMS OF THE CANADIAN
                      COMMITMENTS

          5.1 Canadian Revolving Credit Commitments. Subject to the terms and conditions hereof, each Canadian Lender severally agrees to make revolving credit loans (each, a "Canadian Revolving Credit Loan") in Canadian Dollars to the Canadian Borrower from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto (i) the Available Canadian Revolving Credit Commitment of each Canadian Lender is greater than or equal to zero and (ii) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S. Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Canadian Borrower may use the Canadian Revolving Credit Commitments by borrowing, repaying the Canadian Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Canadian Revolving Credit Loans shall be Prime Rate Loans.

          5.2   Repayment of Canadian Revolving Credit Loans; Evidence of Debt.
(a) The Canadian Borrower hereby unconditionally promises to pay to the Canadian Administrative Agent for the account of each Canadian Lender the then unpaid principal amount of each Canadian Revolving Credit Loan of such Canadian Lender (whether made before or after the termination or expiration of the Canadian Revolving Credit Commitments) on the Revolving Credit Termination Date and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement. The Canadian Borrower hereby further agrees to pay interest on the unpaid principal amount of the Canadian Revolving Credit Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 9.1.

          (b) Each Canadian Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Canadian Borrower to such Canadian Lender resulting from each Canadian Revolving Credit Loan of such Canadian Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Canadian Lender from time to time under this Agreement.

          (c) The Canadian Administrative Agent (together with the General Administrative Agent) shall maintain the Register pursuant to subsection 17.6(d), and a subaccount therein for each Canadian Lender, in which shall be recorded (i) the amount of each Canadian Revolving Credit Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Canadian Borrower to each Canadian Lender hereunder in respect of the Canadian Revolving Credit Loans and (iii) both the amount of any sum received by the Canadian Administrative Agent hereunder from the Canadian Borrower in respect of the Canadian Revolving Credit Loans and each Canadian Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Canadian Lender maintained pursuant to subsection 5.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Canadian Borrower therein recorded; provided, however, that the failure of any Canadian Lender or the Administrative Agents to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Canadian Borrower to repay (with applicable interest) the Canadian Revolving Credit Loans made to the Canadian Borrower by such Canadian Lender in accordance with the terms of this Agreement.

          (e) The Canadian Borrower agrees that, upon the request to the Canadian Administrative Agent by any Canadian Lender, it will execute and deliver to such Canadian Lender a promissory note of the Canadian Borrower evidencing the Canadian Revolving Credit Loans of such Canadian Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (each, a "Canadian Revolving Credit Note"); provided, that the delivery of such Canadian Revolving Credit Notes shall not be a condition precedent to the Effective Date.

          5.3 Procedure for Canadian Revolving Credit Borrowing. The Canadian Borrower may borrow under the Canadian Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Canadian Borrower shall give the Canadian Administrative Agent irrevocable notice (which notice must be received by the Canadian Administrative Agent prior to 11:00 a.m., Toronto time, at least one Business Day prior to the requested Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Canadian Revolving Credit Commitments shall be in an amount equal to C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof (or, if the then Aggregate Available Canadian Revolving Credit Commitments are less than C$5,000,000, such lesser amount). Upon receipt of any such notice from the Canadian Borrower, the Canadian Administrative Agent shall promptly notify the General Administrative Agent and each Canadian Lender thereof. Not later than 12:00 Noon, Toronto time, on each requested Borrowing Date each Canadian Lender shall make an amount equal to its Canadian Revolving Credit Commitment Percentage of the principal amount of Canadian Revolving Credit Loans requested to be made on such Borrowing Date available to the Canadian Administrative Agent at its office specified in subsection 17.2 in Canadian Dollars and in immediately available funds. The Canadian Administrative Agent shall on such date credit the account of the Canadian Borrower on the books of such office with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

          5.4 Termination or Reduction of Canadian Revolving Credit Commitments. The Canadian Borrower shall have the right, upon not less than three Business Days' notice to the Canadian Administrative Agent, to terminate the Canadian Revolving Credit Commitments or, from time to time, to reduce the amount of the Canadian Revolving Credit Commitments; provided that no such termination or reduction shall be permitted (i) unless the U.S. Borrower elects to terminate or reduce the U.S. Revolving Credit Commitments of the U.S. Common Lenders by an amount equal to the U.S. Dollar Equivalent of the aggregate Canadian Revolving Credit Commitments of all Canadian Lenders being reduced or terminated or (ii) if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (B) the Available Canadian Revolving Credit Commitment of any Canadian Lender would be less than zero. Any such reduction shall be in an amount equal to C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof and shall reduce permanently the Canadian Revolving Credit Commitments then in effect.


          SECTION 6.  AMOUNT AND TERMS OF CANADIAN
                      ACCEPTANCE FACILITY

          6.1 Acceptance Commitments. (a) Subject to the terms and conditions hereof, each Canadian Lender agrees to create Acceptances for the Canadian Borrower on any Business Day during the Revolving Credit Commitment Period by accepting Drafts drawn by the Canadian Borrower; provided that no Canadian Lender shall be obligated to accept any Draft if, after giving effect to such acceptance, (i) the Available Canadian Revolving Credit Commitment of any Canadian Lender would be less than zero or (ii) the Aggregate Total Outstandings of all Lenders would exceed the Aggregate U.S. Revolving Credit Commitments.

          (b) The Canadian Borrower may utilize the Canadian Revolving Credit Commitments in the manner contemplated by this Section 6 by authorizing each Canadian Lender in the manner provided for in subsection 6.2(b) to draw Drafts on such Canadian Lender and having such Drafts accepted pursuant to subsection 6.2, paying its obligations with respect thereto pursuant to subsection 6.5, and again, from time to time, authorizing Drafts to be drawn on the Canadian Lenders and having them presented for acceptance, all in accordance with the terms and conditions of this Section 6.

          (c) For the purposes of this Agreement but subject to the provisions of Part C of Annex A, all Acceptances shall be considered a utilization of the Canadian Revolving Credit Commitments in an amount equal to the undiscounted face amount of such Acceptance.

          6.2 Creation of Acceptances. (a) The Canadian Borrower may request the creation of Acceptances hereunder by submitting to the Canadian Administrative Agent at its office specified in subsection 17.2 prior to 11:00 A.M., Toronto time, one Business Day prior to the requested Borrowing Date, (i) a request for acceptances (each, a "Request for Acceptances") completed in a manner and in form and substance reasonably satisfactory to the Canadian Administrative Agent and specifying, among other things, the Borrowing Date, maturity and amount of the Drafts to be accepted and discounted, (ii) to the extent not theretofore supplied to each Canadian Lender, a sufficient number of Drafts to be drawn on the Canadian Lenders, to be appropriately completed in accordance with subsection 6.2(d) and (iii) such other certificates, documents and other papers and information as the Canadian Administrative Agent may reasonably request. Upon receipt of any such Request for Acceptances, the Canadian Administrative Agent shall promptly notify each Canadian Lender and the General Administrative Agent of its receipt thereof.

          (b) In connection with each utilization by it of the Canadian Revolving Credit Commitments by way of Acceptances, the Canadian Borrower hereby agrees that it shall deliver to the Canadian Administrative Agent on or prior to the Effective Date, Powers of Attorney substantially in the form annexed hereto as Exhibit D (the "Powers of Attorney") authorizing each Canadian Lender to draw Drafts on such Canadian Lender on behalf of the Canadian Borrower and to complete such Drafts in accordance with the Requests for Acceptances submitted from time to time pursuant to subsection 6.2(a).

          (c) Each Request for Acceptances made by or on behalf of the Canadian Borrower hereunder shall contain a request for Acceptances denominated in Canadian Dollars and having an aggregate undiscounted face amount equal to C$10,000,000 or a whole multiple of C$1,000,000 in excess thereof. Each Acceptance shall be dated the Borrowing Date specified in the Request for Acceptances with respect thereto and shall be stated to mature on a Business Day which is not less than 30 days and not more than 180 days after the date thereof (and, in any event, prior to the Revolving Credit Termination Date).

          (d) Not later than 12:00 Noon, Toronto time, on the Borrowing Date specified in the relevant Request for Acceptances, and upon fulfillment of the applicable conditions set forth in subsection 11.2, each Canadian Lender will, in accordance with such Request for Acceptances, (i) sign each Draft on behalf of the Canadian Borrower pursuant to the Power of Attorney, (ii) complete the date, amount and maturity of each Draft to be accepted, (iii) accept such Drafts and give notice to the Canadian Administrative Agent of such acceptance and (iv) upon such acceptance, discount such Acceptances to the extent contemplated by subsection 6.3.

          6.3 Discount of Acceptances. (a) Each Canadian Lender hereby agrees, on the terms and subject to the conditions set forth in this Agreement, to discount Acceptances created by it on the Borrowing Date with respect thereto at the applicable Reference Discount Rate by making available to the Canadian Borrower an amount in immediately available funds equal to the Acceptance Purchase Price in respect thereof, and to notify the Canadian Administrative Agent that such Draft has been accepted and discounted by such accepting Canadian Lender.

          (b) In the event that the Canadian Borrower has made a Request for Acceptances, then (i) prior to 11:00 A.M., Toronto time, on the Borrowing Date with respect thereto, the Canadian Administrative Agent will notify the General Administrative Agent, the Canadian Borrower and the Canadian Lenders of the applicable Reference Discount Rate for such Acceptances and the corresponding Acceptance Purchase Price and (ii) each Canadian

Lender shall make the Acceptance Purchase Price for such Acceptances discounted by it available to the Canadian Administrative Agent, for the account of the Canadian Borrower, at the office of the Canadian Administrative Agent specified in subsection 17.2 prior to 12:00 Noon, Toronto time, on the Borrowing Date, in Canadian Dollars and in funds immediately available to the Canadian Administrative Agent. Such borrowing will then be made available to the Canadian Borrower by the Canadian Administrative Agent crediting the account of the Canadian Borrower on the books of such office with the aggregate of the amounts made available to the Canadian Administrative Agent by the Canadian Lenders and in like funds as received by the Canadian Administrative Agent.

          (c) Acceptances discounted by any Canadian Lender may be held by it for its own account until maturity or sold by it at any time prior thereto in the relevant market therefor in Canada in such Canadian Lender's sole discretion.

          6.4 Stamping Fees. On the Borrowing Date with respect to each Acceptance, the Canadian Borrower shall pay to the Canadian Administrative Agent, for the account of the Canadian Lenders, a stamping fee at a rate per annum equal to the Applicable Margin in effect on such Borrowing Date for Eurodollar Loans, computed for the period from and including the Borrowing Date with respect to such Acceptance to but not including the maturity of such Acceptance, on the basis of a 365-day year, of the undiscounted face amount of such Acceptance.

          6.5 Acceptance Reimbursement Obligations. (a) Subject to the provisions of Part C of Annex A, the Canadian Borrower hereby unconditionally agrees to pay to the Canadian Administrative Agent for the account of each Canadian Lender, on the maturity date (whether at stated maturity, by acceleration or otherwise) for each Acceptance created by such Canadian Lender for the account of the Canadian Borrower, the aggregate undiscounted face amount of each such then-maturing Acceptance.

          (b) Subject to the provisions of Part C of Annex A, the obligation of the Canadian Borrower to reimburse the Canadian Lenders for then-maturing Acceptances may be satisfied by the Canadian Borrower by:

               (i) paying to the Canadian Administrative Agent, for the account of the Canadian Lenders, an amount in Canadian Dollars and in immediately available funds equal to the aggregate undiscounted face amount of all Acceptances created for the account of the Canadian Borrower hereunder which are then maturing by 12:00 Noon, Toronto time, on such maturity date; provided that the Canadian Borrower shall have given not less than one Business Day's prior notice to the Canadian Administrative Agent (which shall promptly notify each Canadian Lender thereof) of its intent to reimburse the Canadian Lenders in the manner contemplated by this clause (i);

               (ii) having new Drafts accepted and discounted by the Canadian Lenders in the manner contemplated by subsections 6.2 and 6.3 in substitution for the then-maturing Acceptances; provided that (A) the Canadian Borrower shall have delivered to the Canadian Administrative Agent (which shall promptly provide a copy thereof to each Canadian Lender) a duly completed Request for Acceptances not later than 2:00 P.M., Toronto time, one Business Day prior to such maturity date, together with the documents, instruments, certificates and other papers and information contemplated by subsections 6.2(a)(ii) and 6.2(a)(iii), (B) if any Default or Event of Default has occurred and is then continuing, the Request for Acceptances shall be deemed to be a request for a Canadian Revolving Credit Loan in an amount equal to the undiscounted face amount of the Acceptances requested, (C) each Canadian Lender shall either (I) in the case of maturing Acceptances which are not Existing Acceptances, retain the Acceptance Purchase Price for the Acceptance created by it and apply such Acceptance Purchase Price to the Acceptance Reimbursement Obligations of the Canadian Borrower in respect of the maturing Acceptance created by such Canadian Lender or (II) in the case of maturing Existing Acceptances, transfer an amount in Canadian Dollars and immediately available funds equal to such Acceptance Purchase Price to the Canadian Administrative Agent not later than 12:00 Noon, Toronto time on the requested Borrowing Date for application by the Canadian Administrative Agent to the repayment of such maturing Existing Acceptances pursuant to Part C of Annex A, and
     (D) if the Acceptance Purchase Price so retained by such Canadian Lender is less than the undiscounted face amount of the then-maturing Acceptance, the Canadian Borrower shall have made arrangements reasonably satisfactory to such Canadian Lender (and, in the case of maturing Existing Acceptances, the Canadian Administrative Agent) for payment of such deficiency; or

               (iii) to the extent that the Canadian Borrower has not given to the Canadian Administrative Agent a notice contemplated by clause (i) or
     (ii) above, then the Canadian Borrower shall be deemed to have requested a borrowing pursuant to subsection 5.1 of Canadian Revolving Credit Loans in an aggregate principal amount equal to the undiscounted face amount of such then-maturing Acceptance. The Borrowing Date with respect to such borrowing shall be the maturity date (or such earlier date on which the Canadian Revolving Credit Commitments shall be terminated) for such Acceptance. Except to the extent that any of the events contemplated by clause (i) or (ii) of paragraph (f) of Section 15 with respect to the Canadian Borrower has occurred and is then continuing (in which case the Canadian Borrower shall be obligated to pay to each Canadian Lender the undiscounted face amount of the Acceptances created by such Canadian Lender which are then maturing or, if applicable, to pay to each Existing Canadian Lender the undiscounted face amount of the Existing Acceptances created by such Existing Canadian Lender which are then maturing), each Canadian Lender shall be obligated to make the Canadian Revolving Credit Loan contemplated by this subsection 6.5(b)(iii) regardless of whether the conditions precedent to borrowing set forth in this Agreement are then satisfied. The proceeds of any Canadian Revolving Credit Loans made pursuant to this subsection 6.5(b)(iii) shall be retained by the Canadian Lenders and applied by them to the Acceptance Reimbursement Obligations of the Canadian Borrower in respect of the then-maturing Acceptance or Existing Acceptance.

          (c) The unpaid amount of any such Acceptance Reimbursement Obligations shall be treated as a Canadian Revolving Credit Loan for the purposes hereof and interest shall accrue on the amount of any such unpaid Acceptance Reimbursement Obligation from the date such amount becomes due until paid in full at a fluctuating rate per annum equal to the rate which would then be payable on Canadian Revolving Credit Loans. Such interest shall be payable by the Canadian Borrower on demand by the Canadian Administrative Agent.

          (d) In no event shall the Canadian Borrower claim from any Canadian Lender or any Existing Canadian Lender any grace period with respect to the payment at maturity of any Acceptances created by such Canadian Lender or Existing Canadian Lender pursuant to this Agreement.

          6.6 Converting Canadian Revolving Credit Loans to Acceptances and Acceptances to Canadian Revolving Credit Loans. (a) Subject to subsection 6.6(b), the Canadian Borrower may at any time and from time to time request that any then outstanding Canadian Revolving Credit Loan be converted into an Acceptance by delivering to the Canadian Administrative Agent (which shall promptly notify the General Administrative Agent and each Canadian Lender of its receipt thereof) a Request for Acceptances, together with a statement that the Acceptances so requested are to be created pursuant to this subsection 6.6(a), such notice to be given not later than one Business Day prior to the requested conversion date.

          (b) In the event that the Canadian Administrative Agent receives such a Request for Acceptances and the accompanying statement described in subsection 6.6(a), then the Canadian Borrower shall pay on the requested Borrowing Date to the Canadian Administrative Agent, for the account of the Canadian Lenders, the principal amount of the then outstanding Canadian Revolving Credit Loans being so converted, and each Canadian Lender shall accept and discount the Canadian Borrower's Drafts having an aggregate face amount at least equal to the principal amount of the Canadian Revolving Credit Loans of such Canadian Lender which are then being repaid; it being understood and agreed that for the purposes of this subsection 6.6(b), such payment by the Canadian Borrower of such outstanding Canadian Revolving Credit Loans may be from the proceeds of such discounted Drafts; provided that, (i) following the occurrence and during the continuance of a Default or an Event of Default, no Acceptances may be created and (ii) no Acceptance which is permitted to be created hereunder shall have a maturity that extends beyond the Revolving Credit Termination Date.

          (c) The creation of Acceptances pursuant to this subsection 6.6 shall not be subject to the satisfaction of the conditions precedent to borrowing set forth in this Agreement.

          (d) The Canadian Borrower may elect from time to time to convert outstanding Acceptances to Canadian Revolving Credit Loans by giving the Canadian Administrative Agent at least one Business Day's irrevocable notice of such election prior to the maturity of such Acceptances; provided that any such conversion of Acceptances may only be made on the maturity thereof.

          6.7 Acceptances to be Supplemented by Canadian Revolving Credit Loans in order to be Created Ratably. The Canadian Borrower hereby agrees that each Request for Acceptances, reimbursement of Acceptances and conversion of Canadian Revolving Credit Loans to Acceptances shall be made in a manner so that, except to the extent required by Part C of Annex A with respect to the repayment of maturing Existing Acceptances, any such Request for Acceptances, reimbursement or conversion shall apply ratably to all Canadian Lenders in accordance with their respective Canadian Revolving Credit Commitment Percentages. In the event that the aggregate undiscounted face amount of Acceptances requested by the Canadian Borrower to be created by all Canadian Lenders hereunder pursuant to any Request for Acceptances is an amount which, if divided ratably among the Canadian Lenders in accordance with their respective Canadian Revolving Credit Commitment Percentages, would not result in each Canadian Lender accepting a Draft which has an undiscounted face amount equal to C$100,000 or a whole multiple of C$100,000 in excess thereof, then each Canadian Lender's ratable share of such Acceptance shall be rounded downward to an amount which is equal to C$100,000 or a whole multiple of C$100,000 in excess thereof, and the Canadian Borrower shall be deemed to have requested that such Canadian Lender make a Canadian Revolving Credit Loan to the Canadian Borrower (which Canadian Revolving Credit Loan need not satisfy the minimum borrowing requirements of subsection 5.3) on the date upon which such Draft is to be accepted in the amount by which such Canadian Lender's ratable share (determined in accordance with its Canadian Revolving Credit Commitment Percentage) of the undiscounted face amount of the Acceptance requested in such Request for Acceptances was rounded downward. Notwithstanding any provision in this subsection 6.7 to the contrary, the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Lenders to allocate among the Canadian Lenders the Acceptances to be issued in such manner and amounts as the Canadian Administrative Agent may, in its sole discretion, acting reasonably, consider necessary, rounding up or down, so as to ensure that no Canadian Lender is required to accept a Draft for a fraction of $100,000 and, in such event, the Canadian Lenders' ratable share with respect to such Acceptances shall be adjusted accordingly.

          6.8 Special Provisions Relating to Acceptance Notes. (a) The Canadian Borrower and each Canadian Lender hereby acknowledge and agree that from time to time certain Canadian Lenders which are not Canadian chartered banks or which are Schedule II Canadian Lenders may not be authorized to or may, as a matter of general corporate policy, elect not to accept Drafts, and the Canadian Borrower and each Canadian Lender agree that any such Canadian Lender may purchase Acceptance Notes of the Canadian Borrower in accordance with the provisions of subsection 6.8(b) in lieu of creating Acceptances for its account.

          (b) In the event that any Canadian Lender described in subsection 6.8(a) above is unable to, or elects as a matter of general corporate policy not to, create Acceptances hereunder, such Canadian Lender shall not create Acceptances hereunder, but rather, if the Canadian Borrower requests the creation of such Acceptances, the Canadian Borrower shall deliver to such Canadian Lender non-interest bearing promissory notes (each, an "Acceptance Note") of the Canadian Borrower, substantially in the form of Exhibit E, having the same maturity as the Acceptances to be created and in an aggregate principal amount equal to the undiscounted face amount of such Acceptances. Each such Canadian Lender hereby agrees to purchase Acceptance Notes from the Canadian Borrower at a purchase price equal to the Acceptance Purchase Price which would have been applicable if a Draft in the same aggregate face amount as the principal amount of its Acceptance Notes had been accepted by it (less any stamping fee which would have been paid pursuant to subsection 5.4 if such Lender had created an Acceptance) and such Acceptance Notes shall be governed by the provisions of this Section 6 as if they were Acceptances.


          SECTION 7.  AMOUNT AND TERMS OF MULTICURRENCY
                      COMMITMENT

          7.1 Multicurrency Commitments. Subject to the terms and conditions hereof, each Multicurrency Lender severally agrees to make revolving credit loans (each, a "Multicurrency Loan") in any Available Foreign Currency to any Foreign Subsidiary Borrower from time to time during the Revolving Credit Commitment Period so long as after giving effect thereto (a) the Available Multicurrency Commitment of each Multicurrency Lender is greater than or equal to zero, (b) the aggregate outstanding principal amount of Multicurrency Loans does not exceed an amount of which the U.S. Dollar Equivalent is $500,000,000 and (c) the Aggregate Total Outstandings of all Lenders do not exceed the Aggregate U.S. Revolving Credit Commitments. During the Revolving Credit Commitment Period, any Foreign Subsidiary Borrower may use the Multicurrency Commitments by borrowing, repaying the Multicurrency Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          7.2 Repayment of Multicurrency Loans; Evidence of Debt. (a) Each Foreign Subsidiary Borrower hereby unconditionally promises to pay to the General Administrative Agent for the account of each Multicurrency Lender the then unpaid principal amount of each Multicurrency Loan of such Multicurrency Lender to such Foreign Subsidiary Borrower on the Revolving Credit Termination Date and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement. Each Foreign Subsidiary Borrower hereby further agrees to pay interest on the unpaid principal amount of the Multicurrency Loans advanced to it and from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in subsection 9.1.

          (b) Each Multicurrency Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Foreign Subsidiary Borrower to such Multicurrency Lender resulting from each Multicurrency Loan of such Multicurrency Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Multicurrency Lender from time to time under this Agreement.

          (c) The General Administrative Agent shall maintain the Register pursuant to subsection 17.6(d), and a subaccount therein for each Multicurrency Lender, in which shall be recorded (i) the amount of each Multicurrency Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from each Foreign Subsidiary Borrower to each Multicurrency Lender hereunder in respect of the Multicurrency

Loans and (iii) both the amount of any sum received by the General Administrative Agent hereunder from each Foreign Subsidiary Borrower in respect of the Multicurrency Loans and each Multicurrency Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Multicurrency Lender maintained pursuant to subsection 7.2(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Foreign Subsidiary Borrower therein recorded; provided, however, that the failure of any Multicurrency Lender or the General Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of such Foreign Subsidiary Borrower to repay (with applicable interest) the Multicurrency Loans made to such Foreign Subsidiary Borrower by such Multicurrency Lender in accordance with the terms of this Agreement.

          7.3 Procedure for Multicurrency Borrowing. Any Foreign Subsidiary Borrower may request the Multicurrency Lenders to make Multicurrency Loans during the Revolving Credit Commitment Period on any Business Day by delivering a Notice of Multicurrency Loan Borrowing. Each borrowing under the Multicurrency Commitments shall be in an amount in an Available Foreign Currency of which the U.S. Dollar Equivalent is equal to at least $10,000,000 (or, if the then Aggregate Available Multicurrency Commitments are less than $10,000,000, such lesser amount). Upon receipt of any such Notice of Multicurrency Borrowing from any Foreign Subsidiary Borrower, the General Administrative Agent shall promptly notify each Multicurrency Lender thereof. Not later than the funding time for the relevant Available Foreign Currency set forth in the Administrative Schedule each Multicurrency Lender shall make an amount equal to its Multicurrency Commitment Percentage of the principal amount of Multicurrency Loans requested to be made on such Borrowing Date available to the General Administrative Agent at the funding office for the relevant Available Foreign Currency set forth in the Administrative Schedule in the relevant Available Foreign Currency and in immediately available funds. The amounts made available by each Multicurrency Lender will then be made available to the relevant Foreign Subsidiary Borrower at the funding office for the relevant Available Foreign Currency set forth in the Administrative Schedule and in like funds as received by the General Administrative Agent.

          7.4 Termination or Reduction of Multicurrency Commitments. The U.S. Borrower shall have the right, upon not less than three Business Days' notice to the General Administrative Agent, to terminate the Multicurrency Commitments or, from time to time, to reduce the amount of the Multicurrency Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Available Multicurrency Commitment of any Multicurrency Lender would be less than zero. Any such reduction shall be in an amount equal to U.S.$10,000,000 or a whole multiple of U.S.$1,000,000 in excess thereof and shall reduce permanently the Multicurrency Commitments then in effect.

          SECTION 8.  ALTERNATE CURRENCY FACILITIES

          8.1 Terms of Alternate Currency Facilities. (a) Subject to the provisions of this Section 8, the U.S. Borrower may in its discretion from time to time designate any Subsidiary of the U.S. Borrower organized under the laws of any jurisdiction outside the United States as an "Alternate Currency Borrower" and any Qualified Credit Facility to which such Alternate Currency Borrower and any one or more Lenders (or its affiliates, agencies or branches) is a party as an "Alternate Currency Facility", with the consent of each such Lender in its sole discretion, by delivering an Alternate Currency Facility Addendum to the General Administrative Agent and the Lenders (through the General Administrative Agent) executed by the U.S. Borrower, each such Alternate Currency Borrower and each such Lender, provided, that on the effective date of such designation no Event of Default shall have occurred and be continuing. Concurrently with the delivery of an Alternate Currency Facility Addendum, the U.S. Borrower or the relevant Alternate Currency Borrower shall furnish to the General Administrative Agent copies of all documentation executed and delivered by any Alternate Currency Borrower in connection therewith, together with, if applicable, an English translation thereof. Except as otherwise provided in this
Section 8 or in the definition of "Qualified Credit Facility" in subsection 1.1, the terms and conditions of each Alternate Currency Facility shall be determined by mutual agreement of the relevant Alternate Currency Borrower(s) and Alternate Currency Lender(s). The documentation governing each Alternate Currency Facility shall (i) contain an express acknowledgement that such Alternate Currency Facility shall be subject to the provisions of this Section 8 and (ii) if more than one Lender is a party thereto, designate an Alternate Currency Facility Agent for such Alternate Currency Facility. Each of the U.S. Borrower and, by agreeing to any Alternate Currency Facility designation as contemplated hereby, each relevant Alternate Currency Lender (if any) party thereto which is an affiliate, branch or agency of a Lender, acknowledges and agrees that each reference in this Agreement to any Lender shall, to the extent applicable, be deemed to be a reference to such Alternate Currency Lender. In the event of any inconsistency between the terms of this Agreement and the terms of any Alternate Currency Facility, the terms of this Agreement shall prevail.

          (b) The documentation governing each Alternate Currency Facility shall set forth (i) the maximum amount (expressed in U.S. Dollars) available to be borrowed from all Alternate Currency Lenders under such Alternate Currency Facility (as the same may be reduced from time to time, an "Alternate Currency Facility Maximum Borrowing Amount") and (ii) with respect to each Alternate Currency Lender party to such Alternate Currency Facility, the maximum amount (expressed in U.S. Dollars) available to be borrowed from such Alternate Currency Lender thereunder (as the same may be reduced from time to time, an "Alternate Currency Lender Maximum Borrowing Amount").

          (c) Except as otherwise required by applicable law, in no event shall the Alternate Currency Lenders party to an Alternate Currency Facility have the right to accelerate the Alternate Currency Loans outstanding thereunder, or to terminate their commitments (if any) to make such Alternate Currency Loans prior to the earlier of the stated termination date in respect thereof or the Revolving Credit Termination Date, except, in each case, in connection with an acceleration of the Loans or a termination of the Commitments pursuant to Section 15, provided, that nothing in this paragraph (c) shall be deemed to require any Alternate Currency Lender to make an Alternate Currency Loan if the applicable conditions precedent to the making of such Alternate Currency Loan set forth in the documentation governing the relevant Alternate Currency Facility have not been satisfied. No Alternate Currency Loan may be made under an Alternate Currency Facility if (i) after giving effect thereto, the conditions precedent in subsection 11.2 would not be satisfied or (ii) after giving effect to the making of such Alternate Currency Loan and the simultaneous application of the proceeds thereof, the Aggregate Total Outstandings of all Lenders at any time exceeds the Aggregate U.S. Revolving Credit Commitments.

          (d) The relevant Alternate Currency Borrower shall furnish to the General Administrative Agent copies of any amendment, supplement or other modification (including any change in commitment amounts or in the Alternate Currency Lenders participating in any Alternate Currency Facility) to the terms of any Alternate Currency Facility promptly after the effectiveness thereof (together with, if applicable, an English translation thereof). If any such amendment, supplement or other modification to an Alternate Currency Facility shall (i) add an Alternate Currency Lender as an Alternate Currency Lender thereunder or (ii) change the Alternate Currency Facility Maximum Borrowing Amount or any Alternate Currency Lender Maximum Borrowing Amount with respect thereto, the U.S. Borrower shall promptly furnish an appropriately revised Alternate Currency Facility Addendum, executed by the U.S. Borrower, the relevant Alternate Currency Borrower and the affected Alternate Currency Lenders (or any agent acting on their behalf), to the General Administrative Agent and the Lenders (through the General Administrative Agent).

          (e) The U.S. Borrower may terminate its designation of a facility as an Alternate Currency Facility, with the consent of each Alternate Currency Lender party thereto in its sole discretion, by written notice to the General Administrative Agent, which notice shall be executed by the U.S. Borrower, the relevant Alternate Currency Borrower and each Alternate Currency Lender party to such Alternate Currency Facility (or any agent acting on their behalf). Once notice of such termination is received by the General Administrative Agent, such Alternate Currency Facility and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement.

          8.2 Reporting of Alternate Currency Outstandings. (a) On the date of the making of any Alternate Currency Loan having a maturity of 30 or more days to an Alternate Currency Borrower and on the last Business Day of each month on which an Alternate Currency Borrower has any outstanding Alternate Currency Loans, the Alternate Currency Facility Agent for such Alternate Currency Borrower shall deliver to the General Administrative Agent a Notice of Alternate Currency Outstandings. The General Administrative Agent will, at the request of any Alternate Currency Facility Agent, advise such Alternate Currency Facility Agent of the Exchange Rate used by the General Administrative Agent in calculating the U.S. Dollar Equivalent of Alternate Currency Loans under the related Alternate Currency Facility on any date.

          (b) For purposes of any calculation under this Agreement in which the amount of the Aggregate Alternate Currency Outstandings of any Lender is a component, the

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                                                                              58

General Administrative Agent shall make such calculation on the basis of the Notices of Alternate Currency Outstandings received by it at least two Business Days prior to the date of such calculation.


          SECTION 9.  GENERAL PROVISIONS APPLICABLE TO LOANS

          9.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin in effect for such day.

          (b) Each ABR Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Alternate Base Rate for such day plus the Applicable Margin in effect for such day.

          (c) Each Prime Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Prime Rate for such day plus the Applicable Margin in effect for such day.

          (d) Each Multicurrency Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the applicable Eurocurrency Rate plus the Applicable Margin in effect for such day.

          (e) Each Money Market Rate Swing Line Loan shall bear interest during the interest period applicable thereto at a rate per annum equal to the applicable Money Market Rate; provided, that any Money Market Rate Swing Line Loan in which Lenders purchase participating interests pursuant to the last sentence of subsection 3.5(a) shall, from and after the date of such purchase, bear interest until the end of the interest period applicable thereto at a rate per annum equal to the higher of (i) 2% above the Money Market Rate applicable thereto and (ii) 2% above the ABR.

          (f) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or, if higher, (A) in the case of amounts required to be paid in U.S. Dollars, the rate described in paragraph (b) of this subsection plus 2%, or (B) in the case of amounts required to be paid in Canadian Dollars, the rate described in paragraph (c) of this subsection plus 2%.

          (g) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (f) of this subsection shall be payable from time to time on demand.

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                                                                              59

          9.2 Conversion and Continuation Options. (a) The U.S. Borrower may elect from time to time to convert outstanding Eurodollar Loans (in whole or in part) to ABR Loans by giving the General Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The U.S. Borrower may elect from time to time to convert outstanding ABR Loans (other than Swing Line Loans) (in whole or in part) to Eurodollar Loans by giving the General Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the General Administrative Agent shall promptly notify each U.S. Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the General Administrative Agent or the Majority U.S. Lenders have determined that such conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 9.3 shall not have been violated, (iii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date and (iv) Swing Line Loans may not be converted to Eurodollar Loans.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the U.S. Borrower giving notice to the General Administrative Agent of the length of the next Interest Period to be applicable to such Loans determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the General Administrative Agent or the Majority U.S. Lenders have determined that such continuation is not appropriate, (ii) if, after giving effect thereto, subsection 9.3 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date, and provided, further, that if the U.S. Borrower shall fail to give such notice or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

          (c) Any Multicurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Foreign Subsidiary Borrower giving a Notice of Multicurrency Loan Continuation, provided, that if the relevant Foreign Subsidiary Borrower shall fail to give such Notice of Multicurrency Loan Continuation, such Multicurrency Loans shall automatically be continued for an Interest Period of one month.

          9.3 Minimum Amounts of Tranches. (a) Except as provided in Annex A, all borrowings, conversions and continuations of U.S. Revolving Credit Loans and Multicurrency Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $20,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) the aggregate principal

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                                                                              60

amount of the Multicurrency Loans comprising each Tranche shall be in an amount of which the U.S. Dollar Equivalent is at least $10,000,000 and (iii) there shall not be more than 20 Tranches at any one time outstanding.

          (b) All Acceptances created hereunder, all conversions and continuations thereof and all selections of maturity dates with respect thereto shall be made pursuant to such elections so that, after giving effect thereto, there shall be no more than 20 Acceptance Tranches at any one time outstanding.

          9.4 Optional and Mandatory Prepayments. (a) The U.S. Borrower may at any time and from time to time prepay U.S. Revolving Credit Loans and/or Swing Line Loans (other than Money Market Rate Swing Line Loans), in whole or in part, upon at least three Business Days' irrevocable notice to the General Administrative Agent (in the case of Eurodollar Loans) and at least one Business Day's irrevocable notice to the General Administrative Agent (in the case of ABR Loans), specifying the date and amount of prepayment and whether the prepayment is (i) of U.S. Revolving Credit Loans, Swing Line Loans or a combination thereof and (ii) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the amount allocable to each. Upon the receipt of any such notice the General Administrative Agent shall promptly notify each U.S. Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Except as provided in Annex A, partial prepayments of the U.S. Revolving Credit Loans shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Partial prepayments of the Swing Line Loans shall be in aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

          (b) The Canadian Borrower may at any time and from time to time prepay, without premium or penalty, the Canadian Revolving Credit Loans, in whole or in part, upon at least one Business Day's irrevocable notice to the Canadian Administrative Agent specifying the date and amount of prepayment. Upon the receipt of any such notice, the Canadian Administrative Agent shall promptly notify each Canadian Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Except as provided in Annex A, partial prepayments of Canadian Revolving Credit Loans shall be in an aggregate principal amount of C$5,000,000 or a whole multiple of C$1,000,000 in excess thereof.

          (c) The Foreign Subsidiary Borrowers may at any time and from time to time prepay, without premium or penalty, the Multicurrency Loans, in whole or in part, upon at least three Business Days' irrevocable notice to the General Administrative Agent specifying the date and amount of prepayment. Upon the receipt of any such notice, the General Administrative Agent shall promptly notify each Multicurrency Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Multicurrency Loans shall be in an aggregate principal amount of which the U.S. Dollar Equivalent is at least $10,000,000.

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                                                                              61

          (d) (i) If, at any time during the Revolving Credit Commitment Period, for any reason the Aggregate Total Outstandings of all Lenders exceed the Aggregate U.S. Revolving Credit Commitments then in effect, (A) the U.S. Borrower shall, without notice or demand, immediately prepay the Swing Line Loans and the U.S. Revolving Credit Loans and/or (B) the Canadian Borrower shall, without notice or demand, immediately prepay the Canadian Revolving Credit Loans and cash collateralize any outstanding Acceptance Reimbursement Obligations (whether or not then due and payable) and/or (C) the Foreign Subsidiary Borrowers shall, without notice or demand, immediately prepay the Multicurrency Loans, such that the sum of (I) the aggregate principal amount of the Swing Line Loans and U.S. Revolving Credit Loans so prepaid, (II) the U.S. Dollar Equivalent of the sum of (x) the aggregate principal amount of the Canadian Revolving Credit Loans so prepaid and (y) the aggregate amount of the Acceptance Reimbursement Obligations so cash collateralized and (III) the U.S. Dollar Equivalent of the aggregate principal amount of the Multicurrency Loans so prepaid, equals or exceeds the amount of such excess; provided, however, that nothing in this subsection shall be construed as requiring the Canadian Borrower to so prepay or cash collateralize in amounts that would be in violation of, and its obligations to so prepay or cash collateralize are subject to, the restrictions on financial assistance set out in the Business Corporations Act (Ontario); and, provided, further, that the preceding proviso shall not be construed in any way as limiting or derogating from the obligations of the U.S. Borrower or the Foreign Subsidiary Borrowers set out in this subsection.

          (ii) If, at any time during the Revolving Credit Commitment Period, for any reason the sum of (A) the Aggregate U.S. Revolving Credit Outstandings of all U.S. Common Lenders and (B) the U.S. Dollar Equivalent of the Aggregate Canadian Revolving Credit Outstandings of all Canadian Lenders exceeds the aggregate U.S. Revolving Credit Commitments of all U.S. Common Lenders then in effect, (x) the U.S. Borrower shall, without notice or demand, immediately prepay the Swing Line Loans and the U.S. Revolving Credit Loans and/or (y) the Canadian Borrower shall, without notice or demand, immediately prepay the Canadian Revolving Credit Loans and cash collateralize any outstanding Acceptance Reimbursement Obligations (whether or not then due and payable) in amounts such that the sum of (i) the aggregate principal amount of the Swing Line Loans and U.S. Revolving Credit Loans so prepaid and (ii) the U.S. Dollar Equivalent of the sum of (1) the aggregate principal amount of the Canadian Revolving Credit Loans so prepaid and (2) the aggregate amount of the Acceptance Reimbursement Obligations so cash collateralized, equals or exceeds the amount of such excess.

          (iii) If, at any time during the Revolving Credit Commitment Period, for any reason either (A) the Aggregate Total Outstandings of all Multicurrency Lenders exceed the aggregate U.S. Revolving Credit Commitments of the Multicurrency Lenders or (B) the Aggregate Multicurrency Outstandings exceed the aggregate Multicurrency Commitments, (x) the U.S. Borrower shall, without notice or demand, immediately prepay the Swing Line Loans and the U.S. Revolving Credit Loans and/or (y) the Canadian Borrower shall, without notice or demand, immediately prepay the Canadian Revolving Credit Loans and cash collateralize any outstanding Acceptance Reimbursement Obligations (whether or not then due and payable) and/or (z) the Foreign Subsidiary Borrowers shall, without notice or demand, immediately prepay Multicurrency Loans, in amounts such that the sum of (i) the aggregate

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                                                                              62

principal amount of the Swing Line Loans and U.S. Revolving Credit Loans so prepaid and (ii) the U.S. Dollar Equivalent of the sum of (A) the aggregate principal amount of the Canadian Revolving Credit Loans and Multicurrency Loans so prepaid and (B) the aggregate amount of the Acceptance Reimbursement Obligations so cash collateralized, equals or exceeds the amount of such excess; provided, however, that nothing in this subsection shall be construed as requiring the Canadian Borrower to so prepay or cash collateralize in amounts that would be in violation of, and its obligations to so prepay or cash collateralize are subject to, the restrictions on financial assistance set out in the Business Corporations Act (Ontario); and, provided, further, that the preceding proviso shall not be construed in any way as limiting or derogating from the obligations of the U.S. Borrower or the Foreign Subsidiary Borrowers set out in this subsection.

          (e) Each prepayment of Loans pursuant to this subsection 2.4 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under subsection 9.12 in connection with such prepayment.

          (f) Notwithstanding the foregoing, mandatory prepayments of Revolving Credit Loans or Multicurrency Loans that would otherwise be required pursuant to this subsection 9.4 solely as a result of fluctuations in Exchange Rates from time to time shall only be required to be made pursuant to this subsection 9.4 on the last Business Day of each month on the basis of the Exchange Rate in effect on such Business Day.

          (g) Prepayments of the Loans and Acceptance Reimbursement Obligations pursuant to this subsection 9.4 shall be applied as follows: (i) in the case of prepayments made by the U.S. Borrower, first, to prepay Swing Line Loans then outstanding (other than Money Market Rate Swing Line Loans), second, to prepay ABR Loans (other than Swing Line Loans) then outstanding and third, to prepay Money Market Rate Swing Line Loans, if any, and Eurodollar Loans then outstanding, (ii) in the case of prepayments made by the Canadian Borrower, first, to prepay Canadian Revolving Credit Loans then outstanding and second, to prepay any Acceptance Reimbursement Obligations then due and payable (or, in the event of a prepayment of Acceptance Reimbursement Obligations which are not then due and payable, to cash collateralize such Acceptance Reimbursement Obligations upon terms and conditions reasonably satisfactory to the Canadian Administrative Agent), and (iii) in case of prepayments made by a Foreign Subsidiary Borrower, to prepay Multicurrency Loans borrowed by such Foreign Subsidiary Borrower.

          (h) The U.S. Borrower shall prepay all Swing Line Loans then outstanding (other than Money Market Rate Swing Line Loans) simultaneously with each borrowing of U.S. Revolving Credit Loans.

          9.5 Facility Fees; Other Fees. (a) The U.S. Borrower agrees to pay to the General Administrative Agent for the account of each U.S. Lender, a facility fee for the period from and including the Effective Date to but excluding the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein); each such facility fee shall be computed at the Facility Fee Rate on the amount of the U.S. Revolving Credit Commitment of such U.S. Lender during
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                                                                              63


the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date on which the U.S. Revolving Credit Commitments shall terminate as provided herein, commencing on the first such date to occur after the date hereof. Each U.S. Common Lender and its Counterpart Lender may elect, upon notice to the Borrowers and the Administrative Agents, to have all or a portion of the facility fees owed to such U.S. Common Lender by the U.S. Borrower paid by the Canadian Borrower in Canadian Dollars directly to the Canadian Administrative Agent for the account of such U.S. Common Lender's Counterpart Lender. Each U.S. Common Lender and its Counterpart Lender may make such election no more often than once in any year. If any such election is made, amounts otherwise due in U.S. Dollars shall be converted to Canadian Dollars at the then Exchange Rate on the date which is one Business Day prior the date such amount is due.

          (b) The U.S. Borrower shall pay (without duplication of any other fee payable under this subsection 9.5) to Chase and CSI, for their respective accounts, all fees separately agreed to by the U.S. Borrower and Chase or CSI, as the case may be.

          (c) The Canadian Borrower shall (without duplication of any other fee payable under this subsection 9.5) pay to the Canadian Administrative Agent all fees separately agreed to by the Canadian Borrower and the Canadian Administrative Agent.

          (d) The U.S. Borrower shall (without duplication of any other fee payable under this subsection 9.5) pay to the General Administrative Agent all fees separately agreed to by the U.S. Borrower and the General Administrative Agent.

          9.6 Computation of Interest and Fees. (a) Interest based on the Eurodollar Rate, the Eurocurrency Rate or a Money Market Rate shall be calculated on the basis of a 360-day year for the actual days elapsed; and facility fees and interest (other than interest based upon the Eurodollar Rate or the Eurocurrency Rate) shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The General Administrative Agent shall as soon as practicable notify the U.S. Borrower and the U.S. Lenders of each determination of a Eurodollar Rate or a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or a change in the Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The General Administrative Agent shall as soon as practicable notify the U.S. Borrower and the U.S. Lenders of the effective date and the amount of each such change in the Alternate Base Rate, and the Canadian Administrative Agent shall as soon as practicable notify the Canadian Borrower and the Canadian Lenders of each such change in the Prime Rate. For purposes of the Interest Act (Canada), whenever any interest under this Agreement is calculated using an annual rate based on a period which is less than the actual number of days in a year (the "Lesser Period"), such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on such Lesser Period, (ii) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable ends, and (iii) divided by the number of days in such Lesser Period. The rates of interest specified in this Agreement are nominal rates and
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                                                                              64



all interest payments and computations are to be made without allowance or deduction for deemed reinvestment of interest.

          (b) Each determination of an interest rate by the General Administrative Agent or the Canadian Administrative Agent, as the case may be, pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. Each Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing in reasonable detail the calculations used by such Administrative Agent in determining any interest rate pursuant to subsection 9.1(a).

          (c) (i) If any U.S. Reference Lender shall for any reason no longer have a U.S. Revolving Credit Commitment or any U.S. Revolving Credit Loans, such U.S. Reference Lender shall thereupon cease to be a U.S. Reference Lender, and if, as a result, there shall only be one U.S. Reference Lender remaining, the General Administrative Agent (after consultation with the U.S. Borrower and the U.S. Lenders) shall, by notice to the U.S. Borrower and the U.S. Lenders, designate another U.S. Lender as a U.S. Reference Lender so that there shall at all times be at least two U.S. Reference Lenders.

          (ii) If any Canadian Reference Lender shall for any reason no longer have a Canadian Revolving Credit Commitment or any Canadian Revolving Credit Loans, such Canadian Reference Lender shall thereupon cease to be a Canadian Reference Lender, and if, as a result, there shall only be one Schedule I Canadian Reference Lender or Schedule II Canadian Reference Lender (as the case may be) remaining, the Canadian Administrative Agent (after consultation with the Canadian Borrower and the Schedule I Canadian Lenders or the Schedule II Canadian Lenders, as applicable) shall, by notice to the Canadian Borrower and the Canadian Lenders, designate another Schedule I Canadian Lender or Schedule II Canadian Lender, as applicable, as a Schedule I Canadian Reference Lender or a Schedule II Canadian Reference Lender, as applicable, so that there shall at all times be at least two Schedule I Canadian Reference Lenders and two Schedule II Canadian Reference Lenders.

          (d) Each U.S. and Canadian Reference Lender shall use its best efforts to furnish quotations of rates to the applicable Administrative Agent as contemplated hereby. If any of the U.S. or Canadian Reference Lenders shall be unable or shall otherwise fail to supply such rates to the applicable Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 9.7, be determined on the basis of the quotations of the remaining U.S. or Canadian Reference Lenders or Reference Lender, as applicable.

          9.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the General Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the Eurocurrency Rate, as the case may be, for such Interest Period, or
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                                                                              65

          (b) the General Administrative Agent has received notice from the Majority U.S. Lenders that the Eurodollar Rate or Eurocurrency Rate, as the case may be, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such U.S. Lenders of making or maintaining their Eurodollar Loans or Multicurrency Loans, as the case may be, during such Interest Period, the General Administrative Agent shall give telecopy or telephonic notice thereof to the U.S. Borrower and the U.S. Lenders as soon as practicable thereafter. If such notice is given (i) any Eurodollar Loans or Multicurrency Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any U.S. Revolving Credit Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as ABR Loans,
(iii) any outstanding Eurodollar Loans shall be converted on the first day of such Interest Period to ABR Loans and (iv) any Multicurrency Loans to which such Interest Period relates shall be repaid on the first day of such Interest Period. Until such notice has been withdrawn by the General Administrative Agent, no further Eurodollar Loans or Multicurrency Loans shall be made or continued as such, nor shall the U.S. Borrower have the right to convert ABR Loans to Eurodollar Loans.

          9.8 Pro Rata Treatment and Payments. (a) (i) Except as provided in subsection 2.5, each borrowing of U.S. Revolving Credit Loans by the U.S. Borrower from the U.S. Lenders hereunder shall be made pro rata according to the Funding Commitment Percentages of the U.S. Lenders in effect on the date of such borrowing. Each payment by the U.S. Borrower on account of any facility fee hereunder shall be allocated by the General Administrative Agent among the U.S. Lenders in accordance with the respective amounts which such U.S. Lenders are entitled to receive pursuant to subsection 9.5(a). Any reduction of the U.S. Revolving Credit Commitments of the U.S. Lenders shall be allocated by the General Administrative Agent among the U.S. Lenders pro rata according to the U.S. Revolving Credit Commitment Percentages of the U.S. Lenders. Except as provided in subsection 2.5, each payment (other than any optional prepayment) by the U.S. Borrower on account of principal of or interest on the U.S. Revolving Credit Loans or the CAF Advances shall be allocated by the General Administrative Agent pro rata according to the respective principal amounts thereof then due and owing to each U.S. Lender. Each optional prepayment by the U.S. Borrower on account of principal of or interest on the U.S. Revolving Credit Loans shall be allocated by the General Administrative Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the U.S. Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the General Administrative Agent, for the account of the U.S. Lenders, at the General Administrative Agent's office specified in subsection 17.2, in Dollars and in immediately available funds. The General Administrative Agent shall distribute such payments to the U.S. Lenders entitled to receive the same promptly upon receipt in like funds as received.

          (ii) Each borrowing of Canadian Revolving Credit Loans by the Canadian Borrower from the Canadian Lenders hereunder shall be made, and any reduction of the
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                                                                              66


Canadian Revolving Credit Commitments of the Canadian Lenders shall be allocated by the Canadian Administrative Agent, pro rata according to the Canadian Revolving Credit Commitment Percentages of the Canadian Lenders. Each payment (other than any optional prepayment) by the Canadian Borrower on account of principal of or interest on the Canadian Revolving Credit Loans shall be allocated by the Canadian Administrative Agent pro rata according to the respective principal amounts of the Canadian Revolving Credit Loans then due and owing to each Canadian Lender. Each optional prepayment by the Canadian Borrower on account of principal of or interest on the Canadian Revolving Credit Loans shall be allocated by the Canadian Administrative Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the Canadian Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, Toronto time, on the due date thereof to the Canadian Administrative Agent, for the account of the Canadian Lenders, at the Canadian Administrative Agent's office specified in subsection 17.2, in Canadian Dollars and in immediately available funds. The Canadian Administrative Agent shall distribute such payments to the Canadian Lenders entitled to receive the same promptly upon receipt in like funds as received.

          (iii) Each borrowing of Multicurrency Loans by any Foreign Subsidiary Borrower shall be made, and any reduction of the Multicurrency Commitments shall be allocated by the General Administrative Agent, pro rata according to the Multicurrency Commitment Percentages of the Multicurrency Lenders. Each payment (including each prepayment) by a Foreign Subsidiary Borrower on account of principal of and interest on Multicurrency Loans shall be allocated by the General Administrative Agent pro rata according to the respective principal amounts of the Multicurrency Loans then due and owning by such Foreign Subsidiary Borrower to each Multicurrency Lender. All payments (including prepayments) to be made by a Foreign Subsidiary Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made at or before the payment time for the currency of such Multicurrency Loan set forth in the Administrative Schedule, on the due date thereof to the General Administrative Agent, for the account of the Multicurrency Lenders, at the payment office for the currency of such Multicurrency Loan set forth in the Administrative Schedule, in the currency of such Multicurrency Loan and in immediately available funds. The General Administrative Agent shall distribute such payments to the Multicurrency Lenders entitled to receive the same promptly upon receipt in like funds as received.

          (iv) If any payment hereunder (other than payments on the Eurodollar Loans, the Multicurrency Loans and the Acceptances) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a Multicurrency Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such
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                                                                              67

payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. Acceptances may only mature on a Business Day.

          (b) Unless the applicable Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its share of such borrowing available to such Administrative Agent, such Administrative Agent may assume that such Lender is making such amount available to such Administrative Agent, and such Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to such Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to such Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to (i) the daily average Federal Funds Effective Rate (in the case of a borrowing of U.S. Revolving Credit Loans or CAF Advances), (ii) the Canadian Administrative Agent's reasonable estimate of its average daily cost of funds (in the case of a borrowing of Canadian Revolving Credit Loans or Acceptances) and (iii) the General Administrative Agent's reasonable estimate of its average daily cost of funds (in the case of a borrowing of Multicurrency Loans), in each case for the period until such Lender makes such amount immediately available to such Administrative Agent. A certificate of such Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to such Administrative Agent by such Lender within three Business Days of such Borrowing Date, the applicable Borrower shall repay such Lender's share of such borrowing (together with interest thereon from the date such amount was made available to such Borrower (i) at the rate per annum applicable to ABR Loans hereunder (in the case of amounts made available to the U.S. Borrower), (ii) at the rate per annum applicable to Prime Rate Loans hereunder (in the case of amounts made available to the Canadian Borrower) and
(iii) the General Administrative Agent's reasonable estimate of its average daily cost of funds plus the Applicable Margin applicable to Multicurrency Loans (in the case of a borrowing of Multicurrency Loans)) to such Administrative Agent not later than three Business Days after receipt of written notice from such Administrative Agent specifying such Lender's share of such borrowing that was not made available to such Administrative Agent. Nothing contained in this subsection 9.8(b) shall prejudice any claims otherwise available to the Borrowers against any Lender as a result of such Lender's failure to make its share of any borrowing available to an Administrative Agent for the account of a Borrower.

          9.9 Illegality. (i) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Multicurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans or Multicurrency Loans, continue Eurodollar Loans or Multicurrency Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled until such time as it shall no longer be unlawful for such Lender to make or maintain the affected Loans, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Eurodollar Loans or within such earlier period as may be

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                                                                              68

required by law and (c) such Lender's Multicurrency Loans shall be prepaid on the last day of the then current Interest Period with respect thereto. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period Interest Period with respect thereto, the U.S. Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 9.12.

          (ii) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Canadian Lender to create or maintain Acceptances as contemplated by this Agreement, (a) the commitment of such Canadian Lender hereunder to accept Drafts, purchase Acceptances, continue Acceptances as such and convert Canadian Revolving Credit Loans to Acceptances shall forthwith be cancelled until such time as it shall no longer be unlawful for such Canadian Lender to create or maintain Acceptances and (b) such Canadian Lender's then outstanding Acceptances, if any, shall be converted automatically to Prime Rate Loans on the respective maturities thereof or within such earlier period as may be required by law.

          9.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date such Lender becomes a Lender:

               (i) shall subject such Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Acceptance made by it, any Eurodollar Loan made by it or any Multicurrency Loan made by it or its obligation to make any Eurodollar Loan or Multicurrency Loan or create any Acceptance, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by subsection 9.11 and changes in rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such U.S. Lender which is not otherwise included in the determination of the Eurodollar Rate or Eurocurrency Rate hereunder, including, without limitation, the imposition of any reserves with respect to Eurocurrency Liabilities under Regulation D of the Board; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making or creating (as applicable), converting into, continuing or maintaining Eurodollar Loans, Multicurrency Loans or Acceptances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the applicable Borrower shall promptly pay such Lender, upon its demand, any additional amount or amounts as will compensate such Lender for such increased cost or reduced amount

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                                                                              69

receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall as soon as reasonably practicable thereafter (but in any event within 60 days after such Lender knows thereof) provide notice to the applicable Borrower (with a copy to the applicable Administrative Agent) of the event by reason of which it becomes so entitled. A certificate with reasonable supporting detail as to any additional amounts payable pursuant to this subsection submitted by such Lender to such Borrower (with a copy to such Administrative Agent) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans, the Acceptance Reimbursement Obligations, the Acceptance Notes and all other amounts payable hereunder.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the date hereof, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the applicable Borrower (with a copy to the applicable Administrative Agent) of a written request with reasonable supporting detail therefor, such Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, that such Lender shall allocate in good faith to such Borrower an amount of the reduction associated with such adoption, change or compliance.

          9.11 Taxes. (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (in the case of payments made in respect of the Multicurrency Loans and the Alternate Currency Loans) net income taxes, franchise taxes imposed in lieu of net income taxes, taxes on gross income imposed by the United Kingdom, France or Germany, surtaxes on any such taxes and (in the case of all other payments) taxes, in each case imposed on either Administrative Agent or any Lender as a result of a present or former connection between such Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, any Notes or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to either Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable to such Administrative Agent or such Lender shall be increased to the extent necessary to yield to such Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at

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                                                                              70

the rates and in the amounts specified in this Agreement, provided, however, that (i) the U.S. Borrower shall not be required to increase any such amounts payable to any U.S. Lender if such U.S. Lender fails to comply with the requirements of paragraph (b) of this subsection, (ii) a Foreign Subsidiary Borrower shall not be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of paragraph (c) of this subsection and (iii) the Canadian Borrower shall not be required to increase any such amounts payable to the Canadian Administrative Agent (on behalf of any Canadian Lender) or directly to any Canadian Lender that is not incorporated under the laws of Canada or a province thereof or is not a resident of Canada for purposes of the Tax Act. If the Canadian Administrative Agent or any Canadian Lender is required by law to make any payment on account of Non-Excluded Taxes on or in relation to any payment received under this Agreement by the Canadian Administrative Agent or such Canadian Lender or any liability for Non-Excluded Taxes in respect of any such payment is imposed, levied or assessed against the Canadian Administrative Agent or any Canadian Lender, the Canadian Borrower shall pay to the Canadian Administrative Agent or such Canadian Lender such amounts (referred to herein as "Additional Amounts") which, after subtraction of any Non-Excluded Taxes payable by the Canadian Administrative Agent or such Canadian Lender in connection with the receipt or accrual of such Additional Amounts or required to be deducted or withheld by the Canadian Borrower from or in respect of the payment of Additional Amounts to the Canadian Administrative Agent or such Canadian Lender, shall be equal to the amount of such payment made by the Canadian Administrative Agent or such Canadian Lender on account of Non-Excluded Taxes or liability for Non-Excluded Taxes. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the applicable Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the applicable Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by either Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans, the Acceptance Reimbursement Obligations, the Acceptance Notes and all other amounts payable hereunder.

          (b) Each U.S. Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) at least five Business Days before the date of the initial payment to be made by the U.S. Borrower under this Agreement to such U.S. Lender, deliver to the U.S. Borrower and the General Administrative Agent
     (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

               (ii) deliver to the U.S. Borrower and the General Administrative Agent two further copies of any such form or certification at least five Business Days before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the General Administrative Agent and the U.S. Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the U.S. Borrower or the General Administrative Agent;

and each Lender (or Transferee) that is incorporated or organized under the laws of the United States of America or a State thereof shall provide two properly completed and duly executed copies of Form W-9, or successor applicable form, at the times specified for delivery of forms under paragraph (b)(i) of this subsection unless an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date such Person becomes a U.S. Lender hereunder which renders all such forms inapplicable or which would prevent such U.S. Lender from duly completing and delivering any such form with respect to it and such U.S. Lender so advises the U.S. Borrower and the U.S. Administrative Agent; provided, however, that the U.S. Borrower may rely upon such forms provided to the U.S. Borrower for all periods prior to the occurrence of such event. Each Person that shall become a U.S. Lender or a Participant with respect to the U.S. Revolving Credit Commitments, or the U.S. Revolving Credit Loans pursuant to subsection 17.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of such Participant such Participant shall furnish all such required forms, certifications and statements to the U.S. Lender from which the related participation shall have been purchased.

          (c) Each Lender that is not incorporated or organized under the laws of the jurisdiction under which a Foreign Subsidiary Borrower is incorporated or organized shall, upon request by such Foreign Subsidiary Borrower, within a reasonable period of time after such request, deliver to such Foreign Subsidiary Borrower or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Tax (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

          9.12 Indemnity. Each Borrower agrees to indemnify each U.S. Lender and each Canadian Lender, as the case may be, and to hold each U.S. Lender and each Canadian Lender, as the case may be, harmless from any loss or expense which such U.S. Lender may sustain or incur as a consequence of (a) default by such Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan or Multicurrency Loan, (b) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar

Loans, Multicurrency Loans or Money Market Rate Swing Line Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by such Borrower of a prepayment of Eurodollar Loans or Multicurrency Loans on a day which is not the last day of an Interest Period with respect thereto, or the making by such Borrower of a prepayment of Money Market Rate Swing Line Loans on a day which is not the last day of the interest period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period or interest period (or, in the case of a failure to borrow, convert or continue, the Interest Period or interest period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such U.S. Lender) which would have accrued to such U.S. Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. All payments required to be made by any Borrower to any U.S. Lender or Canadian Lender, as the case may be, under this subsection 9.12 shall be made no later than 30 days after receipt by such Borrower of a written notice from such U.S. Lender setting forth in reasonable detail the basis upon which such U.S. Lender or Canadian Lender, as the case may be, is entitled to receive such payments. This covenant shall survive the termination of this Agreement and the payment of the Loans, the Acceptance Reimbursement Obligations, the Acceptance Notes and all other amounts payable hereunder.

          9.13 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 9.10 or 9.11(a), or if any adoption or change of the type described in subsection 9.9 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be materially disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or eliminate the need for the Borrowers to make payments under subsection 9.10 or 9.11(a), or would eliminate or reduce the effect of any adoption or change described in subsection 9.9.

          9.14 Substitution of Lender. (a) In the event any Borrower is, or would be, required to pay any additional amounts pursuant to subsections 9.10 or 9.11(a), such Borrower may, so long as no Event of Default has occurred and is continuing, require any Lender claiming such additional amounts, upon five Business Days' prior written notice from such Borrower, to assign the entire then outstanding principal amount of the Loans owing to such Lender and the entire Revolving Credit Commitment (and, if applicable, Multicurrency Commitment and Alternate Currency Facility commitments) of such Lender to another bank or financial institution selected by such Borrower and, if such bank or financial institution is not then a Lender, reasonably satisfactory to the Administrative Agents. Any such assignment shall be effected in accordance with subsection 17.6(c) and, as a condition to such assignment, such Borrower shall pay all amounts due to such Lender hereunder on the effective date of such assignment.

          (b) In the event that any Multicurrency Lender (including a Transferee) does not, for any reason, deliver all forms and certificates required to permit all payments by all Foreign Subsidiary Borrowers hereunder to be made free and clear of, and without deduction or withholding for or on account of, any Non-Excluded Taxes, the U.S. Borrower may, so long as no Event of Default has occurred and is continuing, require such Multicurrency Lender, upon five Business Days' prior written notice from the U.S. Borrower, to assign the entire then outstanding principal amount of the Multicurrency Loans owing to such Multicurrency Lender and the entire Multicurrency Commitment of such Multicurrency Lender to one or more Lenders selected by the U.S. Borrower which, after giving effect to such assignment, will have a U.S. Revolving Credit Commitment in excess of its Multicurrency Commitment. In the case of any such assignment to another Lender, such assignee Lender shall assign to such assignor Multicurrency Lender a principal amount of outstanding U.S. Revolving Credit Loans owing to such assignee Lender equal to the lesser of (i) the U.S. Dollar Equivalent of the amount of Multicurrency Loans assigned to such assignee Lender and (ii) the aggregate outstanding principal amount of U.S. Revolving Credit Loans owing to such assignee Lender. Any such assignments pursuant to the two precedent sentences shall be effected in accordance with subsection 17.6(c) and, as a condition to such assignment, simultaneously with such assignment, the U.S. Borrower shall pay all amounts due to the assignor Multicurrency Lender and the assignee Lender hereunder on the effective date of such assignments.

          9.15 Use of Proceeds. The proceeds of the Loans shall be used (a) as provided in Annex A, (b) to pay fees and expenses incurred by the Borrowers in connection with this Agreement and (c) for working capital and other general corporate purposes of the Borrowers and their Subsidiaries, including investments and acquisitions.


          SECTION 10. REPRESENTATIONS AND WARRANTIES

          Each of the U.S. Borrower, the Foreign Subsidiary Borrowers and the Canadian Borrower (insofar as the representations and warranties set forth below relate respectively to such Foreign Subsidiary Borrower or Canadian Borrower) represents and warrants to the Administrative Agents and each Lender that:

          10.1 Financial Condition. The balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as at December 31, 1995, which has heretofore been delivered to each Lender, fairly presents in all material respects and in conformity with GAAP the financial position of the U.S. Borrower and its Consolidated Subsidiaries as at December 31, 1995.

          10.2 No Change. Since December 31, 1995, there has been no development or event which has had or would be reasonably expected to have a Material Adverse Effect.

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                                                                              74

          10.3 Corporate Existence; Compliance with Law. Each of the U.S. Borrower and each Subsidiary of the U.S. Borrower (a) is duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing in the jurisdiction of its incorporation or organization, (b) has the corporate or other power and authority to own, lease and operate its properties and to conduct the business in which it is currently engaged, (c) is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing or otherwise appropriately qualified in each jurisdiction where its ownership, leasing or operation of property or the conduct of its business requires such qualification, except to the extent that any failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          10.4 Corporate Power; Authorization; Enforceable Obligations. Each Borrower has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which any Borrower is a party, except for any of the foregoing described in Schedule 10.4, all of which have been obtained or made. This Agreement and each other Loan Document to which any Borrower is, or is to become, a party has been or will be duly executed and delivered on behalf of such Borrower. This Agreement and each other Loan Document to which any Borrower is, or is to become, a party constitutes or will constitute, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          10.5 No Legal Bar. The execution, delivery and performance of the Loan Documents by each Borrower, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of any Borrower or any Subsidiary of any Borrower, in each case in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien on any of its or their respective assets or properties pursuant to any such Requirement of Law or Contractual Obligation.

          10.6 No Material Litigation. There are no actions, suits, investigations or proceedings of or before any arbitrator or Governmental Authority pending by or against or affecting any Borrower or any Subsidiary of any Borrower or, to the best knowledge of any Borrower, threatened by or against or affecting any Borrower or any Subsidiary of any Borrower or against any assets or properties of any Borrower or any Subsidiary of any

Borrower (a) on and as of the Effective Date, with respect to any of the Loan Documents or any of the transactions contemplated thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

          10.7 No Default. Neither any Borrower nor any Subsidiary of any Borrower is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          10.8 Taxes. All United States federal income tax returns and all other material tax returns which are required to be filed by, or with respect to, each Borrower or any Subsidiary of such Borrower have been filed, and all taxes and assessments due and payable by each Borrower or any Subsidiary of such Borrower (or for which they could be liable) have been paid other than (i) those not yet delinquent, (ii) those which, if not paid, would not be reasonably expected to have a Material Adverse Effect and (iii) those the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or such Subsidiary, as applicable; and no material tax Lien (other than those permitted by subsection 13.2) has been filed with respect to any such tax, fee or other charge; and, to the best knowledge of each Borrower, no claim is being asserted with respect to any such tax, fee or other charge (other than real property taxes that are not yet delinquent) which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

          10.9 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect in violation of such regulations.

          10.10 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan (other than a Multiemployer Plan) has complied in all material respects with the applicable provisions of ERISA and the Code, where any such occurrence or failure to comply has or is reasonably likely to result in a Material Adverse Effect. No termination of a Single Employer Plan has occurred (other than a standard termination within the meaning of Section 4041 of ERISA). There is no outstanding Lien on the assets of the U.S. Borrower or any Commonly Controlled Entity in favor of the PBGC or a Plan. Neither the U.S. Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the U.S. Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the U.S. Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except to the extent that such complete or partial withdrawal or such liability (or any aggregation thereof) would not be reasonably expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

          10.11 Investment Company Act; Other Regulations. The U.S. Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any United States (Federal or state), Canadian (Federal or provincial) statute or regulation or other Requirement of Law which limits its ability to incur Indebtedness as contemplated hereby.

          10.12 Environmental Matters. Except insofar as any exception to the following representations and warranties, or any aggregation of such exceptions, could not reasonably be expected to have a Material Adverse Effect:

          (a) To the best knowledge of the U.S. Borrower after due inquiry, the facilities and properties owned, leased, or operated by the U.S. Borrower and its Subsidiaries (or any one or more of them) (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the business operated by the U.S. Borrower or any of its Subsidiaries (the "Business"), and there are no conditions relating to the Business or Properties that would be reasonably likely to give rise to liability under any applicable Environmental Law.

          (b) Neither the U.S. Borrower, nor any of its Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority concerning, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the U.S. Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (c) To the best knowledge of the U.S. Borrower after due inquiry, there are no past or present actions, activities, events, conditions or circumstances that could be reasonably expected to give rise to any liability or obligation of the U.S. Borrower or any of its Subsidiaries under any applicable Environmental Law.


          SECTION 11.  CONDITIONS PRECEDENT

          11.1 Conditions to Effectiveness of this Agreement. This Agreement shall become effective on the date on which the following conditions precedent have been satisfied or waived:

          (a) Execution of Agreement. The Administrative Agents shall have received this Agreement, executed and delivered by a duly authorized officer of each Borrower, with a copy for each Lender.

          (b) Consents, Licenses and Approvals. The Administrative Agents shall have received (and made available to each Lender requesting the same), a certificate of a Responsible Officer of the U.S. Borrower (i) attaching copies of all consents, authorizations, notices and filings referred to in subsection 10.4, and (ii) stating that such consents, authorizations, notices and filings are in full force and effect.

          (c) Legal Opinions. The Administrative Agents shall have received (with a copy for each Lender) the following executed legal opinions:

                    (i) the legal opinion of Richard S. Brennan, General Counsel of the U.S. Borrower, substantially in the form of Exhibit L;

                    (ii) the legal opinion of Fraser & Beatty, counsel to the Canadian Borrower, substantially in the Form of Exhibit M; and

                    (iii) the legal opinion of Mayer, Brown & Platt, special counsel to the U.S. Borrower and its Subsidiaries, substantially in the form of Exhibit N.

          (d) Corporate Proceedings. The Administrative Agents shall have received (and made available to each Lender) a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agents and each Lender, of the Board of Directors of the U.S. Borrower and the Canadian Borrower authorizing, as applicable, (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of such Person as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to each Lender and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded.

          (e) Incumbency Certificates. The Administrative Agents shall have received (and made available to each Lender), a certificate of each Borrower, dated the Effective Date, as to the incumbency and signature of the officers of such Borrower executing this Agreement, reasonably satisfactory in form and substance to the Administrative Agents and each Lender, executed by the Secretary or any Assistant Secretary of such Borrower.

          (f) Corporate Documents. The Administrative Agents shall have received (and made available to each Lender) copies of the certificate of incorporation and by-laws of the U.S. Borrower and the Canadian Borrower, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Borrower.

          (g) Existing Credit Agreement. All amounts outstanding under the Existing Credit Agreement shall have been repaid in the manner prescribed by Annex A.

          (h) Powers of Attorney. The Canadian Administrative Agent shall have received Powers of Attorney in respect of each Canadian Lender, executed and delivered by a duly authorized officer of the Canadian Borrower.

          (i) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agents, and the Administrative Agents shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as they shall reasonably request.

          11.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any Borrowing Date (including, without limitation, the Extensions of Credit to be made on the Effective Date) is subject to the satisfaction or waiver of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Borrower requesting such Extension of Credit and by the U.S. Borrower in or pursuant to this Agreement or any other Loan Document to which it is a party shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such Borrowing Date (both before and after giving effect to the Extension of Credit to be made on such Borrower Date) as if made on and as of such Borrowing Date; provided, however, that the representations and warranties set forth in subsection 10.2 shall be made only on the Effective Date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date, both before and after giving effect to the Extensions of Credit requested to be made on such Borrowing Date.

          (c) Foreign Subsidiary Opinion. If such requested Extension of Credit is the initial Multicurrency Loan to be made to any Foreign Subsidiary Borrower, the General Administrative Agent shall have received (with a copy for each Lender) a Foreign Subsidiary Opinion in respect of such Foreign Subsidiary Borrower.

Each Extension of Credit made to a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such Extension of Credit that the conditions contained in this subsection 11.2 have been satisfied.


          SECTION 12.  AFFIRMATIVE COVENANTS

          The U.S. Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan, Acceptance Reimbursement Obligation or Acceptance Note remains outstanding and unpaid or any other amount is owing to any Lender or either Administrative Agent hereunder or under any other Loan Document, the U.S. Borrower shall and (except in the case of (i) delivery of financial information, reports and notices pursuant to subsection 12.2(b), (c) and (d) which shall only be delivered by the U.S. Borrower and (ii) delivery of financial information, reports and notices pursuant to any other subsection of this Section 12 which shall only be delivered by the U.S. Borrower or the Canadian Borrower, as applicable) shall cause each of its Subsidiaries to:

          12.1 Financial Statements. Furnish to the Administrative Agents (with a copy for each Lender):

          (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of such Borrower a copy of the consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing selected by such Borrower; and

          (b) as soon as practicable, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of such Borrower the unaudited consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in the case of such consolidated financial statements covering any fiscal quarter in comparative form the figures for the previous year, certified by a Responsible Officer of such Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (in the case of the U.S. Borrower) and generally accepted Canadian accounting principles in effect on the date hereof (in the case of the Canadian Borrower) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          12.2 Certificates; Other Information. Furnish to the Administrative Agents (with a copy for each Lender):

          (a) concurrently with the delivery of the financial statements referred to in subsection 12.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 12.1(a) and 12.1(b), a certificate of a Responsible Officer of the U.S. Borrower, (i) stating that, to the best of such Officer's knowledge, each Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth (in reasonable detail) the calculations required to determine compliance with the covenants set forth in subsection 13.1;

          (c) no later than 30 days after the filing thereof with the Securities and Exchange Commission or any successor or analogous Governmental Authority (or the delivery of, in the case of statements and reports sent to stockholders), final copies of all financial statements and material reports which the U.S. Borrower sends to its stockholders or which the U.S. Borrower may make to, or file with, such entities and final copies of all material filings made by the U.S. Borrower with such entities with respect to the sale of the common stock and/or debt securities of the U.S. Borrower (including, without limitation, registration statements and prospectuses and amendments thereto); and

          (d) promptly, such additional financial and other information as any Lender, through the General Administrative Agent, may from time to time reasonably request.

          12.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower or its Subsidiaries, as the case may be, or (b) the failure to so pay, discharge or satisfy all such obligations could not, in the aggregate, have a Material Adverse Effect and would not subject any property of such Borrower or any of its Subsidiaries to any Lien not permitted by subsection 13.2, 13.3 or 13.4, as applicable.

          12.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          12.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          12.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agents to visit and inspect any of its properties and examine any of its books and records at any reasonable time and with reasonable prior notice, and to discuss the business, operations, properties and financial and other condition of such Borrower and its Subsidiaries with officers and employees of such Borrower and its Subsidiaries and with its independent certified public accountants.

          12.7 Notices. Promptly (but in any event no later than three days, or in the case of clause (b), 10 days, or in the case of clause (d) below, 30 days, in each case, after a Responsible Officer of such Borrower knows thereof) give notice to the Administrative Agents and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of such Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between such Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

          (c) any litigation or proceeding affecting such Borrower or any of its Subsidiaries in which the amount involved is $60,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

          (d) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of such Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower and/or its Subsidiaries propose to take with respect thereto.

          12.8 Environmental Laws. (a) Comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that the failure to comply with the foregoing provisions of this paragraph (a) could not reasonably be expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding

Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

          12.9 Foreign Subsidiary Opinions. Within 90 days after the Effective Date (and in any event prior to the initial Extension of Credit to such Foreign Subsidiary Borrower), deliver to the General Administrative Agent (with a copy for each Lender) a Foreign Subsidiary Opinion for each Foreign Subsidiary Borrower that is a party to this Agreement on the Effective Date.

          SECTION 13.  NEGATIVE COVENANTS

          The U.S. Borrower hereby agrees that, so long as the Commitments (or any of them) remain in effect, any Loan, Acceptance Reimbursement Obligation or Acceptance Note remains outstanding and unpaid or any other amount is owing to any Lender or either Administrative Agent hereunder or under any other Loan Document, the U.S. Borrower shall not, directly or indirectly:

          13.1  Financial Condition Covenants.

          (a) Debt to Capitalization Ratio. Permit the ratio of (i) Debt of the U.S. Borrower and its Consolidated Subsidiaries to (ii) the sum of (A) Debt of the U.S. Borrower and its Consolidated Subsidiaries and (B) Consolidated Net Worth at any time to be greater than 0.60 to 1.00.

          (b) Minimum Adjusted Consolidated Net Worth. Permit the Adjusted Consolidated Net Worth to be less than $1,200,000,000.

          13.2 Restrictions on Secured Funded Debt. Incur, issue, assume, guarantee, create or suffer to exist any Secured Funded Debt, or permit any Restricted Subsidiary to, incur, issue, assume, guarantee, create or suffer to exist any Secured Funded Debt, unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Funded Debt of the U.S. Borrower and its Restricted Subsidiaries together with all Attributable Debt in respect of sale and leaseback transactions relating to a Principal Property (with the exception of Attributable Debt which is excluded pursuant to clauses (a) to (f) of subsection 13.3), would not exceed 15% of Consolidated Net Tangible Assets of the U.S. Borrower and its Restricted Subsidiaries; provided, however, that this subsection 13.2 shall not apply to, and there shall be excluded from Secured Funded Debt in any computation under this subsection 13.2, Funded Debt secured by:

          (a) Liens on property of any corporation existing at the time such corporation becomes a Subsidiary;

          (b) Liens on property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the U.S. Borrower or any Restricted Subsidiary;

          (c) Liens on property hereafter acquired (or constructed) by the U.S. Borrower or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

          (d)  Liens in favor of the U.S. Borrower or any Restricted Subsidiary;

          (e) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

          (f) Liens incurred or assumed in connection with an issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1954, as amended;

          (g) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;

          (h) Liens incurred (no matter when created) in connection with the U.S. Borrower's or a Restricted Subsidiary's engaging in leveraged or single-investor lease transactions; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien shall provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of the U.S. Borrower or such Restricted Subsidiary;

          (i) Liens under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the U.S. Borrower or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the U.S. Borrower or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens and Liens arising out of judgments or awards against the U.S. Borrower or any Restricted Subsidiary with respect to which the U.S. Borrower or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the U.S. Borrower or any Restricted Subsidiaries, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the U.S. Borrower, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the U.S. Borrower and its Restricted Subsidiaries;

          (j) Liens incurred to finance construction, alteration or repair of any Principal Property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair; or

          (k) any extension, renewal, refunding or replacement (or successive extensions, renewals, refundings or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) to (j), inclusive; provided, however, that (i) such extension, renewal, refunding or replacement Lien shall be limited to all or part of the same property that secured the Lien extended, renewed, refunded or replaced (plus improvements on such property) and (ii) the Funded Debt secured by such Lien at such time is not increased.

          13.3 Limitation on Sales and Leasebacks. Enter into, or permit any Restricted Subsidiary to enter into, any arrangement with any Person providing for the leasing by the U.S. Borrower or any Restricted Subsidiary of any Principal Property of the U.S. Borrower or any Restricted Subsidiary, which Principal Property has been or is to be sold or transferred by the U.S. Borrower or such Restricted Subsidiary to such person (herein referred to as a "sale and leaseback transaction") unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such sale and leaseback transactions plus all Secured Funded Debt (with the exception of Funded Debt secured by Liens which is excluded pursuant to clauses (a) to (k) of subsection 13.2) would not exceed 15% of Consolidated Net Tangible Assets of the U.S. Borrower and its Restricted Subsidiaries. This covenant shall not apply to, and there shall be excluded from Attributable Debt in any computation under subsection 13.2 or this subsection 13.3, Attributable Debt with respect to, any sale and leaseback transaction if:

          (a) the U.S. Borrower or a Restricted Subsidiary is permitted to create Funded Debt secured by a Lien pursuant to clauses (a) to (k) of subsection 13.2 on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction;

          (b) the U.S. Borrower or a Restricted Subsidiary, within 270 days after the sale or transfer shall have been made by the U.S. Borrower or a Restricted Subsidiary, shall apply an amount in cash equal to the greater of (i) the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined by the President, the Chief Financial Officer or the Treasurer of the U.S. Borrower) to the retirement of Secured Funded Debt of the U.S. Borrower or any Restricted Subsidiary (other than Secured Funded Debt owned by the U.S. Borrower or any Restricted Subsidiary); provided, however, that no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision of Secured Funded Debt);

          (c) the U.S. Borrower or a Restricted Subsidiary applies the net proceeds of the sale or transfer of the Principal Property leased pursuant to such transaction to investment in another Principal Property within 270 days prior or subsequent to such sale or transfer, provided, however, that this exception shall apply only if such proceeds invested in such other Principal Property shall not exceed the total acquisition, repair, alteration and construction cost of the U.S. Borrower or any Restricted Subsidiary in such other Principal Property less amounts secured by any purchase money or construction mortgages on such Principal Property;

          (d) the effective date of any such arrangement is within 270 days of the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof, whichever is later;

          (e) the lease in such sale and leaseback transaction is for a term, including renewals, of not more than three years; or

          (f) such sale and leaseback transaction is entered into between the U.S. Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.

          13.4 Restrictions on Funded Debt of Certain Restricted Subsidiaries. Permit any Restricted Subsidiary (other than any Credit Subsidiary) to incur, issue, assume, guarantee, create or suffer to exist any Funded Debt, unless after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries (other than the Credit Subsidiaries) would not exceed 15% of Consolidated Industrial Tangible Assets; provided, however, that this subsection 13.4 shall not apply to, and there shall be excluded from, Funded Debt in any computation under this subsection 13.4, (i) Funded Debt of any corporation existing at the time such corporation becomes a Restricted Subsidiary and (ii) Indebtedness among the U.S. Borrower and its Subsidiaries and Indebtedness between Subsidiaries; provided, further, that this subsection 13.4 shall not prohibit the incurrence of Indebtedness in connection with any extension, renewal, refinancing, replacement or refunding (including successive extensions, renewals, refinancings, replacements and refunding), in whole or in part, of any Indebtedness of the Restricted Subsidiaries (provided that the principal amount of such Indebtedness being extended, renewed, refinanced, replaced or refunded is not increased) but any such Indebtedness shall be included in the computation of Funded Debt under this subsection 13.4.

          13.5 Ownership of Case Credit. At any time cease to own, directly or indirectly, 100% of the common stock of Case Credit.

          13.6 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except any entity may be merged or consolidated with or into the U.S. Borrower (provided that (a) the U.S. Borrower shall be the continuing or surviving corporation or (b) the Indebtedness under this Agreement is assumed by the surviving corporation with the approval of the Majority Lenders).

          SECTION 14.  GUARANTEE

          14.1 Guarantee. (a) The U.S. Borrower hereby unconditionally and irrevocably guarantees to the General Administrative Agent, for the ratable benefit of the Administrative Agents and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Canadian Borrower, the Foreign Subsidiary Borrowers and any Alternate Currency Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          (b) The U.S. Borrower further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel, provided that the U.S. Borrower shall only be required to pay the fees and disbursements of (i) one counsel for the General Administrative Agent, (ii) one counsel for the Canadian Administrative Agent, (iii) one counsel for the Canadian Lenders, (iv) one counsel for the U.S. Lenders and (v) one counsel for the General Administrative Agent and the Multicurrency Lenders in the jurisdiction of each Foreign Subsidiary Borrower) which may be paid or incurred by the Administrative Agents, or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the U.S. Borrower under this Section. This Section shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

          (c) No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agents or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the U.S. Borrower hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

          (d) The U.S. Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to any Administrative Agent or any Lender on account of its

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                                                                              87

liability hereunder, it will notify such Administrative Agent and such Lender in writing that such payment is made under this Section for such purpose.

          14.2 Right of Set-off. Each Administrative Agent and each Lender is hereby irrevocably authorized at any time and from time to time without notice to the U.S. Borrower, any such notice being expressly waived by the U.S. Borrower, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Administrative Agent or such Lender (or any Affiliates of such Lender) to or for the credit or the account of the U.S. Borrower, or any part thereof in such amounts as such Administrative Agent or such Lender may elect, against or on account of the obligations and liabilities of the U.S. Borrower to such Administrative Agent or such Lender hereunder which are then due and payable and claims of every nature and description of such Administrative Agent or such Lender against the U.S. Borrower, in any currency, whether arising hereunder, under any other Loan Document or otherwise in connection therewith, as such Administrative Agent or such Lender may elect, whether or not such Administrative Agent or such Lender has made any demand for payment. Each Administrative Agent and each Lender shall notify the U.S. Borrower promptly of any such set-off and the application made by such Administrative Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Administrative Agent and each Lender under this subsection are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Administrative Agent or such Lender may have.

          14.3 No Subrogation. Notwithstanding any payment or payments made by the U.S. Borrower hereunder, or any set-off or application of funds of the U.S. Borrower by any Administrative Agent or any Lender, the U.S. Borrower shall not be entitled to be subrogated to any of the rights of any Administrative Agent or any Lender against the Borrowers or against any collateral security or guarantee or right of offset held by any Administrative Agent or any Lender for the payment of the Obligations, nor shall the U.S. Borrower seek or be entitled to seek any contribution or reimbursement from the Borrowers in respect of payments made by the U.S. Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the U.S. Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the U.S. Borrower in trust for the Administrative Agents and the Lenders, segregated from other funds of the U.S. Borrower, and shall, forthwith upon receipt by the U.S. Borrower, be turned over to the General Administrative Agent in the exact form received by the U.S. Borrower (duly indorsed by the U.S. Borrower to the General Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as General Administrative Agent may determine. The provisions of this paragraph shall be effective until the date which is 370 days after the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

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                                                                              88

          14.4 Amendments, etc. with respect to the Obligations; Waiver of Rights. The U.S. Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the U.S. Borrower, and without notice to or further assent by the U.S. Borrower, any demand for payment of any of the Obligations made by any Administrative Agent or any Lender may be rescinded by such Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Administrative Agent or any Lender, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the General Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. None of any Administrative Agent or any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the U.S. Borrower, any Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrowers or any other guarantor, and any failure by any Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrowers or such other guarantor shall not relieve the U.S. Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Administrative Agent or any Lender against the U.S. Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          14.5 Guarantee Absolute and Unconditional. The U.S. Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrowers and the U.S. Borrower, on the one hand, and the Administrative Agents and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The U.S. Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers and the U.S. Borrower with respect to the Obligations. This Section 14 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers against any Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or

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                                                                              89

knowledge of the Borrowers or the U.S. Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of the U.S. Borrower under this Section 14, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the U.S. Borrower, any Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the U.S. Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Administrative Agent or any Lender against the U.S. Borrower. This Section 14 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the U.S. Borrower and its successors and assigns, and shall inure to the benefit of the Administrative Agents and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the U.S. Borrower under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

          14.6 Reinstatement. This Section 14 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

          14.7 Payments. The U.S. Borrower hereby agrees that all payments required to be made by it hereunder will be made to the General Administrative Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.

          SECTION 15.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Any Borrower shall fail to pay any principal of any Loan or any Acceptance Reimbursement Obligation or any Acceptance Note when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) Any representation or warranty made by any Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) Any Borrower shall default in the observance or performance of any agreement contained in subsection 12.7(a) or Section 13; or the U.S. Borrower fails to observe or perform any agreement contained in Section 14; or

          (d) Any Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e) Any Borrower or any Subsidiary of any Borrower shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $60,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; provided that, for purposes of this paragraph (e) only, the term "Indebtedness" shall not include (i) Permitted Securitization Obligations or (ii) any Guarantee Obligations of any Subsidiary of the U.S. Borrower in respect of Indebtedness of an Affiliate of the U.S. Borrower (but only if (A) such Subsidiary owns no material assets other than equity interests in such Affiliate and (B) such Affiliate is not a Subsidiary of the U.S. Borrower); and provided, further, that with respect to any Indebtedness in respect of Interest Rate Agreements, the holder or holders of such Indebtedness shall have required that a liquidation or termination payment be made;

          (f) (i) Any Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the U.S. Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the U.S. Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against any Borrower or any Subsidiary of any Borrower involving a liability (not paid or fully covered by insurance) of $60,000,000 or more in the aggregate for the U.S. Borrower and its Subsidiaries, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof and enforcement proceedings shall have commenced; or

          (i) The U.S. Borrower shall cease to own, directly or indirectly, all of the common stock of the Canadian Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the U.S. Borrower or the Canadian

Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Acceptance Reimbursement Obligations, regardless of whether or not such Acceptance Reimbursement Obligations are then due and payable) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agents may, or upon the request of the Majority Lenders, the Administrative Agents shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agents may, or upon the request of the Majority Lenders, the Administrative Agents shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all Acceptance Reimbursement Obligations, regardless of whether or not such Acceptance Reimbursement Obligations are then due and payable) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all outstanding Acceptance Reimbursement Obligations in respect of Acceptances which have not matured at the time of an acceleration pursuant to the preceding paragraph, the Canadian Borrower shall at such time deposit in a cash collateral account opened by and maintained by the Canadian Administrative Agent an amount equal to the aggregate undiscounted face amount of all such unmatured Acceptances. Amounts held in such cash collateral account shall be applied by the Canadian Administrative Agent to the payment of maturing Acceptances, and any balance in such account shall be applied to repay other obligations of the Canadian Borrower hereunder and under any Notes. After all Acceptance Reimbursement Obligations shall have been satisfied and all other obligations of the Canadian Borrower hereunder and under any Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Canadian Borrower.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          SECTION 16. THE ADMINISTRATIVE AGENTS; THE CO-AGENTS AND LEAD MANAGERS; THE SWING LINE LENDERS

          16.1 Appointment. Each Lender hereby irrevocably designates and appoints (a) Chase as the General Administrative Agent and (b) The Bank of Nova Scotia as the Canadian Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes (a) Chase to act as the General Administrative Agent of such Lender, and (b) The
Bank of Nova Scotia to act as the Canadian Administrative Agent, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the General Administrative Agent and the Canadian Administrative Agent, respectively, by the terms of this Agreement and the other Loan
Documents, together with such other powers as are reasonably incidental thereto.
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                                                                              93

Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Administrative Agent.

          16.2 Delegation of Duties. Each Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Administrative Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          16.3 Exculpatory Provisions. Neither Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or other Person or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of a Borrower or any other Person to perform its obligations hereunder or thereunder. Neither Administrative Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books or records of the Borrowers.

          16.4 Reliance by Administrative Agent. Each Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of them), independent accountants and other experts selected by such Administrative Agent. Each Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment or transfer thereof shall have been filed with such Administrative Agent. Each Administrative Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and

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                                                                              94


any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and the Acceptance Reimbursement Obligations.

          16.5 Notice of Default. Neither Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that either Administrative Agent receives such a notice, such Administrative Agent shall give notice thereof to the Lenders. Each Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until such Administrative Agent shall have received such directions, such Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          16.6 Non-Reliance on Administrative Agents and Other Lender. Each Lender expressly acknowledges that neither Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Administrative Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by such Administrative Agent to any Lender. Each Lender represents to each Administrative Agent that it has, independently and without reliance upon such Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Extensions of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Administrative Agent hereunder, such Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of such Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

          16.7 Indemnification. Each U.S. Lender (together with, in the case of a U.S. Common Lender, its Counterpart Lender on a joint and several basis) agrees to indemnify each Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to its U.S. Commitment Percentage in effect on the date on which indemnification is sought from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and the Acceptance Reimbursement Obligations) be imposed on, incurred by or asserted against such Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Administrative Agent. The agreements in this subsection shall survive the payment of the Loans, the Acceptance Reimbursement Obligations and all other amounts payable hereunder.

          16.8 Administrative Agents in their Individual Capacity. Each Administrative Agent and its respective affiliates may make loans to, accept Drafts, accept deposits from and generally engage in any kind of business with the Borrowers as though such Administrative Agent was not an Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made or renewed by such Administrative Agent, any Acceptances created by such Administrative Agent and any Note or Acceptance Note issued to it, such Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include each Administrative Agent in its individual capacity.

          16.9 Successor Administrative Agents. The General Administrative Agent may resign as General Administrative Agent, and the Canadian Administrative Agent may resign as Canadian Administrative Agent, in each case upon 30 days' notice to the Lenders and the other Administrative Agent. If either Administrative Agent shall resign as General Administrative Agent or Canadian Administrative Agent, as the case may be, under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the U.S. Lenders (in the case of a resignation of the General Administrative Agent) or the Canadian Lenders (in the case of a resignation of the Canadian Administrative Agent) a successor administrative agent for the Lenders, which successor administrative agent shall be approved by the Borrowers (such approval not to be unreasonably withheld), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the resigning Administrative Agent, and the terms "General Administrative Agent" or "Canadian Administrative Agent", as the case may be, shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as either General Administrative Agent or Canadian Administrative Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any resigning Administrative Agent's resignation as either General Administrative Agent or Canadian Administrative Agent, as the case may be, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was either General Administrative Agent or Canadian Administrative Agent, as the case may be, under this Agreement and the other Loan Documents.

          16.10 The Co-Agents and Lead Managers. Each Lender and each Co-Agent and Lead Manager acknowledge that the Co-Agents and Lead Managers, in such capacities, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents in their respective capacities as such.

          16.11 Swing Line Lenders. The provisions of this Section 16 shall apply to the Swing Line Lenders in their respective capacities as such to the same extent that such provisions apply to the Administrative Agents.

          SECTION 17.  MISCELLANEOUS

          17.1 Amendments and Waivers. (a) Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 17.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agents may, from time to time, (i) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Borrowers hereunder or thereunder or (ii) waive at the Borrowers' request, on such terms and conditions as the Majority Lenders or the Administrative Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

               (A) reduce the amount or extend the scheduled date of maturity of any Loan or any Acceptance or any Acceptance Note or of any scheduled installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Canadian Revolving Credit Commitment, Multicurrency Commitment or U.S. Revolving Credit Commitment, in each case without the consent of each Lender affected thereby;

               (B) amend, supplement, modify or waive any provision of this subsection 17.1 or reduce the percentages specified in the definition of "Majority Lenders" or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the consent of all the Lenders or reduce the percentages specified in the definitions of (I) "Majority U.S. Lenders" without the consent of all of the U.S. Lenders or (II) "Majority Canadian Lenders" without the consent of all of the Canadian Lenders;

               (C) amend, supplement, modify or waive any provision of Section 16 or any other provision of this Agreement governing the respective rights or obligations of the Swing Line Lenders, the General Administrative Agent or the Canadian Administrative Agent without the written consent of the Swing Line Lenders and the then Administrative Agents, respectively; or

               (D) amend, supplement, modify or waive any provision of Section 3 or any other provision of this Agreement governing the rights and obligations of the Swing Line Lenders or the definitions used therein without the written consent of the Swing Line Lenders.

Any waiver and any amendment, supplement or modification pursuant to this subsection 17.1 shall apply to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the General Administrative Agent, the Canadian Administrative Agent and all future holders of the Loans and the Acceptance Reimbursement Obligations. In the case of any waiver, the Borrowers, the Lenders, the General Administrative Agent and the Canadian Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          (b) In addition to amendments effected pursuant to the foregoing paragraph (a), Schedules II and III may be amended as follows:

               (i) Schedule II will be amended to add Subsidiaries of the U.S. Borrower as additional Foreign Subsidiary Borrowers upon (A) execution and delivery by the U.S. Borrower, any such Foreign Subsidiary Borrower and the General Administrative Agent, of a Joinder Agreement providing for any such Subsidiary to become a Foreign Subsidiary Borrower, and (B) delivery to the General Administrative Agent of (I) a Foreign Subsidiary Opinion in respect of such additional Foreign Subsidiary Borrower and (II) such other documents with respect thereto as the Administrative Agent shall reasonably request.

               (ii) Schedule II will be amended to remove any Subsidiary as a Foreign Subsidiary Borrower upon (A) execution and delivery by the U.S. Borrower of a written amendment providing for such amendment and (B) repayment in full of all outstanding Loans of such Foreign Subsidiary Borrower.

               (iii) Schedule III will be amended (A) to change administrative information contained therein (other than any interest rate definition, funding time, payment time or notice time contained therein) or (B) to add Available Foreign Currencies (and related interest rate definitions and administrative information) with the approval of the Majority Multicurrency Lenders, in each case, upon execution and delivery by the U.S. Borrower and the General Administrative Agent of a written amendment providing for such amendment.

               (iv) Schedule III will be amended to conform any funding time, payment time or notice time contained therein to then-prevailing market practices, upon execution and delivery by the U.S. Borrower, the Majority Lenders and the General Administrative Agent of a written amendment providing for such amendment.

               (v) Schedule III will be amended to change any interest rate definition contained therein, upon execution and delivery by the U.S. Borrower, all the Multicurrency Lenders and the General Administrative Agent of a written amendment providing for such amendment.

          (c) The Administrative Agent shall give prompt notice to each U.S. Lender of any amendment effect pursuant to subsection 17.1(b).

          (d) Notwithstanding the provisions of this subsection 17.1, any Alternate Currency Facility may be amended, supplemented or otherwise modified in accordance with its terms so long as after giving effect thereto either (i) such Alternate Currency Facility ceases to be an "Alternate Currency Facility" and the U.S. Borrower so notifies the General Administrative Agent or (ii) the Alternate Currency Facility continues to meet the requirements of an Alternate Currency Facility set forth herein.

          17.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrowers, the General Administrative Agent and the Canadian Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The U.S. Borrower:  Case Corporation
                         700 State Street
                         Racine, Wisconsin  53404
                         Attention:  Treasurer
                         Telephone:  (414) 636-6011
                         Telecopy:   (414) 636-6590/0483


 The Canadian Borrower:  Case Canada Corporation
                         c/o Case Corporation
                         700 State Street
                         Racine, Wisconsin  53404
                         Attention:  Treasurer
                         Telephone:  (414) 636-6011
                         Telecopy:   (414) 636-6590/0483

            The Foreign
  Subsidiary Borrowers:  c/o Case Corporation
                         700 State Street
                         Racine, Wisconsin  53404
                         Attention:  Treasurer
                         Telephone:  (414) 636-6011
                         Telecopy:  (414) 636-6590/0483

            The General
  Administrative Agent:  The Chase Manhattan Bank
                         140 East 45th Street
                         29th Floor
                         New York, New York  10017
                         Attention:  Chris Consomer
                         Telephone:  (212) 622-8779
                         Telecopy:   (212) 622-0122

                         with a copy to:

                         Chase Securities Inc.
                         Ten South LaSalle Street
                         Suite 2300
                         Chicago, Illinois  60603
                         Attention:  Cynthia Berkshire
                         Telephone:  (312) 807-4029
                         Telecopy:   (312) 807-4077

           The Canadian
  Administrative Agent:  The Bank of Nova Scotia
                         44 King Street West
                         16th Floor
                         Toronto, Ontario
                         Canada M5H 1H1
                         Attention:  John Hall
                         Telephone:  (416) 933-2320
                         Telecopy:  (416) 866-2009

provided that any notice, request or demand to or upon (i) the Administrative Agents or the Lenders pursuant to subsection 2.3, 3.2, 4.2, 5.3, 6.2, 7.3, 9.2, 9.4, 9.7 or 9.11 or (ii) either Swing Line Lender pursuant to Section 3, shall not be effective until received.

          17.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Borrower, the General Administrative Agent, the Canadian Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          17.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          17.5 Payment of Expenses and Taxes. Each Borrower agrees (a) to pay or reimburse the General Administrative Agent and the Canadian Administrative Agent for all their respective reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions (including the syndication of the Commitments) contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel (and any special or local counsel retained by such counsel to assist it) to each Administrative Agent, (b) to pay or reimburse each Lender and each Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents; provided that the Borrowers shall only be required to pay or reimburse the Lenders and the Administrative Agents for the fees and disbursements of (i) one counsel for the General Administrative Agent, (ii) one counsel for the Canadian Administrative Agent, (iii) one counsel for the Canadian Lenders, (iv) one counsel for the U.S. Lenders pursuant to this clause (b) and (v) one counsel to the General Administrative Agent and the Multicurrency Lenders in the jurisdiction of each Foreign Subsidiary Borrower, (c) to pay, indemnify, and hold each Lender and each Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Administrative Agent (and their respective directors, officers, employees, agents, affiliates and successors) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any Lender's or either Administrative Agent's or any of their respective directors', officers', employees', agents', successors', affiliates' or assigns' negligence (other than gross negligence) and including, without limitation, the reasonable fees and disbursements of the respective counsels to each Administrative Agent and each Lender, including, without duplication, the allocated costs of staff counsel to any such Administrative Agent or Lender) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (regardless of whether either Administrative Agent or any Lender is a party to the litigation or other proceeding giving rise thereto), including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Laws or any orders, requirements or demands of Governmental Authorities related thereto applicable to the operations of the U.S. Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to the Administrative Agents or any Lender with respect to indemnified liabilities to the extent such indemnified liabilities arise solely from (i) the gross negligence or willful misconduct of the General Administrative Agent, the Canadian Administrative Agent or any such Lender (or any of their respective directors, officers, employees, agents, affiliates or successors) or (ii) legal proceedings commenced against the General Administrative Agent, the Canadian Administrative Agent or any such Lender by any securityholder or creditor of the General Administrative Agent, the Canadian Administrative Agent or any such Lender arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such; provided, however, that nothing in this subsection shall be construed as requiring the Canadian Borrower to so indemnify in amounts that would be in violation of, and its obligations to so indemnify are subject to, the restrictions on financial assistance set out in the Business Corporations Act (Ontario); and, provided, further, that the preceding proviso shall not be construed in any way as limiting or derogating from the obligations of the other Borrowers set out in this subsection. The agreements in this subsection shall survive repayment of the Loans, the Acceptance Reimbursement Obligations and all other amounts payable hereunder.

          17.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agents, all future holders of the Loans and the Acceptance Reimbursement Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that, in the case of participations granted by a Canadian Lender, such Participant must be a resident of Canada for purposes of the Tax Act unless such participation is granted pursuant to subsection 17.8. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Borrowers' obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, provided that such participation agreement may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause (A) or (B) of the proviso to the second sentence of subsection 17.1(a) without the consent of the Participant. Each Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 17.7(a) as fully as if it were a Lender hereunder. Each Borrower agrees that each Participant shall be entitled to the benefits of subsections 9.10, 9.11, 9.12, 9.13 and 17.6 with respect to its participation in the Commitments and the Loans outstanding from time to time hereunder as if it was a Lender.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the prior written consent of the U.S. Borrower (such consent not to be unreasonably withheld) and the Administrative Agents (such consent not to be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents including, without limitation, its Commitments, Loans and Acceptance Reimbursement Obligations, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit K, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the U.S. Borrower and the Administrative Agents) and delivered to the Administrative Agents for their acceptance and recording in the Register; provided that (i) if any Lender assigns a part of its rights and obligations in respect of Revolving Credit Loans and/or Revolving Credit Commitment under this Agreement to an Assignee, such Lender and such Lender's Counterpart Lender (if any) shall each assign proportionate interests in their respective Revolving Credit Commitment and Revolving Credit Loans and other related rights and obligations hereunder to such Assignee and a Counterpart Lender for such Assignee designated by it, (ii) if any U.S. Lender assigns a part of its rights and obligations under this Agreement in respect of its U.S. Revolving Credit Loans and/or U.S. Revolving Credit Commitment to an Assignee, such U.S. Lender shall assign proportionate interests in (A) its participations in the Swing Line Loans and other rights and obligations hereunder in respect of the Swing Line Loans to such Assignee and (B) Multicurrency Loans and Multicurrency Commitments, (iii) in the case of any such assignment to an additional bank or financial institution, the aggregate amount of any U.S. Revolving Credit Commitment (or, if the U.S. Revolving Credit Commitments have terminated or expired, the aggregate principal amount of any U.S. Revolving Credit Loans) being assigned, or the U.S. Dollar Equivalent of the aggregate amount of the Canadian Revolving Credit Commitment (or if the Canadian Revolving Credit Commitments have terminated or expired, the aggregate amount of Canadian Revolving Credit Loans and Acceptance Reimbursement Obligations) being assigned shall not be less than $10,000,000 (or

(i) if less, the then outstanding amount of such Commitments, Loans and/or Acceptance Reimbursement Obligations or (ii) such lesser amount as may be agreed by the Borrowers and the Administrative Agents) and (iv) in the case of any such assignment made by a Canadian Lender, such Assignee must be a resident of Canada for purposes of the Tax Act unless such assignment is made pursuant to 17.8. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (I) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments, rights in respect of Acceptance Reimbursement Obligations and Loans as set forth therein, and (II) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

          (d) The Administrative Agents, on behalf of the Borrowers, shall maintain at their respective addresses referred to in subsection 17.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans and Acceptances owing to, each Lender from time to time and (ii) the other information required from time to time pursuant to subsection 3.1 in respect of Swing Line Loans. The entries in the Register shall constitute prima facie evidence of the information recorded therein, and the Borrowers, the Administrative Agents and the Lenders may (and, in the case of any Loan, Acceptance or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan, Acceptance or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan, Acceptance or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, executed by the Borrowers and the Administrative Agents), together with payment to the Administrative Agents of a registration and processing fee of $2,500, the Administrative Agents shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrowers.

          (f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this

Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (h) If, pursuant to this subsection, any interest in this Agreement or any Loan is transferred to any Transferee (which is a U.S. Lender) which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to agree (for the benefit of the transferor Lender, the General Administrative Agent and the U.S. Borrower) to provide the transferor Lender (and, in the case of any Transferee registered in the Register, the General Administrative Agent and the U.S. Borrower) the tax forms and other documents required to be delivered pursuant to subsection 9.11(b) and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (i) If, pursuant to this subsection, any interest in this Agreement or any Loan is transferred to any Transferee, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to agree (for the benefit of the transferor Lender, the General Administrative Agent and the Foreign Subsidiary Borrowers) to provide the transferor Lender, the General Administrative Agent and the Foreign Subsidiary Borrowers the tax forms and other documents required to be delivered pursuant to subsection 9.11(c) and to comply from time to time with all applicable laws and regulations with regard to such withholding tax exemption.

          17.7 Adjustments; Set-Off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or Acceptance Reimbursement Obligations then due and owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 15(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or Acceptance Reimbursement Obligations then due and owing to it, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or Acceptance Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable hereunder (whether at the stated maturity thereof, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or Affiliate thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agents after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          17.8 Loan Conversion/Participations. (a) (i) On any Conversion Date, to the extent not otherwise prohibited by a Requirement of Law or otherwise, all Loans outstanding in any currency other than U.S. Dollars ("Loans to be Converted") shall be converted into U.S. Dollars (calculated on the basis of the relevant Exchange Rates as of the Business Day immediately preceding the Conversion Date) ("Converted Loans"), (ii) on each date on or after the Conversion Date on which any Acceptances or Acceptance Notes shall mature such Acceptances and Acceptance Notes ("Acceptances to be Converted") shall be converted into Canadian Revolving Credit Loans denominated in U.S. Dollars (calculated on the basis of the Exchange Rate as of the Business Day immediately preceding such maturity date) ("Converted Acceptances") and (iii) on the Conversion Date (with respect to Loans described in the foregoing clause (i)), and on the respective maturity date (with respect to Acceptances and Acceptance Notes described in the foregoing clause (ii)) (A) each U.S. Lender severally, unconditionally and irrevocably agrees that it shall purchase in U.S. Dollars a participating interest in such Converted Loans and Converted Acceptances in an amount equal to its Conversion Sharing Percentage of (x) the outstanding principal amount of the Converted Loans and (y) the face amount of matured Acceptances and Acceptance Notes, as applicable, and (B) to the extent necessary to cause the Committed Outstandings Percentage of each U.S. Lender, after giving effect to the purchase and sale of participating interests under the foregoing clause (iii), to equal its U.S. Revolving Credit Commitment Percentage (calculated immediately prior to the termination or expiration of the U.S. Revolving Credit Commitments), each U.S. Lender severally, unconditionally and irrevocably agrees that it shall purchase or sell a participating interest in U.S. Revolving Credit Loans then outstanding. Each U.S. Lender will immediately transfer to the appropriate Administrative Agent, in immediately available funds, the amounts of its participation(s), and the proceeds of such participation(s) shall be distributed by such Administrative Agent to each Lender from which a participating interest is being purchased in the amount(s) provided for in the preceding sentence. All Converted Loans and Converted Acceptances (which shall have been converted into Canadian Revolving Credit Loans denominated in Dollars) shall bear interest at the rate which would otherwise be applicable to ABR Loans.

          (b) If, for any reason, the Loans to be Converted or Acceptances to be Converted, as the case may be, may not be converted into U.S. Dollars in the manner contemplated by paragraph (a) of this subsection 17.8, (i) the General Administrative Agent shall determine the U.S. Dollar Equivalent of the Loans to be Converted or Acceptances to be Converted, as the case may be, (calculated on the basis of the Exchange Rate as of the Business Day immediately preceding the date on which such conversion would otherwise occur pursuant to paragraph (a) of this subsection 17.8), (ii) effective on such Conversion Date, each Lender severally, unconditionally and irrevocably agrees that it shall purchase in U.S. Dollars a participating interest in such Loans to be Converted or Acceptances to be Converted, as the case may be, in an amount equal to its Conversion Sharing Percentage of such Loans to be Converted or Acceptances to be Converted, as the case may be, and (iii) each U.S. Lender shall purchase or sell participating interests as provided in paragraph (a)(iv) of this subsection 17.8. Each U.S. Lender will immediately transfer to the appropriate Administrative Agent, in immediately available funds, the amount(s) of its participation(s), and the proceeds of such participation(s) shall be distributed by such Administrative Agent to each relevant Lender in the amount(s) provided for in the preceding sentence.

          (c) To the extent any Non-Excluded Taxes are required to be withheld from any amounts payable by a Lender to another Lender in connection with its participating interest in any Converted Loan or Converted Acceptance, each Borrower, with respect to the relevant Loans made to it, shall be required to pay increased amounts to the Lender receiving such payments to the same extent they would be required under subsection 9.11 if such Borrower were making payments directly to such Lender.

          (d) To the extent not prohibited by any Requirement of Law or otherwise, at any time after the actions contemplated by paragraphs (a) or (b) of this subsection 17.8 have been taken, upon the notice of any U.S. Lender to the Borrowers the following shall occur: (i) the U.S. Borrower (through the guarantee contained in Section 14) shall automatically be deemed to have assumed the Converted Loans and Converted Acceptances in which such U.S. Lender holds a participation, (ii) any Acceptances and Loans outstanding in any currency other than U.S. Dollars shall be converted into U.S. Dollars on the dates of such assumption (calculated on the basis of the Exchange Rate on the Business Day immediately preceding such date of assumption) and such Loans shall bear interest at the rate which would otherwise be applicable to ABR Loans and (iii) such Loans and obligations in respect of Acceptances shall be assigned by the relevant Lender holding such Loans or obligations to the U.S. Lender who gave the notice requesting such assumption by the U.S. Borrower.

          17.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrowers and the Administrative Agents.

          17.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          17.11 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrowers, the Administrative Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          17.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          17.13 Submission To Jurisdiction; Waivers. (a) Each party hereto hereby irrevocably and unconditionally:

               (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to U.S. Borrowers, the applicable Lender or the applicable Administrative Agent, as the case may be, at the address specified in subsection 17.2 or the signature pages hereof, or at such other address of which the Administrative Agents and the Borrowers shall have been notified pursuant thereto;

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (v) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

          (b) Each of the Canadian Borrower and each Foreign Subsidiary Borrower hereby irrevocably appoints the U.S. Borrower as its agent for service of process in any proceeding referred to in subsection 17.13(a) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of U.S. Borrower at its address for notice set forth in subsection 17.2.

          17.14  Acknowledgements.  Each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) none of either Administrative Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agents and the Lenders, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

          17.15 WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          17.16 Power of Attorney. Each Foreign Subsidiary Borrower hereby grants to U.S. Borrower an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Foreign Subsidiary Borrower hereby explicitly acknowledges that the Administrative Agents and each Lender have executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection. The power of attorney granted by each Foreign Subsidiary Borrower hereunder is coupled with an interest.

          17.17 Existing Credit Agreement. The Existing Credit Agreement shall terminate as of the Effective Date. The Majority Lenders, the Majority U.S. Lenders and the Majority Canadian Lenders (as each such term is defined in the Existing Credit Agreement) hereby consent to the termination of the Existing Credit Agreement as provided herein and hereby waive any notice requirements of the Existing Credit Agreement relating to prepayment or termination of commitments to occur on the Effective Date as provided herein.

          17.18 Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the General

Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

          (b) The obligation of each Borrower in respect of any sum due from it to any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, such Borrower agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to such Borrower such excess.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              CASE CORPORATION


                              By:  /S/ BENSON K. WOO
                                 -----------------------------------
                              Title: Vice President & Treasurer

                              CASE CANADA CORPORATION/CORPORATION
                              CASE CANADA


                              By:  /S/ BENSON K. WOO
                                 -----------------------------------
                              Title: Vice President & Treasurer

                              THE CHASE MANHATTAN BANK, as General
                              Administrative Agent and a Lender


                              By:  /S/ TIMOTHY J. STORMS
                                 -----------------------------------
                              Title: Managing Director

                              THE CHASE MANHATTAN BANK OF CANADA


                              By:  /S/ OWEN ROBERTS
                                 -----------------------------------
                              Title: Vice President

                              THE BANK OF NOVA SCOTIA, as Canadian
                              Administrative Agent and a Lender


                              By:  /S/ M.G. LOCKE
                                 -----------------------------------
                              Title: Vice President

                              By:  /S/ JUDY MCKAY
                                 -----------------------------------
                              Title Relationship Manager

                              By:  /S/ F.C.H. ASHBY
                                 -----------------------------------
                              Title: Senior Manager Loan Operations

                              ABN AMRO BANK N.V., CHICAGO BRANCH

                              By:  /S/ DAVID C. SAGERS
                                   -------------------------------------------
                              Title: Vice President


                              By:  /S/ LAURIE D. FLOM
                                   -------------------------------------------
                              Title: Vice President


                              ARAB BANKING CORPORATION (B.S.C.)

                              By:  /S/ GRANT E. MCDONALD
                                   -------------------------------------------
                              Title: Vice President


                              THE ASAHI BANK, LTD., CHICAGO BRANCH

                              By:  /S/ MINORU ONODA
                                   -------------------------------------------
                              Title: Senior Deputy General Manager


                              AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

                              By:  /S/ GEOFF PACK
                                   -------------------------------------------
                              Title: Senior Vice President


                              BANK AUSTRIA AKTIENGESELLSCHAFT

                              By:  /S/ J. ANTHONY SEAY
                                   -------------------------------------------
                              Title: Vice President


                              By:  /S/ JEANINE BALL
                                   -------------------------------------------
                              Title: Assistant Vice President

                              BANCA COMMERCIALE ITALIANA, CHICAGO BRANCH


                              By:  /S/ JULIAN  M. TEODORI
                              --------------------------------------------------
                              Title: Senior Vice President & Branch Manager


                              By:  /S/ MARK D. MOONEY
                              --------------------------------------------------
                              Title: Vice President


                              BANCA COMMERCIALE ITALIANA OF CANADA


                              By:  /S/ PIETRO CORDOVA
                              --------------------------------------------------
                              Title: Department Manager


                              By:  /S/ MASSIMO OSTI
                              --------------------------------------------------
                              Title: Executive Vice President


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION, as a Co-Agent
                              and a Lender


                              By:  /S/ W. THOMAS BARNETT
                              --------------------------------------------------
                              Title: Vice President


                              BANK OF AMERICA CANADA


                              By:  /S/ D. B. LINKLETTER
                              --------------------------------------------------
                              Title: Vice President & Manager


                              BANK OF HAWAII


                              By:  /S/ JOSEPH T. DONALSON
                              --------------------------------------------------
                              Title: Vice President

                              BANK OF MONTREAL, as a Co-Agent
                              and a Lender


                              By:  /S/ ERIN M. KEYSER
                              --------------------------------------------------
                              Title: Director


                              THE BANK OF NEW YORK, as a Co-Agent
                              and a Lender


                              By:  /S/ MARK T. FAMILO
                              --------------------------------------------------
                              Title: Assistant Vice President


                              THE BANK OF TOKYO - MITSUBISHI LTD., CHICAGO
                              BRANCH


                              By:  /S/ MINORU WADA
                              --------------------------------------------------
                              Title: Deputy Geneal Manager


                              BANQUE NATIONALE DE PARIS


                              By:  /S/ FREDERICK H. MORYL, JR.
                              --------------------------------------------------
                              Title: Senior Vice President


                              CAISSE NATIONALE DE CREDIT AGRICOLE


                              By:  /S/ W. LEROY STARTZ
                              --------------------------------------------------
                              Title: First Vice President

                              CANADIAN IMPERIAL BANK OF COMMERCE,
                              as a Co-Agent and a Lender


                              By:  /S/ GARY C. GASKILL
                                   --------------------------------------------
                              Title: Authorized Signatory


                              By:  /S/ ALEKSANDRA DYMANUS
                                   --------------------------------------------
                              Title: Authorized Signatory


                              THE CHUO TRUST & BANKING CO., LTD. NEW YORK AGENCY


                              By:  /S/ SADAO TERUYAMA
                                   --------------------------------------------
                              Title: Deputy General Manager


                              CITIBANK, N.A., as a Co-Agent
                              and a Lender


                              By:  /S/ MARJORIE FUTORNICK
                                   --------------------------------------------
                              Title: Vice President


                              CITIBANK CANADA


                              By:  /S/ DAVID R. WINGFELDER
                                   --------------------------------------------
                              Title: Vice President


                              COMMERZBANK AKTIENGESELLSCHAFT, CHICAGO BRANCH, as a Co-Agent and a Lender


                              By:  /S/ HELMUT TOELLNER
                                   --------------------------------------------
                              Title: Executive Vice President


                              By:  /S/ PAUL KARLIN
                                   --------------------------------------------
                              Title: Assistant Treasurer

                              COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                              B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH


                              By:  /S/ W. JEFFREY VOLLACK
                                   ----------------------------------------
                              Title: Vice President, Manager


                              By:  /S/ ANGELA R. REILLY
                                   ----------------------------------------
                              Title: Vice President


                              CREDIT LYONNAIS CHICAGO BRANCH,
                              as a Co-Agent and a Lender


                              By:  /S/ MARY ANN KLEMM
                                   ----------------------------------------
                              Title: Vice President and Group Head


                              CREDIT SUISSE, as a Co-Agent
                              and a Lender


                              By:  /S/ WILLIAM P. MURRAY
                                   ----------------------------------------
                              Title: Member of Senior Management


                              By:  /S/ KRISTINN R. KRISTINSSON
                                   ----------------------------------------
                              Title: Associate


                              THE DAI-ICHI KANGYO BANK, LTD.


                              By:  /S/ MITSUAKI YAMAZAKI
                                   ----------------------------------------
                              Title: Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as a Co-Agent and a Lender


                              By:  /S/ SARAH FAULKNER PAGLIONE
                                   ----------------------------------------
                              Title: Authorized Agent

                              THE FUJI BANK, LIMITED, as a Co-Agent
                              and a Lender


                              By:  /S/ PETER L. CHINNICI
                                   ---------------------------------
                              Title: Joint General Manager


                              HERITAGE BANK AND TRUST


                              By:  /S/ SUSAN P. JENSEN
                                   ---------------------------------
                              Title: Vice President


                              THE INDUSTRIAL BANK OF JAPAN, LTD.,
                              as a Co-Agent and a Lender


                              By:  /S/ HIROAKI NAKAMURA
                                   ---------------------------------
                              Title: Joint General Manager


                              ISTITUTO BANCARIO SAN PAOLO DI TORINO
                              SPA


                              By:  /S/ WENDELL JONES
                                   ---------------------------------
                              Title: Vice President


                              By:  /S/ WILLIAM J. DE ANGELO
                                   ---------------------------------
                              Title: First Vice President


                              THE LTCB TRUST COMPANY, NEW YORK,
                              as a Co-Agent and a Lender


                              By:  /S/ JOHN SULLIVAN
                                   ---------------------------------
                              Title: Executive Vice President

                              MELLON BANK, N.A.


                              By:  /S/ J. M. ANDERSON
                              --------------------------------------------------
                              Title: Vice President


                              THE MITUSI TRUST AND BANKING COMPANY, LTD. - NEW YORK BRANCH


                              By:  /S/ SHIGERU TSUJIMOTO
                              --------------------------------------------------
                              Title: Senior Vice President & Manager Corporate
                                       Affairs


                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Co-Agent and a Lender


                              By:  /S/ LAURA E. REIM
                              --------------------------------------------------
                              Title: Vice President


                              J.P. MORGAN CANADA


                              By:  /S/ CHRISTOPHER B. LUE
                              --------------------------------------------------
                              Title: Vice President


                              NATIONAL AUSTRALIA BANK LIMITED, as a
                              Lead Manager and a Lender


                              By:  /S/ SUSAN R. JULIEN
                              --------------------------------------------------
                              Title: Vice President


                              NATIONSBANK, N.A., as a Co-Agent
                              and a Lender


                              By:  /S/ MARY CAROL DALY
                              --------------------------------------------------
                              Title: Vice President

                              NORDDEUTSCHE LANDESBANK GIROZENTRALE NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH


                              By:  /S/ PETRA FRANK-WITT
                              --------------------------------------------------
                              Title: Vice President



                              By:  /S/ STEPHEN K. HUNT
                              --------------------------------------------------
                              Title: Senior Vice President


                              THE NORTHERN TRUST COMPANY


                              By:  /S/ LISA M. TAYLOR
                              --------------------------------------------------
                              Title: Officer


                              PT. BANK NEGARA INDONESIA (PERSERO)


                              By:  /S/ DEWA SUTHAPA
                              --------------------------------------------------
                              Title: General Manager


                              ROYAL BANK OF CANADA, as a Co-Agent
                              and a Lender


                              By:  /S/ PRESTON D. JONES
                              --------------------------------------------------
                              Title: Senior Manager, Corporate Banking


                              THE SAKURA BANK, LIMITED, as a Lead Manager and a Lender


                              By:  /S/ SHUNJI SAKURAI
                              --------------------------------------------------
                              Title: Joint General Manager

                              THE SANWA BANK, LIMITED, CHICAGO BRANCH, as a Lead Manager and a Lender


                              By:  /S/ GORDON R. HOLTBY
                                   ---------------------------------------------
                              Title: Vice-President & Manager


                              SOCIETE GENERALE


                              By:  /S/ SETH F. ASOFSKY
                                   ---------------------------------------------
                              Title: Vice President


                              THE SUMITOMO BANK, LTD., CHICAGO BRANCH


                              By:  /S/ KEN-ICHIRO KOBAYASHI
                                   ---------------------------------------------
                              Title: Joint General Manager


                              THE SUMITOMO TRUST & BANKING CO., LTD. NEW YORK BRANCH


                              By:  /S/ SURAJ P. BHATIA
                                   --------------------------------------------
                              Title: Senior Vice President


                              THE TOKAI BANK, LIMITED CHICAGO BRANCH


                              By:  /S/ TATSUO ITO
                                   --------------------------------------------
                              Title: Joint General Manager


                              TORONTO DOMINION (TEXAS), INC., as a
                              Co-Agent and a Lender


                              By:  /S/ LISA ALLISON
                                   --------------------------------------------
                              Title: Vice President

                              THE TORONTO-DOMINION BANK


                              By:  /S/ DAVID PANKHURST
                                   ---------------------------------------------
                              Title: Manager


                              By:  /S/ JANO MOTT
                                   ---------------------------------------------
                              Title: Manager Credit Admin.


                              UNION BANK OF CALIFORNIA, N.A.


                              By:  /S/ PATRICIA SAMSON
                                   ---------------------------------------------
                              Title: Credit Officer


                              By:  /S/ CARY MOORE
                                   ---------------------------------------------
                              Title: Vice President


                              WACHOVIA BANK OF GEORGIA, N.A.


                              By:  /S/ MICHAEL J. BROWN
                                   ---------------------------------------------
                              Title: Vice President


                              WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH


                              By:  /S/ SALVATORE BATTINELLI
                                   ---------------------------------------------
                              Title: Vice President, Credit Department


                              By:  /S/ C. D. ROCKEY
                                   ---------------------------------------------
                              Title: Associate

                              THE YASUDA TRUST & BANKING COMPANY, LTD.


                              By:  /S/ JOSEPH C. MEEK
                                   ---------------------------------------------
                              Title: Deputy General Manager

                                                                         ANNEX A
                                                                         -------



                              REFUNDING MECHANICS

          Subject to the fulfillment or waiver of the conditions precedent set forth in Section 11 of this Agreement on or prior to the Effective Date, each of the following provisions shall apply:

          Part A. Refunding of U.S. Revolving Credit Loans. Each U.S. Lender agrees to make a U.S. Revolving Credit Loan to the U.S. Borrower on the Effective Date in an amount equal to its Funding Commitment Percentage (determined after giving effect to the actions to be taken on the Effective Date pursuant to, and the provisions of, Parts B and C of this Annex A) of the aggregate principal amount of the Existing U.S. Revolving Credit Loans and the Existing Swing Line Loans. Such U.S. Revolving Credit Loans shall be made in accordance with the procedures set forth in subsection 2.3 except that, upon receipt by the U.S. Administrative Agent of proceeds of such U.S. Revolving Credit Loans, the U.S. Administrative Agent shall apply such proceeds to the prepayment of the outstanding principal amounts of the Existing U.S. Revolving Credit Loans and the Existing Swing Line Loans by crediting the respective accounts of the Existing U.S. Lenders and the Existing Swing Lenders maintained at the office of the General Administrative Agent specified in subsection 17.2. Not later than 12:00 Noon, New York City time on the Effective Date, the U.S. Borrower shall pay to the U.S. Administrative Agent for the account of each Existing U.S. Lender and each Existing Swing Line Lender (i) all unpaid interest which has accrued on the Existing U.S. Revolving Credit Loans of such Existing U.S. Lender or the Existing Swing Line Loans of such Existing Swing Line Lender, as the case may be, to the Effective Date and (ii) all unpaid commitment fees which have accrued for the account of such Existing U.S. Lender pursuant to subsection 6.5 of the Existing Credit Agreement to the Effective Date.

          For purposes of this Part A, the following terms have the following meanings:

          "Existing Swing Line Lenders": each bank or other financial institution holding any Existing Swing Line Loan immediately prior to the Effective Date.

          "Existing Swing Line Loans": the Swing Line Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to the Effective Date.

          "Existing U.S. Lenders": each bank or other financial institution holding any Existing U.S. Revolving Credit Loan immediately prior to the Effective Date.

          "Existing U.S. Revolving Credit Loans": the U.S. Revolving Credit Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to the Effective Date.

          Part B. Refunding of Canadian Revolving Credit Loans. Each Canadian Lender agrees to make a Canadian Revolving Credit Loan to the Canadian Borrower on the Effective Date in an amount equal to its Canadian Revolving Credit Commitment Percentage of the aggregate principal amount of the Existing Canadian Revolving Credit Loans. Such Canadian Revolving Credit Loans shall be made in accordance with the procedures set forth in subsection 5.3 except that, upon receipt by the Canadian Administrative Agent of the proceeds of such Canadian Revolving Credit Loans from the Canadian Lenders, the Canadian Administrative Agent shall apply such proceeds to the prepayment of the outstanding principal amounts of the Existing Canadian Revolving Credit Loans by crediting the respective accounts of the Existing Canadian Lenders. Not later than 12:00 Noon, Toronto time on the Effective Date, the Canadian Borrower shall pay to the Canadian Administrative Agent for the account of each Existing Canadian Lender all unpaid interest which has accrued on the Existing Canadian Revolving Credit Loans of such Existing Canadian Lender to the Effective Date.

          For purposes of this Part B, the following terms have the following meanings:

          "Existing Canadian Lenders": each bank or other financial institution holding any Existing Canadian Revolving Credit Loan immediately prior to the Effective Date.

          "Existing Canadian Revolving Credit Loans": the principal amount of the Canadian Revolving Credit Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to the Effective Date.

          Part C. Treatment of Existing Acceptances. Each Existing Acceptance outstanding on the Effective Date shall remain outstanding hereunder until the maturity thereof and, except as provided below in this Part C, shall be considered an Acceptance (or an Acceptance Note, if applicable) outstanding hereunder for all purposes of this Agreement; upon the maturity of each such Existing Acceptance, the Canadian Borrower shall pay to the Canadian Administrative Agent for the account of the Existing Canadian Lender who created such Existing Acceptance the aggregate face amount thereof, such payment to be made in accordance with the applicable provisions of Section 6.

          Notwithstanding anything to the contrary contained in this Agreement,
(i) Existing Canadian Lenders who are not also Canadian Lenders shall not be considered to be Canadian Lenders hereunder and (ii) each Canadian Lender shall be deemed to have outstanding its Canadian Revolving Credit Commitment Percentage of each Existing Acceptance during the period from the Effective Date to the date on which such Existing Acceptance matures and is paid in full, in each case for all purposes of this Agreement except (A) receiving payment of Existing Acceptances upon the maturity thereof and (B) voting and exercising remedies upon the occurrence and during the continuance of an Event of Default.

          For purposes of this Part C, the following terms shall have the following meanings:

          "Existing Acceptances": each Acceptance or Acceptance Note, to the extent applicable (each as defined in the Existing Credit Agreement) outstanding immediately prior to the Effective Date.

          "Existing Canadian Lenders": each bank or other financial institution holding any Existing Acceptance immediately prior to the Effective Date.

                                                                      SCHEDULE I
                                                                      ----------


                            COMMITMENTS; ADDRESSES


A. U.S. Revolving Credit Commitment and Multicurrency Commitment Amounts (U.S. Dollars)

========================================================================================================
                                             U.S. Revolving                                Multicurrency
                   U.S. Lender             Credit Commitment     Counterpart  Lender        Commitment
--------------------------------------------------------------------------------------------------------
ABN AMRO Bank N.V. Chicago Branch                 $10,000,000                               $10,000,000
--------------------------------------------------------------------------------------------------------
Arab Banking Corporation (B.S.C.)                 $20,000,000
--------------------------------------------------------------------------------------------------------
The Asahi Bank, Ltd., Chicago Branch              $10,000,000
--------------------------------------------------------------------------------------------------------
Australia and New Zealand Banking Group
Limited                                           $10,000,000
--------------------------------------------------------------------------------------------------------
Bank Austria Aktiengesellschaft                   $17,000,000
--------------------------------------------------------------------------------------------------------
                                                                     Banca Commerciale
Banca Commerciale Italiana, Chicago Branch        $15,000,000        Italiana of Canada
--------------------------------------------------------------------------------------------------------
Bank of America National Trust and Savings                           Bank of America
Association                                       $45,000,000        Canada                 $30,000,000
--------------------------------------------------------------------------------------------------------
Bank of Hawaii                                     $5,000,000
--------------------------------------------------------------------------------------------------------
Bank of Montreal                                  $36,300,000        Bank of Montreal       $30,000,000
--------------------------------------------------------------------------------------------------------
The Bank of New York                              $40,000,000                               $35,000,000
--------------------------------------------------------------------------------------------------------
                                                                     The Bank of Nova
The Bank of Nova Scotia                           $40,000,000        Scotia                 $20,000,000
--------------------------------------------------------------------------------------------------------

                                                                               2

========================================================================================================
                                                U.S. Revolving                             Multicurrency
                 U.S. Lender                   Credit Commitment     Counterpart Lender     Commitment
--------------------------------------------------------------------------------------------------------
The Bank Tokyo-Mitsubishi Ltd., Chicago
Branch                                            $10,000,000
--------------------------------------------------------------------------------------------------------
Banque Nationale de Paris                         $10,000,000                               $10,000,000
--------------------------------------------------------------------------------------------------------
Caisse Nationale De Credit Agricole               $10,800,000
--------------------------------------------------------------------------------------------------------
                                                                     Canadian Imperial Bank
Canadian Imperial Bank of Commerce                $23,200,000        of Commerce
--------------------------------------------------------------------------------------------------------
                                                                     The Chase Manhattan
The Chase Manhattan Bank                          $54,300,000        Bank of Canada         $50,000,000
--------------------------------------------------------------------------------------------------------
The Chuo Trust & Banking Co., Ltd. New
York Agency                                       $10,000,000
--------------------------------------------------------------------------------------------------------
Citibank, N.A.                                    $40,000,000        Citibank Canada        $35,000,000
--------------------------------------------------------------------------------------------------------
Commerzbank Aktiengesellschaft, Chicago
Branch                                            $25,700,000                               $10,000,000
--------------------------------------------------------------------------------------------------------
Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A., "Rabobank Nederland",
New York Branch                                   $10,000,000                               $10,000,000
--------------------------------------------------------------------------------------------------------
Credit Lyonnais Chicago Branch                    $40,000,000                               $35,000,000
--------------------------------------------------------------------------------------------------------
Credit Suisse                                     $40,000,000                               $35,000,000
--------------------------------------------------------------------------------------------------------
The Dai-Ichi Kangyo Bank, Ltd.                    $10,000,000
--------------------------------------------------------------------------------------------------------
The First National Bank of Chicago                $25,000,000                               $15,000,000
--------------------------------------------------------------------------------------------------------
The Fuji Bank, Limited                            $40,000,000
--------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                            U.S. Revolving Credit                      Multicurrency
                U.S. Lender                       Commitment        Counterpart Lender  Commitment
----------------------------------------------------------------------------------------------------
Heritage Bank and Trust                           $5,000,000
----------------------------------------------------------------------------------------------------
The Industrial Bank of Japan, Ltd.               $40,000,000                             $10,000,000
----------------------------------------------------------------------------------------------------
Istituto Bancario San Paolo di Torino SPA        $10,000,000
----------------------------------------------------------------------------------------------------
The LTCB Trust Company, New York                 $40,000,000
----------------------------------------------------------------------------------------------------
Mellon Bank, N.A.                                $10,000,000
----------------------------------------------------------------------------------------------------
The Mitsui Trust and Banking Company, Ltd.-      $15,400,000
New York Branch
----------------------------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New York        $40,800,000       J.P. Morgan Canada    $40,000,000
----------------------------------------------------------------------------------------------------
National Australia Bank Limited                  $28,100,000
----------------------------------------------------------------------------------------------------
NationsBank, N.A.                                $40,000,000                             $35,000,000
----------------------------------------------------------------------------------------------------
Norddeutsche Landesbank Girozentrale New
York Branch and/or Cayman Islands Branch         $10,000,000                             $10,000,000
----------------------------------------------------------------------------------------------------
The Northern Trust Company                       $10,000,000
----------------------------------------------------------------------------------------------------
PT. Bank Negara Indonesia (Persero)              $10,000,000
----------------------------------------------------------------------------------------------------
Royal Bank of Canada                             $22,700,000       Royal Bank of Canada  $20,000,000
----------------------------------------------------------------------------------------------------
The Sakura Bank, Limited                         $25,000,000
----------------------------------------------------------------------------------------------------
The Sanwa Bank, Limited, Chicago Branch          $30,600,000
----------------------------------------------------------------------------------------------------
Societe Generale                                 $20,000,000                             $20,000,000
----------------------------------------------------------------------------------------------------
The Sumitomo Bank, Ltd. Chicago Branch           $20,000,000
----------------------------------------------------------------------------------------------------

                                                                                                               4



================================================================================================================
                                                U.S. Revolving Credit                              Multicurrency
             U.S. Lender                             Commitment            Counterpart Lender        Commitment
-----------------------------------------------------------------------------------------------------------------
The Sumitomo Trust & Banking Co., Ltd.
New York Branch                                    $   20,000,000
-----------------------------------------------------------------------------------------------------------------
The Tokai Bank, Limited, Chicago Branch            $   14,000,000
-----------------------------------------------------------------------------------------------------------------
Toronto Dominion (Texas), Inc.                     $   40,000,000          The Toronto-Dominion      $ 35,000,000
                                                                           Bank
-----------------------------------------------------------------------------------------------------------------
Union Bank of California, N.A.                     $   11,100,000                                    $  5,000,000
-----------------------------------------------------------------------------------------------------------------
Wachovia Bank of Georgia, N.A.                     $   10,000,000
-----------------------------------------------------------------------------------------------------------------
Westdeutsche Landesbank Girozentrale,
New York Branch                                    $   10,000,000
-----------------------------------------------------------------------------------------------------------------
The Yasuda Trust & Banking Company, LTD.           $   20,000,000
-----------------------------------------------------------------------------------------------------------------
TOTAL                                              $1,100,000,000                                    $500,000,000
=================================================================================================================

                                                                                                            5


B.   Canadian Commitment Amounts (U.S. Dollars)
=============================================================================================================

           Canadian Lender                       Canadian Revolving Credit          Counterpart Lender
                                                        Commitment
-------------------------------------------------------------------------------------------------------------
Bank of America Canada                               $ 31,800,000              Bank of America National Trust
                                                                               and Savings Association
-------------------------------------------------------------------------------------------------------------
Banca Commerciale Italiana of Canada                 $  5,000,000              Banca Commerciale Italiana,
                                                                               Chicago Branch
-------------------------------------------------------------------------------------------------------------
Bank of Montreal                                     $ 36,300,000              Bank of Montreal
-------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                              $ 40,000,000              The Bank of Nova Scotia
-------------------------------------------------------------------------------------------------------------
Canadian Imperial Bank of Commerce                   $ 23,200,000              Canadian Imperial Bank of
                                                                               Commerce
-------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank of Canada                   $ 54,300,000              The Chase Manhattan Bank
-------------------------------------------------------------------------------------------------------------
Citibank Canada                                      $ 29,133,000              Citibank, N.A.
-------------------------------------------------------------------------------------------------------------
J.P. Morgan Canada                                   $ 30,000,000              Morgan Guaranty Trust Company
                                                                               of New York
-------------------------------------------------------------------------------------------------------------
Royal Bank of Canada                                 $ 22,700,000              Royal Bank of Canada
-------------------------------------------------------------------------------------------------------------
The Toronto - Dominion Bank                          $ 40,000,000              Toronto Dominion (Texas), Inc.
TOTAL                                                $312,433,000
=============================================================================================================



C.   Addresses for Notices

ABN AMRO Bank N.V.
Chicago Branch
135 S. LaSalle Street
Suite 625
Chicago, IL  60674-9135
Attn:  David C. Sagers
Telecopy:  (312) 606-8435

Arab Banking Corporation (B.S.C)
277 Park Avenue, 32nd Floor
New York, NY  10172-3299
Attn:  Grant E. McDonald
Telecopy:  (212) 583-0921/0922

The Asahi Bank, Ltd., Chicago Branch
190 South LaSalle Street, Suite 2350
Chicago, IL  60603
Attn:  Bridget Barnes
Telecopy:  (312) 606-1010

Australia and New Zealand Banking Group Limited
1177 Avenue of the Americas
New York, NY  10036
Attn:  Ken Schaefer
Telecopy:  (212) 801-9131

Bank Austria Aktiengesellschaft
565 Fifth Avenue
New York, NY  10017
Attn:  Jeanine Ball
Telecopy:  (212) 880-1080

Banca Commerciale Italiana, Chicago Branch
150 North Michigan, Suite 1500
Chicago, IL  60601
Attn:  Mark Mooney
Telecopy:  (312) 346-5758

                                                                               7
Banca Commerciale Italiana of Canada
130 Adelaide Street West
Suite 1800
Toronto, Ontario
Canada  M5H 3P5
Attn:  Pietro Cordova
Telecopy:  (416) 366-2577

Bank of America National Trust and Savings Association
333 Clay Street, Suite 4550
Houston, TX  77002
Attn:  W. Thomas Barnett
Telecopy:  (713) 651-4841

Bank of America Canada
855 Second Street, South-West
Calgary, Alberta
Canada T2P 4J7
Attn:  Douglas Linkletter
Telecopy:  (403) 232-8848

Bank of Hawaii
1839 S. Alma School Road, Suite 150
Mesa, AZ  85210
Attn:  Donna Parker
Telecopy:  (602) 752-8007

Bank of Montreal
U.S. Corporate Banking
115 S. LaSalle Street - 12th Floor
Chicago, IL  60603
Attn:  Michael D. Pincus
Telecopy:  (312) 750-6057

Bank of Montreal
One First Canadian Place
23rd Floor
100 King Street West
Toronto, Ontario
Canada  M5X 1A1
Attn:  David Beasant
Telecopy:  (416) 867-5818

The Bank of New York
One Wall Street
New York, NY  10286
Attn:  Mark T. Familo
Telecopy:  (212) 635-1208/1209

The Bank of Nova Scotia
600 Peachtree Street N-E Suite 2700
Atlanta, GA 30308
Attn:  Shannon Law
Telecopy:  (404) 888-8998

with a copy to:

The Bank of Nova Scotia
181 W. Madison Street, Suite 3700
Chicago, IL  60602
Attn:  John P. Malloy
Telecopy:  (312) 201-4108

The Bank of Nova Scotia
44 King Street West, 16th Floor
Toronto, Ontario
Canada  M5H 1H1
Attn:  Judy McKay
Telecopy:  (416) 866-2009

The Bank of Tokyo-Mitsubishi Ltd., Chicago Branch
227 W. Monroe Street, Suite 2300
Chicago, IL  60606
Attn:  Wayne Yamanaka
Telecopy:  (312) 696-4535

Banque Nationale de Paris
209 South LaSalle Street, 5th Floor
Chicago, IL  60604
Attn:  Jo Ellen Bender
Telecopy:  (312) 977-1380

Caisse National De Credit Agricole
55 East Monroe Street
Chicago, IL  60603-5702
Attn:  Theodore D. Tice
Telecopy:  (312) 372-3455

Canadian Imperial Bank of Commerce
2 Paces West
2727 Paces Ferry Road, Suite 1200
Atlanta, GA  30339
Attn:  Joan Moseley
Telecopy:  (770) 319-4950

Canadian Imperial Bank of Commerce
Corporate Client Support Center
Commerce Court West
7th Floor
Toronto, Ontario
Canada  M5L 1A2
Attn:  Brian Metler
Telecopy:  (416) 980-8384

The Chase Manhattan Bank
10 South LaSalle Street
Suite 2300
Chicago, Illinois  60603
Attn:  Cynthia Berkshire
Telecopy:  (312) 807-4077

The Chase Manhattan Bank of Canada
100 Yonge Street
Suite 900
Canada M5C 2W1
Attn:  Owen Roberts
Telecopy:  (416) 594-2240

The Chuo Trust & Banking Co., Ltd. New York Agency
Two World Trade Center
Suite 8322
New York, NY  10048
Attn:  Eric Seeley
Telecopy:  (212) 466-1140

Citibank, N.A.
200 South Wacker Dr.
31st Floor
Chicago, IL  60606
Attn:  H. Peter Koesler
Telecopy:  (312) 993-1050

Citibank Canada
Citibank Place
123 Front Street West
Toronto, Ontario
Canada  M5J 2M3
Attn:  Margie Lambert
Telecopy:  (416) 947-5674

Commerzbank Aktiengesellschaft, Chicago Branch
311 South Wacker Drive - Suite 5800
Chicago, IL  60606
Attn:  Paul Karlin
Telecopy:  (312) 435-1486

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.,
"Rabobank Nederland", New York Branch
245 Park Avenue
New York, NY  10167
Attn:  Corporate Services Department
Telecopy:  (212) 818-0233

Credit Lyonnais Chicago Branch
227 West Monroe, Suite 3800
Chicago, IL  60606
Attn:  Eric Tobin
Telecopy:  (312) 641-0527

Credit Suisse
227 West Monroe Street, Suite 4000
Chicago, IL  60606
Attn:  John L. Bordes III
Telecopy:  (312) 630-0359

The Dai-Ichi Kangyo Bank, Ltd
One World Trade Center, Suite 4911
New York, NY  10048
Attn:  Mitsuaki Yamazaki
Telecopy:  (212) 432-1879

The First National Bank of Chicago
One First National Plaza
Chicago, IL  60670
Attn:  Arthur Littlefield
Telecopy:  (312) 732-5296

The Fuji Bank, Limited
225 West Wacker Drive #2000
Chicago, IL  60606
Attn:  S. Peca
Telecopy:  (312) 621-0539

Heritage Bank and Trust
4061 N. Main Street
Racine, WI  53402
Attn:  Susan Jensen
Telecopy:  (414) 681-4705

The Industrial Bank of Japan, Ltd.
227 West Monroe, Suite 2600
Chicago, IL  60606
Attn:  Steven Ryan
Telecopy:  (312) 855-8200

Instituto Bancario San Paolo di Torino SPA
245 Park Avenue
New York, NY  10167
Attn:  Davide Scarselli
Telecopy:  (212) 599-5303

The LTCB Trust Company, New York
165 Broadway
New York, NY  10002
Attn:  Maria Araujo
Telecopy:  (212) 608-2371

with a copy to:

The LTCB Trust Company, New York
2200 Ross Ave., Suite 4700W
Dallas, TX  75201
Attn:  Doug Whiddon
Telecopy:  (214) 969-5357

Mellon Bank, N.A.
55 W. Monroe, Suite 2600
Chicago, IL  60603
Attn:  Vice President
Telecopy:  (312) 357-3414

The Mitsui Trust and Banking Company, Ltd. - New York Branch
One World Financial Center
200 Liberty Street, Suite 2100
New York, NY  10281
Attn:  Diane Boscarino
Telecopy:  (212) 945-4170

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY  10260-0060
Attn:  Charles King
Telecopy:  (212) 648-5336

J.P. Morgan Canada
Royal Bank Plaza
P.O. Box 80
Toronto, Ontario
Canada  M5J 2V2
Attn:  Paul Nash
Telecopy:  (416) 981-9279

National Australia Bank Limited
200 Park Avenue, 34th Floor
New York, NY  10166
Attn:  Susan R. Julien
Telecopy:  (212) 983-1969

NationsBank, N.A.
233 S. Wacker Drive, Suite 2800
Chicago, IL  60606
Attn:  Matthew R. Walters
Telecopy:  (312) 234-5601

Norddeutsche Landesbank Girozentrale New York Branch
and/or Cayman Islands Branch
1270 Avenue of the Americas, 14th Floor
New York, NY  10020
Attn:  Petra Frank-Witt
Telecopy:  (212) 332-8660

The Northern Trust Company
50 South LaSalle Street
Chicago, IL  60675
Attn:  Julie Wigdale
Telecopy:  (312) 444-5055

PT. Bank Negara Indonesia (Persero)
55 Broadway, 5th Floor
One Exchange Place
New York, NY  10006
Attn:  Monica Baccari
Telecopy:  (212) 344-5723

Royal Bank of Canada (N. Amer #1)
New York Operations Center
One Financial Square
New York, New York  10005
Attn:  Manager Loans Admin.
Telecopy:  (212) 428-2372

with a copy to:

Royal Bank of Canada
One North Franklin, Suite 700
Chicago, IL  60606
Attn:  Preston Jones
Telecopy:  (312) 551-0805

Royal Bank of Canada
180 Wellington Street West, 1st Floor
Toronto, Ontario
Canada  M5J IJI
Attn:  Business Services Group
Liability - Multinational
Telecopy:  416-974-8119

with a copy to:

Royal Bank of Canada
One North Franklin, Suite 700
Chicago, IL  60606
Attn:  Preston Jones
Telecopy:  (312) 551-0805

The Sakura Bank, Limited
227 West Monroe Street
Suite 4700
Chicago, IL  60606
Attn:  Kristin Hayes
Telecopy:  (312) 332-5345

The Sanwa Bank, Limited, Chicago Branch
10 South Wacher Drive, Suite 3100
Chicago, IL  60606
Attn:  Loan Administration - Patrick McGushin
Telecopy:  (312) 346-6677

Societe Generale
181 West Madison Street, Suite 3400
Chicago, IL  60602
Attn:  Seth F. Asofsky
Telecopy:  (312) 578-5099

The Sumitomo Bank, Ltd., Chicago Branch
233 South Wacker Drive, Suite 4800
Chicago, IL  60606-6448
Attn:  John Di Legge
Telecopy:  (312) 876-6436

The Sumitomo Trust & Banking Co., Ltd. New York Branch
527 Madison Avenue
New York, NY  10022
Attn:  Suraj P. Bhatia
Telecopy:  (212) 418-4848

The Tokai Bank, Limited Chicago Branch
181 W. Madison Street, Suite 3600
Chicago, IL  60602
Attn:  Michael P. Zoretich
Telecopy:  (312) 977-0003

Toronto Dominion (Texas), Inc.
909 Fannin Street, 17th Floor
Houston, Texas  77010
Attn:  Kimberly Burleson
Telecopy:  (713) 951-9921

The Toronto-Dominion Bank
P.O. Box 1
Toronto Dominion Centre
Toronto Dominion Bank Tower
9th Floor
Toronto, Ontario
Canada  M5K 1A2
Attn:  David Pankhurst
Telecopy:  (416) 944-5630

Union Bank of California, N.A.
350 California Street
11th Floor, H - 1114
San Francisco, CA  94104
Attn:  N. Brusati-Dias
Telecopy:  (415) 705-7046

with a copy to:

Union Bank of California, N.A.
455 S. Figueroa Street, 16th Floor
Los Angeles, CA  90071
Attn:  Patricia Samson
Telecopy:  (213) 236-7814

Wachovia Bank of Georgia, N.A.
70 West Madison Street, Suite 2440
Chicago, IL  60602
Attn:  Donna Johnson
Telecopy:  (312) 853-0693

Westdeutsche Landesbank Girozentrale, New York Branch
1211 Avenue of the Americas
New York, NY  10036
Attn:  Craig D. Rockey
Telecopy:  (212) 852-6121

with a copy to:

Westdeutsche Landesbank Girozentrale, New York Branch
181 West Madison Street,
Chicago, IL  60602
Attn:  John B. Hall
Telecopy:  (312) 553-1608

The Yasuda Trust & Banking Company, LTD.
181 West Madison Street, Suite 4500
Chicago, IL  60602
Attn:  Timothy Fossa
Telecopy:  (312) 683-3899

                                                                     SCHEDULE II
                                                                     -----------



                          FOREIGN SUBSIDIARY BORROWER


                                                  Jurisdiction of
Name and Address                                  Incorporation
----------------                                  -------------



                                     -None-

                                                                    SCHEDULE III
                                                                    ------------


                            ADMINISTRATIVE SCHEDULE



I.  MULTICURRENCY LOANS

     A.  Interest Rates for Each Currency

          Deutsche Marks:

               for any Interest Period in respect of any Tranche, the rate for deposits in Deutsche Marks for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period which appears on the Telerate Page 3750 (or, if no such quotation appears on such Telerate Page, on the appropriate Reuters Screen) as of 11:00 a.m., London time, on the Quotation Day for such Interest Period.


          French Francs:

               for any Interest Period in respect of any Tranche, the rate for deposits in French Francs for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period which appears on the Telerate Page 3740 (or, if no such quotation appears on such Telerate Page, on the appropriate Reuters Screen) as of 11:00 a.m., London time, on the Quotation Day for such Interest Period.


          Sterling:

               for any Interest Period in respect of any Tranche, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the rates at which Chase is offered deposits in Sterling in the Paris interbank market at or about 11:00 A.M., Paris time, on the Quotation Day for such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to Chase's Multicurrency Commitment Percentage of the applicable Multicurrency Loan.

     B. Funding Office, Funding Time, Payment Office, Payment Time for Each Currency.

     Deutsche Marks:
     --------------

          1.  Funding Office:
              Account of:  Chase Manhattan International Limited
              Account No:  101-080002101
                           Chase Bank AG Frankfurt

          2.  Funding Time:  11:00 A.M., local time.

          3.  Payment Office:
              Account of:  Chase Manhattan International Limited
              Account No:  101-080002101
                           Chase Bank AG Frankfurt

          4.  Payment Time:  11:00 A.M., local time.


     French Francs:
     -------------

          1.  Funding Office:
              Account of:  Chase Manhattan International Limited
              Account No:  020.359.541100
                           Credit Commercial deFrance, Paris

          2.  Funding Time:  11:00 A.M., local time.

          3.  Payment Office:
              Account of:  020.359.541100
                           Credit Commercial deFrance, Paris

          4.  Payment Time:  11:00 A.M., local time.


     Sterling:
     --------

          1.  Funding Office:
              Account of:  Chase Manhattan International Limited
              Account No:  CHAPS 40 52 06
                            Chase Manhattan Bank
                            125 London Wall
                            London EC2Y 5AJ

          2.  Funding Time:  11:00 A.M., local time.

          3.  Payment Office:
              Account of:  Chase Manhattan International Limited
              Account No:  CHAPS 40 52 06
                            Chase Manhattan Bank
                            125 London Wall
                            London EC2Y 5AJ

          4.  Payment Time:  11:00 A.M., local time.


     C.   Notice of Multicurrency Loan Borrowing:

          1.  Deliver to:  Chase Manhattan International Limited
                           Trinity Tower
                           9 Thomas More Street
                           London E1 9YT
                           Attention:  Steve Clark
                           Telephone No:  44-171-777-2353
                           Fax No:  44-171-777-2360/2085

          2.  Time:
              Not later than 11:00 A.M., London time, on the last Business Day preceding the Quotation Day in respect of such Borrowing Date.

          3.  Information Required:
              Name of Foreign Subsidiary Borrower, amount to be borrowed, and Interest Periods.


     D.   Notice of Multicurrency Loan Continuation; Notice of Prepayment:

          1.  Deliver to:    Chase Manhattan International Limited
                             Trinity Tower
                             9 Thomas More Street
                             London E1 9YT
                             Attention:  Steve Clark
                             Telephone No:  44-171-777-2353
                             Fax No:  44-171-777-2360/2085

          2.  Time:
              Not later than 11:00 A.M., London time, on the last Business Day preceding the Quotation Day for the next Interest Period.

          3.  Information Required:
              Name of Foreign Subsidiary Borrower, amount to be continued or prepaid, as the case may be, and Interest Periods.

II.  NOTICE OF ALTERNATE CURRENCY OUTSTANDINGS
     -----------------------------------------

     1.  Deliver to:     Chase Manhattan International Limited
                         Trinity Tower
                         9 Thomas More Street
                         London E1 9YT
                         Attention:  Steve Clark
                         Telephone No:  44-171-777-2353
                         Fax No:  44-171-777-2360/2085

                         with a copy to:

                         The Chase Manhattan Bank
                         140 East 45th Street
                         29th Floor
                         New York, New York  10017
                         Attention:  Chris Consomer
                         Telephone No.:  212-622-8779
                         Fax No.:   212-622-0122

     2.  Delivery time:  By close of business in London on the
                         date of making of each Alternate Currency Loan and on the last Business Day of each month on which the applicable Alternate Currency Borrower has outstanding any Alternate Currency Loans.

     3.  Information to be set forth:
         Name of Foreign Subsidiary Borrower
         Amount and currency of outstanding Alternate Currency Loans

                                                                   SCHEDULE 10.4
                                                                   -------------


                                   CONSENTS


                                    -None-

                                                                       EXHIBIT A
                                                                       ---------
                                    FORM OF
                          U.S. REVOLVING CREDIT NOTE



U.S.$ ___________________                                     New York, New York
                                                              ____________, 1996



          FOR VALUE RECEIVED, the undersigned, CASE CORPORATION, a Delaware corporation (the "U.S. Borrower"), hereby unconditionally promises to pay to the order of ________________ (the "U.S. Lender") at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Termination Date (as defined in the Credit Agreement referred to below) the principal amount of (a) ________________ U.S. DOLLARS (U.S.$__________), or, if less, (b) the aggregate unpaid principal amount of all U.S. Revolving Credit Loans made by the U.S. Lender to the U.S. Borrower pursuant to subsection 2.1 or 2.5 of such Credit Agreement. The U.S. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 9.1 of such Credit Agreement.

          The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each U.S. Revolving Credit Loan made by the U.S. Lender pursuant to such Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and the applicable Eurodollar Rate with respect thereto. Each such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the U.S. Borrower under such Credit Agreement or this Note.

          This Note (a) is one of the U.S. Revolving Credit Notes referred to in the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the U.S. Borrower, Case Canada Corporation/Corporation Case Canada, the Foreign Subsidiary Borrowers parties thereto, the U.S. Lender, the other banks and financial institutions from time to time parties thereto, the Co-Agents and Lead Managers named therein and The Chase Manhattan Bank and The Bank of Nova Scotia, as General Administrative Agent and Canadian Administrative Agent, respectively, (b) is subject to the provisions of the Credit
Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

          Upon the occurrence of any one or more Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                       CASE CORPORATION


                                       By:
                                          --------------------------------------
                                          Title:

                                                                                                                          Schedule A
                                                                                                            to Revolving Credit Note
                                                                                                            ------------------------

                                        ABR LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                    Amount                               Amount of ABR Loans        Unpaid
                                 Converted to   Amount of Principal of      Converted to       Principal Balance
    Date   Amount of ABR Loans    ABR Loans        ABR Loans Repaid       Eurodollar Loans       of ABR Loans       Notation Made By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


                                                                                                                          Schedule B
                                                                                                            to Revolving Credit Note
                                                                                                            ------------------------

                          EURODOLLAR LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Unpaid
                                                  Interest Period       Amount of          Amount of        Principal
                              Amount Converted    and Eurodollar      Principal of     Eurodollar Loans     Balance of
               Amount of       to Eurodollar         Rate with       Eurodollar Loans   Converted to ABR    Eurodollar    Notation
  Date      Eurodollar Loans       Loans          Respect Thereto        Repaid              Loans            Loans       Made By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------
                                    FORM OF
                        CANADIAN REVOLVING CREDIT NOTE



                                                                __________, 1996


          FOR VALUE RECEIVED, the undersigned, CASE CANADA CORPORATION/ CORPORATION CASE CANADA, a company organized under the laws of the province of Ontario, Canada (the "Canadian Borrower"), hereby unconditionally promises to pay to the order of ___________________ (the "Canadian Lender") at the office of The Bank of Nova Scotia, located at 44 King Street West, Toronto, Ontario, Canada M5H 1H1, in lawful money of Canada and in immediately available funds, on the Revolving Credit Termination Date (as defined in the Credit Agreement referred to below) the aggregate unpaid principal amount of all Canadian Revolving Credit Loans made by the Canadian Lender to the Canadian Borrower pursuant to subsection 5.1 of the Credit Agreement (as hereinafter defined). The Canadian Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 9.1 of such Credit Agreement.

          The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Canadian Revolving Credit Loan made by the Canadian Lender pursuant to such Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Canadian Borrower under such Credit Agreement or this Note.

          This Note (a) is one of the Canadian Revolving Credit Notes referred to in the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Case Corporation, a Delaware corporation, the Canadian Borrower, the Foreign Subsidiary Borrowers parties thereto, the Canadian Lender, the other banks and financial institutions from time to time parties thereto, the Co-Agents and Lead Managers named therein and The Chase Manhattan Bank and The Bank of Nova Scotia, as General Administrative Agent and Canadian Administrative Agent, respectively, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed as provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of the nature and extent of the guarantees, the terms and conditions upon which the guarantees were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                              CASE CANADA CORPORATION/
                               CORPORATION CASE CANADA


                              By:
                                 ------------------------
                                 Title:

                                                                      Schedule A
                                                        to Revolving Credit Note
                                                        ------------------------



              PRIME RATE LOANS AND REPAYMENTS OF PRIME RATE LOANS

-----------------------------------------------------------------------------------------------------------------------
        Amount of Prime Rate            Amount of Principal of       Unpaid Principal Balance of
Date          Loans                    Prime Rate Loans Repaid            Prime Rate Loans            Notation Made By
----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

                                                                       EXHIBIT C
                                                                       ---------


                                 FORM OF DRAFT
________________________________________________________________________________
                               BANKERS' ACCEPTANCE          No. ________________

To ____________________________      Due _____________    _________________ 19__


_______________________________       ___________________ days after the date
                        Address                           (without grace)

        ACCEPTED                      For value received pay to the order of the
                                      undersigned drawer the sum of $___________
_______________________________       ______________Dollars ____________________
        Payable At                                          $
_______________________________                             ____________________

_______________________________
                                         Value Received, and Charge to the
For____________________________          Account of:
                                         _______________________________________
_______________________________
           Authorized Signature          Per:___________________________________

_______________________________          Per:___________________________________
           Authorized Signature

                                                                FORM 8411 (7-88)
________________________________________________________________________________

Per:____________________________________________________________________________

Per:____________________________                                 _______________

________________________________________________________________________________

                                                                       EXHIBIT D
                                                                       ---------
                           [NAME OF CANADIAN LENDER]
                           ________________ [BRANCH]

                         POWER OF ATTORNEY - SPECIFIC

     The undersigned hereby appoints [NAME OF CANADIAN LENDER] (hereinafter called the "Canadian Lender"), acting by any authorized signatory of the Canadian Lender, the attorney of the undersigned:

 (a) to sign for and on behalf and in the name of the undersigned as drawer, Drafts (as defined in the Credit Agreement referred to below) drawn on the Canadian Lender payable to the order of the undersigned or payable to the order of the Canadian Lender;

 (b) to fill in the amount, date and maturity date of such Drafts; and

 (c) to discount and/or deliver such Drafts which have been accepted by the Canadian Lender,

provided that such acts in each case are to be undertaken by the Canadian Lender strictly in accordance with instructions given to the Canadian Lender by the undersigned as provided in this power of attorney.

     Instructions from the undersigned to the Canadian Lender relating to the execution, completion, endorsement, discount and/or delivery by the Canadian Lender on behalf of the undersigned of Drafts which the undersigned wishes to submit to the Canadian Lender for acceptance by the Canadian Lender shall be communicated by the undersigned in writing to the Canadian Administrative Agent pursuant to Requests for Acceptances (as those terms are defined in the Credit Agreement referred to below) (in accordance with the terms of the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996, among Case Corporation, Case Canada Corporation/Corporation Case Canada, the Foreign Subsidiary Borrowers parties thereto, the several banks and other financial institutions from time to time parties thereto, the Co-Agents and Lead Managers named therein, The Bank of Nova Scotia as Canadian Administrative Agent, and The Chase Manhattan Bank, as General Administrative Agent, to which the undersigned and the Canadian Lender are parties (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")) and shall specify the following information:

 (a) reference to this power of attorney;

 (b) a Canadian Dollar amount, which shall be the aggregate face amount of the Drafts to be drawn in a particular transaction;

 (c) a specified period of time (not less than 30 days or in excess of 180 days) which shall be the number of days after the date of such Drafts that such Drafts are to be payable, and the dates of issuance and maturity of such Drafts; and

 (d) discount/payment instructions specifying the account number of the undersigned and the financial institution at which the proceeds of the discount of such Drafts are to be credited;

all as set out in the Request for Acceptances (as that term is defined in the Credit Agreement).

     The communication in writing by the undersigned, or on behalf of the undersigned by the Canadian Administrative Agent, to the Canadian Lender of the instructions set out in the Request for Acceptances referred to above shall constitute (a) the authorization and instruction of the undersigned to the Canadian Lender to complete and/or endorse Drafts in accordance with such information as set out above and (b) the request of the undersigned to the Canadian Lender to accept such Drafts and discount the same. The undersigned acknowledges that the Canadian Lender shall not be obligated to accept any such Drafts except in accordance with the provisions of the Credit Agreement.

     The Canadian Lender shall be and it is hereby authorized to act on behalf of the undersigned upon and in compliance with instructions communicated to the Canadian Lender as provided herein if the Canadian Lender reasonably believes them to be genuine. If the Canadian Lender accepts Drafts pursuant to any such instructions, the Canadian Lender shall confirm particulars of such instructions and advise the undersigned that the Canadian Lender has complied therewith by notice in writing addressed to the undersigned and served personally or sent by prepaid registered mail or by telecopier in accordance with the provisions of the Credit Agreement. The Canadian Lender's actions in compliance with such instructions, confirmed and advised to the undersigned by such notice, shall be conclusively deemed to have been in accordance with the instructions of the undersigned unless the undersigned notifies the Canadian Administrative Agent to the contrary in writing not later than the business day next following receipt by the undersigned. Notice in writing to the Canadian Administrative Agent as contemplated hereby shall be delivered in accordance with the provisions of the Credit Agreement.

     The undersigned hereby agrees and promises to pay the Canadian Administrative Agent for the account of the Canadian Lender, on the maturity date thereof, the face amount of each draft signed, completed and endorsed as contemplated herein and accepted by the Canadian Lender, such payment to be made in accordance with and subject to the terms of the Credit Agreement.

     The undersigned agrees to indemnify the Canadian Lender and its directors, officers, employees, affiliates and agents and to hold it and them harmless from and against any loss, liability, expense or claim of any kind or nature whatsoever incurred by any of them as a result of any action or inaction in any way relating to or arising out of this power of attorney or the acts contemplated hereby; provided that this indemnity shall not apply to any such loss, liability, expense or claim which results from the gross negligence or willful misconduct of the Canadian Lender or any of its directors, officers, employees, affiliates or agents.

     This power of attorney may be revoked at any time upon not less than 5 business days' written notice served upon the Canadian Administrative Agent, provided that (i) it shall be replaced with another power of attorney forthwith in accordance with the requirements of subsection 6.2(b) of the Credit Agreement; and (ii) no such revocation shall reduce, limit or otherwise affect the obligations of the undersigned in respect of any Draft executed, completed, endorsed, discounted and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

     This power of attorney is in addition to and not in substitution of any agreement to which the Canadian Lender and the undersigned are parties.

     This power of attorney shall be governed in all respects by the laws of the province of Ontario and the laws of Canada applicable therein and the undersigned and the Canadian Lender hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of such jurisdiction in respect of all matters arising out of this power of attorney.

     In the event of a conflict between the provisions of this Power of Attorney (other than the provisions of the immediately preceding paragraph) and the Credit Agreement, the Credit Agreement shall prevail.

     The undersigned has (have) expressly requested that this document be drawn up in the English language. Le(s) soussigne(s) a(ont) expressement demande que ce document soit redige en langue anglaise.

     DATED at _______________ this ___ day of
__________________, ________.

                                  CASE CANADA CORPORATION/
                                  CORPORATION CASE CANADA

                                  By:
                                     ------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT E
                                                                       ---------

                                    FORM OF
                                ACCEPTANCE NOTE

C$___________                                                    ______, Ontario
                                                                 _________, ____

     FOR VALUE RECEIVED, the undersigned, CASE CANADA CORPORATION/CORPORATION CASE CANADA, a corporation incorporated, organized and existing under the laws of the Province of Ontario, Canada (the "Canadian Borrower"), hereby unconditionally promises to pay to the order of [INSERT NAME OF LENDER] (the "Lender") at the office of The Bank of Nova Scotia, located at 44 King Street West, Toronto, Ontario, Canada M5H 1H1, in lawful money of Canada and in immediately available funds, the principal amount of [_______________] CANADIAN DOLLARS (C$_________). The undiscounted principal amount hereof shall be repaid on ___________ ___, ____/1/. The Canadian Borrower further agrees that interest shall be paid herein, in advance, by the Lender discounting the face amount of this Acceptance Note in the manner described in subsections 6.3 and 6.8 of the Credit Agreement described below (capitalized terms used herein without definition being defined as set forth therein).

     This Acceptance Note (a) is one of the Acceptance Notes referred to in the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Case Corporation, the Canadian Borrower, the Foreign Subsidiary Borrowers parties thereto, the several banks and other financial institutions from time to time parties thereto, the Co-Agents and Lead Managers named therein and The Chase Manhattan Bank and The Bank of Nova Scotia, as General Administrative Agent and Canadian Administrative Agent, respectively, and (b) is subject to the provisions of the Credit Agreement.

     This Acceptance Note is guaranteed as provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of the nature and extent of the guarantees, the terms and conditions upon which each guarantee was granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

----------------
/1/  Insert maturity date for Acceptances created simultaneously herewith.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                              CASE CANADA CORPORATION/
                              CORPORATION CASE CANADA

                              By:
                                 -------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT F
                                                                       ---------
                                    FORM OF
                              CAF ADVANCE REQUEST

                                    [Date]

The Chase Manhattan Bank, as General Administrative Agent
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

          Reference is made to the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996, among the undersigned, Case Canada Corporation/ Corporation Case Canada, the Foreign Subsidiary Borrowers parties thereto, the banks and financial institutions from time to time parties thereto, the Co-Agents and Lead Managers named therein and The Chase Manhattan Bank, as General Administrative Agent, and The Bank of Nova Scotia, as Canadian Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          This is a [Fixed Rate] [LIBO Rate] CAF Advance Request pursuant to subsection 4.2 of the Credit Agreement requesting offers for the following CAF
Advances:

=========================================================================
                                     Loan 1       Loan 2      Loan 3
-------------------------------------------------------------------------
  Aggregate Principal Amount      $__________  $__________  $__________
-------------------------------------------------------------------------
  Borrowing Date
-------------------------------------------------------------------------
  CAF Advance Maturity Date
-------------------------------------------------------------------------
  CAF Advance Interest Payment
  Dates
=========================================================================

                                 Very truly yours,

                                 CASE CORPORATION


                                 By:__________________________________
                                    Title:

     [NOTE: Pursuant to the Credit Agreement, a CAF Advance Request may be transmitted in writing, by telecopy, or by telephone, immediately confirmed by telecopy. In any case, a CAF Advance Request shall contain the information specified in the second paragraph of this form.]

                                                                       EXHIBIT G
                                                                       ---------
                                    FORM OF
                               CAF ADVANCE OFFER


                                       [Date]

The Chase Manhattan Bank, as General Administrative Agent
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

          Reference is made to the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996, among the undersigned, Case Canada Corporation/Corporation Case Canada, the Foreign Subsidiary Borrowers parties thereto, the banks and financial institutions from time to time parties thereto, the Co-Agents and Lead Managers named therein and The Chase Manhattan Bank, as General Administrative Agent, and The Bank of Nova Scotia as Canadian Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          In accordance with subsection 4.2 of the Credit Agreement, the undersigned Lender offers to make CAF Advances thereunder in the following amounts with the following maturity dates:


================================================================================

Borrowing Date:    __________, ____    Aggregate Maximum Amount: $_________

================================================================================

Maturity Date 1:                       Maximum Amount: $__________
     __________, ____                  $________ offered at _______*
                                       $________ offered at _______*

================================================================================

Maturity Date 2:                       Maximum Amount: $__________
     __________, ____                  $________ offered at _______*
                                       $________ offered at _______*

================================================================================

Maturity Date 3:                       Maximum Amount: $__________
     __________, ____                  $________ offered at _______*
                                       $________ offered at _______*

================================================================================

                                       Very truly yours,
                                       [NAME OF LENDER]
                                       By:___________________________________
                                         Title:
                                         Telephone No.:
                                         Telecopy No.:

     [NOTE: Insert the interest rate offered for the specified CAF Advance where indicated by an asterisk (*). In the case of LIBO Rate CAF Advances, insert a margin bid. In the case of Fixed Rate CAF Advances, insert a fixed rate bid.]

                                                                       EXHIBIT H
                                                                       ---------
                                    FORM OF
                           CAF ADVANCE CONFIRMATION

                                       [Date]


The Chase Manhattan Bank, as General Administrative Agent
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

          Reference is made to the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996, among the undersigned, Case Canada Corporation/Corporation Case Canada, the Foreign Subsidiary Borrowers parties thereto, the banks and financial institutions from time to time parties thereto, the Co-Agents and Lead Managers named therein and The Chase Manhattan Bank, as General Administrative Agent, and The Bank of Nova Scotia, as Canadian Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          In accordance with subsection 4.2(d) of the Credit Agreement, the undersigned accepts and confirms the offers by the CAF Advance Lender(s) to make CAF Advances to the undersigned on __________, _____ under subsection 4.2(d) in the (respective) amount(s) set forth on the attached list of CAF Advances offered.

                                       Very truly yours,

                                       CASE CORPORATION


                                       By:__________________________________
                                          Title:

[NOTE: The U.S. Borrower must attach CAF Advance offer list prepared by the General Administrative Agent with accepted amount entered by the U.S. Borrower to the right of each CAF Advance offer].

                                                                       EXHIBIT I
                                                                       ---------
                                    FORM OF
                               JOINDER AGREEMENT


          JOINDER AGREEMENT, dated as of the date set forth below, entered into pursuant to the Revolving Credit And Guarantee Agreement, dated as of August 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined), among Case Corporation, Case Canada Corporation/Corporation Case Canada, the Foreign Subsidiary Borrowers parties thereto, the banks and financial institutions parties thereto, the Co-Agents and Lead Managers named therein, The Chase Manhattan Bank, as General Administrative Agent, and The Bank of Nova Scotia, as Canadian Administrative Agent.

                               W I T N E S E T H:

          WHEREAS, the parties to this Joinder Agreement wish to amend Schedule II to the Credit Agreement in the manner hereinafter set forth; and

          WHEREAS, this Joinder Agreement is entered into pursuant to subsection
17.1 of the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

          1. Each of the undersigned Subsidiaries of the U.S. Borrower hereby acknowledges that it has received and reviewed a copy (in execution form) of the Credit Agreement, and agrees to:

     (a)  join the Credit Agreement as a Foreign Subsidiary Borrower;

     (b) be bound by, and hereby confirms, all covenants, agreements, consents, submissions, appointments and acknowledgements attributable to a Foreign Subsidiary Borrower in the Credit Agreement; and

     (c)  perform all obligations required of it by the Credit Agreement.

          2. Each of the undersigned Subsidiaries of the U.S. Borrower hereby represents and warrants that the representations and warranties with respect to it contained in, or made or deemed made by it in, Section 10 of the Credit Agreement are true and correct on the date hereof.

          3. The address and jurisdiction of incorporation of each undersigned Subsidiary of the U.S. Borrower is set forth in Annex I to this Joinder Agreement.

          4.  The U.S. Borrower hereby agrees that its guarantees contained in
Section 14 of the Credit Agreement shall remain in full force and effect after giving effect to this Joinder Agreement.

          5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of the date set forth below.

                                       [NAME OF SUBSIDIARY],
Dated:  ___________________________    as a Foreign Subsidiary Borrower


                                       By: _____________________________________
                                          Title:



                                       CASE CORPORATION


                                       By: _____________________________________
                                           Title:

Accepted and Acknowledged:
-------------------------

THE CHASE MANHATTAN BANK,
as General Administrative Agent


By: _______________________________
   Title:

                                                                         ANNEX I
                                                                         -------

                           ADMINISTRATIVE INFORMATION


[Insert administrative information concerning Foreign Subsidiary Borrower]

                                                                       EXHIBIT J
                                                                       ---------


                                    FORM OF
                      ALTERNATE CURRENCY FACILITY ADDENDUM

To:  The Chase Manhattan Bank, as General Administrative Agent

From:  Case Corporation

     1. This Alternate Currency Facility Addendum is being delivered to you pursuant to subsection 8.1 of the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996, among Case Corporation, Case Canada Corporation/Corporation Case Canada, the Foreign Subsidiary Borrowers parties thereto, the banks and financial institutions parties thereto, the Co-Agents and Lead Managers named therein, The Chase Manhattan Bank, as General Administrative Agent, and The Bank of Nova Scotia, as Canadian Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     2. The effective date (the "Effective Date") of this Alternate Currency Facility Addendum will be ______________________ __, ____.

     3. Please be advised that, as of the Effective Date, the credit facility described below is hereby designated as an "Alternate Currency Facility" for the purposes of the Credit Agreement.


TYPE OF FACILITY:/1/




ADDITIONAL ALTERNATE CURRENC(Y)(IES):


ALTERNATE CURRENCY FACILITY
MAXIMUM BORROWING AMOUNT:                             $


ALTERNATE CURRENCY BANKS:                             Local Currency Bank
                                 Name of Lender       Maximum Borrowing Amount
                                 --------------       ------------------------

                                                      $

----------------
/1/  Insert short description of terms of Alternate Currency Facility.

LIST OF DOCUMENTATION GOVERNING
ALTERNATE CURRENCY FACILITY
(THE "DOCUMENTATION"):/2/




     4. Case Corporation hereby represents and warrants that (a) the Documentation complies in all respects with the requirements of Section 8 of the Credit Agreement and (b) ______________ of ______________/3/ contains an express acknowledgement that such Alternate Currency Facility shall be subject to the provisions of Section 8 of the Credit Agreement.




                                       CASE CORPORATION


                                       By:_______________________________
                                          Title:




Accepted and Acknowledged:

THE CHASE MANHATTAN BANK,
 as General Administrative Agent


By:_______________________________
   Title:


----------------
/2/ Copies of the Documentation must accompany the Alternate Currency Facility Addendum, together with, if applicable, an English translation thereof.

/3/  Provide citation to relevant provision from the Documentation.

                                                                       EXHIBIT K
                                                                       ---------
                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Case Corporation, a Delaware corporation (the "U.S. Borrower"), Case Canada Corporation/Corporation Case Canada, a company organized under the laws of the Province of Ontario, Canada (the "Canadian Borrower"), the Foreign Subsidiary Borrowers parties thereto (the "Foreign Subsidiary Borrowers"; and, collectively with the U.S. Borrower and the Canadian Borrower, the "Borrowers"), the banks and other financial institutions from time to time parties thereto (the "Lenders"), the Co-Agents and Lead Managers named therein, and The Chase Manhattan Bank and The Bank of Nova Scotia, as General Administrative Agent and Canadian Administrative Agent, respectively, for the Lenders (collectively, the "Administrative Agents"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest set forth on Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount and/or commitment amount for each Assigned Facility as set forth on
Schedule 1 hereto.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any of their respective Subsidiaries, any other Loan Party or any other obligor or the performance or observance by the Borrowers, any of their respective Subsidiaries, any other Loan Party or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned

Facilities and (i) requests that the Administrative Agents, upon request by the Assignee, exchange any attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agents exchange any attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 12.1 thereof, the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 9.11(b) and (c) of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be the date set forth on Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agents for acceptance by them and recording by the Administrative Agents pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agents, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agents).

     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agents shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agents for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                  SCHEDULE 1
--------------------------------------------------------------------------------

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

     Credit           Principal/Commitment     Commitment Percentage
Facility Assigned       Amount Assigned             Assigned/1/
-----------------     --------------------     ---------------------

                         $                                    %
                           ----------             --.----------

[NAME OF ASSIGNEE]                     [NAME OF ASSIGNOR]

By:                                    By:
   -------------------------              -------------------------
   Title:                                 Title:

Accepted:                              Consented To:

THE CHASE MANHATTAN BANK,              CASE CORPORATION/2/
as General Administrative Agent

By:                                    By:
   -------------------------              -------------------------
   Title:                                 Title:

The Bank of Nova Scotia, as
Canadian Administrative Agent

By:
   -------------------------
   Title:

----------------
/1/ Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

/2/ The U.S. Borrower's consent is required in the event that the Assignee is not a Lender or an Affiliate of a Lender prior to effectiveness hereof.

                                                                       EXHIBIT L
                                                                       ---------

                  FORM OF OPINION OF RICHARD S. BRENNAN, ESQ.

The Chase Manhattan Bank, as General        [Effective Date]
Administrative Agent
270 Park Avenue
New York, New York 10017

The Bank of Nova Scotia, as Canadian
  Administrative Agent
[Address]

The Lenders named in Schedule I to the
  Credit Agreement referred to below

Ladies and Gentlemen:

     I am the Secretary and General Counsel of Case Corporation, a Delaware corporation (the "U.S. Borrower"), and I or members of my staff have examined or are otherwise familiar with (a) the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996 (the "Credit Agreement"), among the U.S. Borrower, Case Canada Corporation/Corporation Case Canada, the Foreign Subsidiary Borrowers parties thereto, the lenders parties thereto (the "Lenders"), the Co-Agents and Lead Managers named therein and The Chase Manhattan Bank and The Bank of Nova Scotia, as General Administrative Agent and Canadian Administrative Agent, respectively, for the Lenders (in such capacity, the "Administrative Agents") and (b) the other Loan Documents referred to in the Credit Agreement.

     The opinions expressed below are furnished to you pursuant to subsection 11.1(c) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     In arriving at the opinions expressed below, I or members of my staff:

     (a) have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of the Credit Agreement and the Revolving Credit Notes (the Credit Agreement and the Revolving Credit Notes being hereinafter referred to collectively as the "Transaction Documents"); and

     (b) have examined such corporate documents and records of the U.S. Borrower and such other instruments and certificates of public officials, officers and representatives of the U.S. Borrower and other Persons as I have deemed necessary or appropriate for the purposes of this opinion.

     In arriving at the opinions expressed below, I or members of my staff have made such investigations of law as we have deemed appropriate as a basis for such opinions.

     In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted as originals, (b) the genuineness of all signatures on all documents that I have examined (other than those of the U.S. Borrower and officers of the U.S. Borrower) and (c) the conformity to authentic originals of documents submitted as certified, conformed or photostatic copies.

     When the opinions expressed below are stated "to the best of my knowledge," I or members of my staff have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. The U.S. Borrower is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

     2. The U.S. Borrower has the corporate power and authority to own, lease and operate its properties and to conduct the business in which it is currently engaged and is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing or appropriately qualified in each jurisdiction where its ownership, leasing, or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to have such power and authority and the failure to be so qualified and in good standing could not, in the aggregate, have a Material Adverse Effect.

     3. The U.S. Borrower has the corporate power and authority to make, deliver and perform its obligations under each Transaction Document and to borrow under the Credit Agreement. The U.S. Borrower has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreement and the other Loan Documents, and to authorize the execution, delivery and performance of the Credit Agreement and each other Transaction Document. No consent or authorization of, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with (i) the borrowings by the U.S. Borrower under the Credit Agreement or (ii) the execution, delivery and performance by the U.S. Borrower, or the validity or enforceability against the U.S. Borrower, of each Transaction Document.

     4. Each Transaction Document has been duly executed and delivered on behalf of the U.S. Borrower. Each Transaction Document constitutes a legal, valid and binding obligation of the U.S. Borrower, enforceable against it in accordance with its terms.

     5. The execution and delivery of each Transaction Document by the U.S. Borrower, the performance by the U.S. Borrower of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the U.S. Borrower with any of the provisions thereof, the borrowings by the U.S. Borrower under the Credit Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate (i) any Requirement of Law or (ii) (A) any Contractual Obligation of the U.S. Borrower or any of its Subsidiaries set forth in Exhibit A hereto (all such Contractual Obligations set forth in such Exhibit A being the only material debt instruments of the U.S. Borrower and its Subsidiaries taken as a whole) or (B) to the best of my knowledge, any other Contractual Obligation of the U.S. Borrower or of any of its Subsidiaries which violation, in the case of this clause (ii), would reasonably be expected to have a Material Adverse Effect, and (b) will not result in, or require, the creation or imposition of any Lien on any of its or their respective assets or properties pursuant to any such Requirement of Law or Contractual Obligation.

     6. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best of my knowledge, threatened by or against the U.S. Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Agreement or any of the other Transaction Documents or (b) which would reasonably be expected to have a Material Adverse Effect.

     7. To the best of my knowledge, neither the U.S. Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect.

     8. The U.S. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The U.S. Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

     The opinions set forth in the second sentence of paragraph 4 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality and reasonableness and an implied covenant of good faith and fair dealing.

     I am a member of the bar of the State of Illinois and the opinions expressed herein are based upon and are limited to the laws of such state, the General Corporate Law of the State of Delaware and the Federal laws of the United States of America. As to all matters governed by the laws of the State of New York, I have assumed with your permission that the laws of such state are identical to the laws of the State of Illinois.

     This opinion has been rendered solely for your benefit and for the benefit of your Transferees pursuant to subsection 17.6 of the Credit Agreement in connection with the Credit Agreement and the other Transaction Documents and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without my prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion.

                                  Very truly yours,



                                  Richard S. Brennan
                                  Secretary and General Counsel

                                   EXHIBIT A
                                   ---------

The Indenture, dated as of July 31, 1995, between the U.S. Borrower and The Bank of New York, as trustee.

The Liquidity Agreement, dated as of June 23, 1994 (as amended, supplemented or otherwise modified as of the date of this opinion, the "Liquidity Agreement"), among Case Equipment Loan Trust 1994-B, the several banks and other financial institutions party thereto, and Chemical Bank, as Agent.

The Receivables Administration Agreement, the Receivables Certificate Purchase Agreement, the Receivables Collateral Trust Agreement, the Receivables Purchase Agreement, the Receivables Trust Agreement and the Receivables Loan and Security Agreement, as each such agreement is defined in the Liquidity Agreement.

                                                                       EXHIBIT M
                                                                       ---------
                    FORM OF OPINION OF MAYER, BROWN & PLATT



To:  The Chase Manhattan Bank, as General   [Effective Date]
       Administrative Agent under the
       Credit Agreement referred to below

     The Bank of Nova Scotia, as Canadian
       Administrative Agent under the
       Credit Agreement referred to below


     The Lenders named in Schedule I to the Credit Agreement referred to below


Ladies and Gentlemen:

          We have acted as special New York counsel to Case Corporation, a Delaware corporation (the "U.S. Borrower"), in connection with the preparation, execution and delivery of the Revolving Credit and Guarantee Agreement, dated as of August 23, 1996 (the "Credit Agreement"), among the U.S. Borrower, Case Canada Corporation/corporation Case Canada (the "Canadian Borrower"), the Foreign Subsidiary Borrowers parties thereto (the "Foreign Subsidiary Borrowers"; and collectively with the U.S. Borrower and the Canadian Borrower, the "Borrowers"), the lenders parties thereto (the "Lenders"), the Co-Agents and Lead Managers named therein and The Chase Manhattan Bank and The Bank of Nova Scotia, as General Administrative Agent and Canadian Administrative Agent, respectively, for the Lenders (in such capacity, the "Agents").

          This opinion is delivered to you pursuant to subsection 11.1(c) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          In arriving at the opinions expressed below, we have examined the following documents:

          (a) a copy of the Credit Agreement and the Revolving Credit Notes signed by the Borrowers, the Lenders and the Agents;

          (b) a copy of the opinion letter of Richard S. Brennan, Secretary and General Counsel of the U.S. Borrower, addressed to you and dated the date hereof, in respect of the Credit Agreement; and

          (c) a copy of the opinion letter of Fraser & Beatty, counsel to the Canadian Borrower, addressed to you and dated the date hereof, in respect of the Credit Agreement and the other Loan Documents.

          The documents referred to in clause (a) are herein collectively called the Transaction Documents.

          In rendering the opinions expressed below, we have (a) relied as to certain matters of fact on certificates of the officers of the U.S. Borrower and
(b) assumed, with your permission, without independent investigation or inquiry,
(i) the authenticity of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined and (iii) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies.

          Insofar as our opinions expressed below relate to the matters set forth in the above-mentioned opinion letters of Richard S. Brennan and Fraser & Beatty, we have assumed without independent investigation the correctness of the matters set forth in (i) paragraphs (1) and (2), the first and second sentences of paragraph (3), the first sentence of paragraph (4) and clauses (a)(ii) and
(b) of paragraph (5), of the opinion of Richard S. Brennan and (ii) the opinion of Fraser & Beatty.

          We have also assumed that each of the Transaction Documents has been duly authorized, executed and delivered by all parties thereto, that the Borrowers are each duly incorporated and validly existing under the laws of their respective jurisdictions of incorporation and that each such party has the corporate power and authority and legal right to execute, deliver and perform its respective obligations thereunder, and that such execution, delivery and performance by the Borrowers do not contravene their respective certificates of incorporation or by-laws or similar organizational documents, or violate any order, writ, injunction or decree applicable to or binding on either Borrower of any court or other Governmental Authority and do not violate or require any consent not obtained under, any Contractual Obligation applicable or binding upon any such parties.

          Based upon the foregoing, and subject to the qualifications and comments set forth below, we are of the opinion that insofar as the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States is concerned:

          1. The Credit Agreement constitutes a legal, valid and binding obligation of the U.S. Borrower and the Canadian Borrower, enforceable against the U.S. Borrower and the Canadian Borrower in accordance with its terms.

          2. No consent or authorization of, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with (i) the borrowings by the U.S. Borrower or the Canadian Borrower under the Credit Agreement or (ii) the execution, delivery and performance by the U.S. Borrower or the Canadian Borrower, or the validity or enforceability against the

     U.S. Borrower or the Canadian Borrower, of each Transaction Document to which it is a party.

          3. The execution and delivery of each Transaction Document by the U.S. Borrower and the Canadian Borrower, the performance by the U.S. Borrower and the Canadian Borrower of their respective obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the U.S. Borrower and the Canadian Borrower with any of the provisions thereof, the borrowings by the U.S. Borrower and the Canadian Borrower under the Credit Agreement and the use of proceeds thereof, all as provided therein, will not violate any Requirement of Law.

          4. The U.S. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The U.S. Borrower is not subject to regulation under any Federal or New York statute or regulation which limits its ability to incur Indebtedness.

          Our opinions set forth above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality and reasonableness and an implied covenant of good faith and fair dealing.

          Our opinions are also subject to the following additional qualifications:

          (1) We express no opinion as to the provisions of the Credit Agreement insofar as they relate to the Borrowers' agreement to the jurisdiction of a particular court (other than the courts of the State of New York and the appellate courts therefrom), the waiver of the right to a jury trial or the waiver of inconvenient forum insofar as it relates to a proceeding in the United States District Court for the Southern District of New York.

          (2) We express no opinion as to the provisions of the Credit Agreement purporting to grant a right of setoff to participants.

          (3) We express no opinion as to any provision of the Transaction Documents that purports to establish an evidentiary standard for determinations by the Lenders or the Agents.

          (4) We express no opinion as to any indemnification obligations of the Borrowers under the Transaction Documents to the extent such obligations might be deemed inconsistent with public policy.

          We note that (i) a New York statute provides that with respect to a foreign currency obligation, a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the

United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a United States Federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.

          We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the General Corporation law of the State of Delaware and the Federal law of the United States of America.

          This opinion has been rendered solely for your benefit in connection with the Transaction Documents and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any purpose without our prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion.

                                       Very truly yours,


                                       MAYER, BROWN & PLATT

                                                                       EXHIBIT N
                                                                       ---------
                       FORM OF OPINION OF FRASER & BEATTY


                                                                [Effective Date]


The Chase Manhattan Bank, as General Administrative Agent
270 Park Avenue
New York, New York  10017

The Bank of Nova Scotia, as Canadian Administrative Agent
44 King Street West
Toronto, Ontario
Canada M5H 1H1

The Lenders as defined in the Credit Agreement referred to below

Ladies and Gentlemen:

          We have acted as counsel in the Province of Ontario to Case Canada Corporation/Corporation Case Canada, a provincial Ontario corporation (the "Canadian Borrower"), in connection with the Revolving Credit and Guarantee Agreement dated as of August 23, 1996 (the "Credit Agreement") among the Canadian Borrower, Case Corporation, a Delaware corporation, the Foreign Subsidiary Borrowers parties thereto, the lenders party thereto (the "Lenders"), the Co-Agents and Lead Managers named therein, The Bank of Nova Scotia as Canadian Administrative Agent for the Lenders, and The Chase Manhattan Bank, as General Administrative Agent for the Lenders.

          The opinions expressed below are furnished to you pursuant to subsection 11.1(c) of the Credit Agreement. Terms defined in the Credit Agreement shall, when used herein, have the meanings given to them in the Credit Agreement.

          For the purposes of giving the opinions set forth below, we have examined facsimile copies of executed versions of the following (collectively referred to below as the "Documents"):

          (a)  the Credit Agreement; and

          (b) the Powers of Attorney delivered to the Canadian Administrative Agent dated ________, 1996 (the "Initial Powers").

          We have also examined such corporate documents and records of the Canadian Borrower and such other instruments and certificates and made such investigations of law as we have deemed appropriate as a basis for such opinions.

          We have assumed, with your permission and without independent investigation or inquiry, (i) the authenticity of all documents examined by us,
(ii) the genuiness of all signatures on all documents examined by us (other than those of the Canadian Borrower and its officers) and (iii) the conformity to authentic originals of documents submitted as certified, conformed, facsimile or photostatic copies. We have also assumed that the Documents are the legal, valid and binding obligations of the parties thereto (other than the Canadian Borrower), enforceable against them in accordance with their respective terms.

          With respect to certain matters of fact, we have relied upon certificates of the Canadian Borrower or its officers as to such facts. Also, to the extent our opinions in paragraphs 2, 6 and 9 pertain to the power and capacity and ability of the Canadian Borrower to incur obligations under the Credit Agreement which might be restricted by, or subject to, the provisions of the Business Corporations Act (Ontario) pertaining to the provision by an Ontario corporation of financial assistance to affiliated corporations, we have relied solely on a certificate of solvency from an officer of the Canadian Borrower. Statements of fact set forth in such certificates have not been independently verified by us. For the purposes of the opinion expressed in paragraph 1 below, we have relied upon a Certificate of Status dated ________, 1996 with respect to the Canadian Borrower issued by the Ministry of Consumer & Commercial Relations.

          The phrase "to the best of our knowledge" in this opinion is to be interpreted in accordance with the following express limitations: (i) such phrase includes only actual knowledge which the members of our firm who have directly participated in the representation of the Canadian Borrower in the course of the transactions contemplated by the Credit Agreement have obtained (those people being Peter Murphy, Graham Torner, Susan Foran and Alex Roberts);
(ii) no special inquiry, investigation or other diligence has been performed to determine the existence or the absence of the facts qualified by such phrase; and (iii) no inference as to our knowledge should be drawn from the fact that certain partners of our firm are officers or directors of the Canadian Borrower.

          We note that the Credit Agreement is governed by the laws of the State of New York and that the General Administrative Agent is located in that jurisdiction. The scope of our review is restricted to and this opinion is rendered solely with respect to the laws of the Province of Ontario and the federal laws of Canada having application therein as of the date hereof ("Ontario Law"). In this opinion, "Ontario Courts" means the courts of the Province of Ontario and the federal courts constituted by the Parliament of Canada for the better administration of the laws of Canada, the jurisdiction of which extends to disputes arising in the Province of Ontario.

          Based upon and subject to the foregoing and subject to the qualifications set forth below, we are of the opinion that:

          1. The Canadian Borrower (i) is duly organized and subsisting under the laws of the Province of Ontario, and (ii) has the corporate power and authority to own, lease and operate its properties and to conduct the business in which it is currently engaged.

          2. The Canadian Borrower has the corporate power and authority to execute, deliver and perform its obligations under the Documents and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents. Except for consents, authorizations, approvals, notices and filings which have been obtained, made or waived and are in full force and effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority is required in connection with the execution, delivery and performance by the Canadian Borrower, or the validity or enforceability against the Canadian Borrower, of the Documents.

          3. The Credit Agreement has been duly executed and delivered by the Canadian Borrower.

          4. The Initial Powers have been duly executed and delivered by the Canadian Borrower and constitute a legal, valid and binding obligation of the Canadian Borrower enforceable against the Canadian Borrower in accordance with their respective terms.

          5. The Canadian Borrower has taken all necessary corporate action to authorize the execution, delivery and performance, from time to time, of the Canadian Revolving Credit Notes, Drafts, Acceptance Notes and Powers of Attorney contemplated by the Credit Agreement.

          6. The execution and delivery of the Documents, the performance by the Canadian Borrower of its obligations thereunder, the consummation by the Canadian Borrower of the transactions contemplated thereby and the compliance by the Canadian Borrower with the provisions thereof, all as provided therein, (i) will not violate any requirement of Ontario Law applicable to the Canadian Borrower, (ii) to the best of our knowledge, will not violate any Contractual Obligation of the Canadian Borrower in any respect that would reasonably be expected to have a Material Adverse Effect, and (iii) will not result in, or require, the creation or imposition of any Lien on any of its assets or properties pursuant to any such requirement of Ontario Law or, to the best of our knowledge, any such Contractual Obligation.

          7. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Canadian Borrower or against any of its properties or revenues (a) with respect to the Documents, or (b) which would reasonably be expected to have a Material Adverse Effect.

          8. To the best of our knowledge, the Canadian Borrower is not in default under or with respect to any Contractual Obligation in any respect which would reasonably be expected to have a Material Adverse Effect.

          9. The choice of the parties of the laws of the State of New York to govern the Credit Agreement will, to the extent specifically pleaded and proved as a fact by expert evidence, be recognized and given effect to by the Ontario Courts, provided that:

          (a)  the choice of law was freely made by the parties thereto;

          (b) the parties have not chosen the laws of the State of New York for the purpose of evading the provisions of the system of law to which the transaction contemplated by such Documents are most closely related, although we are not aware of any facts which would lead us to believe that the laws of the State of New York were chosen for any such purpose;

          (c) the choice of law will only be effective in regard to substantive law, and the procedural laws of the jurisdiction in which the substantive rights are being enforced will apply;

          (d) Ontario Courts will not apply those laws of the State of New York which it characterizes as being of a revenue, expropriatory, penal or public nature; and

          (e) enforcement of any provision of such Documents in the Ontario Courts will not be contrary to public policy (as that term is applied by the Ontario Courts) or a statute protecting the citizens of Ontario, although we are not aware of any such public policy or statute that would prevent the recognition of and giving effect to the choice of law.

          10. Any final judgment for a definite sum given by any court in the State of New York (the "foreign court") against the Canadian Borrower in respect of the Credit Agreement would, in an action to enforce such judgment in the Ontario Courts, be recognized as conclusive and enforceable without reconsideration of the merits of the action, provided that:

          (a)  such judgment was for a sum certain in money;

          (b) such judgment was final, conclusive and enforceable where rendered and does not conflict with another final and conclusive judgment on the same cause of action and no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the applicable Ontario Court;

          (c) such judgment was not obtained by fraud or in a manner contrary to natural justice;

          (d) the foreign court rendering the judgment was impartial and provided procedures compatible with the due process and natural justice standards of the Ontario Courts;

          (e) the foreign court that rendered the judgment had jurisdiction over the Canadian Borrower and the subject matter and, if jurisdiction in the foreign court was based on personal service alone, the foreign court was not a seriously inconvenient forum for the trial of the action;

          (f) the proceedings in the foreign court were not contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in that court;

          (g) such judgment is a subsisting judgment and has not been satisfied,

          (h) after the date of judgment in the foreign court, application to the Ontario Courts to enforce such judgment is made within twenty
               (20) years; and

          (i) the claim for relief on which the foreign judgment was based is not repugnant to the public policy of the Province of Ontario, as that term is applied by the Ontario Courts, although we are not aware of any reason why a money judgment for amounts payable under the Credit Agreement would be repugnant to the public policy of the Province of Ontario save and except that an Ontario Court might not recognize and enforce a foreign judgment requiring that the Canadian Borrower pay a higher rate of interest after default (than before) or requiring the Canadian Borrower to pay fees, expenses, interest and other amounts which in aggregate would exceed the "criminal interest rate" provisions of the Criminal Code of Canada.

          The opinions expressed herein with respect to the Initial Powers being legal, valid, binding and enforceable, are subject to the following qualifications.

          (a) enforcement may be limited by applicable bankruptcy, winding-up, liquidation, insolvency, fraudulent preference, re-organization, moratorium or other laws or judicial decisions of whatsoever nature or kind affecting the enforcement of creditors' rights and remedies generally (including without limitation the provisions of section 65.1 of the Bankruptcy and Insolvency Act (Canada) which inter alia limit rights to claim accelerated payment in certain circumstances, and the provisions of sections 69(1) and
               69.1 of that Act, which inter alia stay certain creditor proceedings and remedies on the filing of a notice of intention to make a proposal or of a proposal), or by general principles of equity which may apply to any proceeding whether in equity or at law, including, without limitation, the powers of the court to stay proceedings before them, to stay the execution of judgments and to relieve from the consequences of default;

          (b) equitable remedies, such as specific performance and injunctive relief, are only available in the discretion of the court, and accordingly may not be available as a remedy in any particular circumstance;

          (c) the ability to recover certain costs, fees and expenses in connection with litigation brought before an Ontario Court to enforce provisions of the Initial Powers is in the discretion of such court and counsel fees are subject to taxation;

          (d) claims may become barred under laws regarding limitation of actions;

          (e) powers of attorney, although expressed to be irrevocable, may in some circumstances be revoked;

          (f) the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency;

          (g) determinations, calculations, demands, requests, instructions and acts made by Lenders in the exercise of a discretion given to them under the Initial Powers may not be enforceable if made or performed unreasonably or arbitrarily and may not be treated as conclusive notwithstanding contrary provisions in the Initial Powers;

          (h) we express no opinion on provisions of the Initial Powers (i) directly or indirectly purporting to exclude unwritten variations, amendments, waivers or consents, (ii) dealing with the waiving by the Canadian Borrower of legal, statutory or equitable rights or doctrines, (iii) purporting to relieve the Lenders from any duty or the consequence of their own negligence, or (iv) which provide or have the effect of providing for the payment of rates and/or fees which may exceed the "criminal interest rate" provisions of the Criminal Code (Canada);

          (i) enforceability of rights of indemnity may be limited to the extent that any such indemnity is found by a court to indemnify a party against the consequences of an unlawful act or is found to constitute a penalty or be against public policy; and

          (j) we express no opinion on the enforceability of particular terms of the Initial Powers, to the extent that the course of dealings between the Canadian Lenders, the Canadian Administrative Agent and the Canadian Borrower pertaining to the communication of instructions for the completion of Drafts, and to the procedure for paying, on maturity, the face amount of each Draft and to the procedure for communicating a revocation of the power of attorney, is inconsistent with such terms.

          This opinion has been rendered solely for your benefit in connection with the Credit Agreement and for the benefit of your Transferees pursuant to subsection 17.6 of the Credit Agreement, and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent; provided, however, that copies of this opinion may be delivered to your regulators, accountants, attorneys and other professional advisors and may be referred to in connection with any legal or regulatory proceeding relating to the subject matter of this opinion. This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise you or any such Transferee, regulatory or professional advisor of a change in law or fact affecting or bearing upon the opinions rendered herein occurring after the date hereof which may come or be brought to our attention.

                                       Yours very truly,


                                       FRASER & BEATTY

                                                                       EXHIBIT O
                                                                       ---------
                            MATTERS TO BE COVERED BY
                            OPINIONS RELATING TO THE
                          FOREIGN SUBSIDIARY BORROWERS


     1. The Foreign Subsidiary Borrower is duly organized, validly existing and in good standing under the laws of __________________ [specify the jurisdiction of its organization] (the "Jurisdiction").

     2. The Foreign Subsidiary Borrower has the power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement and to borrow under the Credit Agreement. The Foreign Subsidiary Borrower has taken all necessary corporate action to authorize the performance of its obligations as a "Foreign Subsidiary Borrower" under the Credit Agreement and to authorize the execution, delivery and performance of the Credit Agreement.

     3. Except for consents, authorizations, approvals, notices and filings described on an attached schedule, all of which have been obtained, made or waived and are in full force and effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority is required in connection with the borrowings by the Foreign Subsidiary Borrower under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement.

     4. The Credit Agreement has been duly executed and delivered on behalf of the Foreign Subsidiary Borrower.

     5. The execution and delivery of the Credit Agreement by the Foreign Subsidiary Borrower, the performance of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Foreign Subsidiary Borrower with any of the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate, or constitute a default under, any Requirement of Law applicable to the Foreign Subsidiary Borrower and (b) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law.

     6. There are no taxes imposed by the Jurisdiction (a) on or by virtue of the execution, delivery, enforcement or performance of the Credit Agreement or
(b) on any payment to be made by the Foreign Subsidiary Borrower pursuant to the Credit Agreement other than any Non-Excluded Taxes payable by the Foreign Subsidiary Borrower as provided in subsection 9.11 of the Credit Agreement.

     7. To ensure the legality, validity, enforceability or admissibility in evidence of the Credit Agreement, it is not necessary that the Credit Agreement or any other Loan Documents or any other document be filed, registered or recorded with, or executed or notarized before, any court of other authority of the Jurisdiction or that any registration charge or stamp or similar tax be paid on or in respect of the Credit Agreement.

     8. The Credit Agreement is in proper legal form under the laws of the Jurisdiction for the enforcement thereof against the Foreign Subsidiary Borrower under the laws of the Jurisdiction.

     9. In any action or proceeding arising out of or relating to the Credit Agreement in any court in the Jurisdiction, such court would recognize and give effect to the choice of law provisions in the Credit Agreement wherein the parties thereto agree that the Credit Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     10. It is not necessary under the laws of the Jurisdiction (a) in order to enable the Administrative Agents and the Lenders or any of them to enforce their respective rights under the Credit Agreement or (b) by reason of the execution of the Credit Agreement [or the Joinder Agreement to which the Foreign Subsidiary Borrower is a party] or the performance of the Credit Agreement that any of them should be licensed, qualified or entitled to carry on business in the Jurisdiction.

     11. Neither either of the Administrative Agents nor any of the Lenders will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Jurisdiction merely by reason of the execution of the Credit Agreement [or the Joinder Agreement to which the Foreign Subsidiary Borrower is a party] or the performance or enforcement of any thereof. The performance by the Administrative Agents and the Lenders or any of them of any action required or permitted under the Credit Agreement will not violate any law or regulation, or be contrary to the public policy, of the Jurisdiction.

     12. If any judgment of a competent court outside the Jurisdiction were rendered against the Foreign Subsidiary Borrower in connection with any action arising out of or relating to the Credit Agreement, such judgment would be recognized and could be sued upon in the courts of the Jurisdiction, and such courts would grant a judgment which would be enforceable against the Foreign Subsidiary Borrower in the Jurisdiction without any retrial unless it is shown that (a) the foreign court did not have jurisdiction in accordance with its jurisdictional rules, (b) the party against whom the judgment of such foreign court was obtained had no notice of the proceedings or (iii) the judgment of such foreign court was obtained through collusion or fraud or was based upon clear mistake of fact or law.